AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1996



                                                       REGISTRATION NO. 333-6583

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------


                             CAPSTAR HOTEL COMPANY
             (Exact name of registrant as specified in its charter)


        DELAWARE                                    7011                                   52-1979383
(State of incorporation)                (Primary Standard Industrial                    (I.R.S. Employer
                                        Classification Code Number)                    Identification No.)

                              -------------------

                          1010 WISCONSIN AVENUE, N.W.
                              WASHINGTON, DC 20007
                                 (202) 965-4455
   (Address and telephone number of Registrant's principal executive offices)
                              -------------------


                                PAUL W. WHETSELL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CAPSTAR HOTEL COMPANY
                          1010 WISCONSIN AVENUE, N.W.
                              WASHINGTON, DC 20007
                                 (202) 965-4455
           (Name, address and telephone number of agent for service)
                              -------------------

                                   COPIES TO:

          RICHARD S. BORISOFF, ESQ.                      J. WARREN GORRELL, JR., ESQ.
   PAUL, WEISS, RIFKIND, WHARTON & GARRISON                   ALAN L. DYE, ESQ.
         1285 AVENUE OF THE AMERICAS                        HOGAN & HARTSON L.L.P.
        NEW YORK, NEW YORK 10019-6064                    555 THIRTEENTH STREET, N.W.
                (212) 373-3000                            WASHINGTON, DC 20004-1109
                                                                (202) 637-5600

                              -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                              -------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT
THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Registration Statement contains a Prospectus relating to a public offering in the United States and Canada (the "U.S. Offering") of an aggregate of 7,400,000 shares of common stock (the "Common Stock") of CapStar Hotel Company together with separate Prospectus pages relating to a concurrent offering outside the United States and Canada of an aggregate of 1,850,000 shares of Common Stock (the "International Offering"). The complete Prospectus for the U.S. Offering follows immediately. After such Prospectus are the following alternate pages for the International Offering: a front cover page and a back cover page. All other pages of the Prospectus for the U.S. Offering are to be used for both the U.S. Offering and the International Offering.

                   SUBJECT TO COMPLETION, DATED JULY 31, 1996

PROSPECTUS
                                9,250,000 SHARES
                          [CAPSTAR HOTEL COMPANY LOGO]

                                  COMMON STOCK
                              -------------------


    CapStar Hotel Company ("CapStar" or the "Company") is a hotel investment and management company which acquires, owns, renovates, repositions and manages hotels throughout the United States. CapStar owns 12 upscale, full-service hotels (the "Owned Hotels") which contain 3,516 rooms. The Company has entered into a contract to acquire five additional hotels (the "Additional Hotels") which contain 1,121 rooms. Including the Owned Hotels, the Company manages 48 hotels (the "Hotels") with 8,849 rooms. The Company's business strategy is to identify and acquire hotel properties with the potential for cash flow growth and to renovate, reposition and operate each hotel according to a business plan specifically tailored to the characteristics of the hotel and its market.



    Of the 9,250,000 shares of common stock, par value $.01 per share (the "Common Stock") offered hereby, 1,850,000 shares are initially being offered outside the United States and Canada (the "International Offering") by the Managers (as defined herein) and 7,400,000 shares are being offered in the United States and Canada (the "U.S. Offering") by the U.S. Underwriters (as defined herein). See "Underwriting". Of the shares of Common Stock offered, 6,750,000 are being sold by the Company and 2,500,000 are being sold by the Selling Stockholder (as defined herein). See "Principal Stockholders and Selling Stockholder." Prior to the Offering (as defined herein), there has been no public market for the Common Stock. It is currently estimated that the initial public offering price per share will be between $17 and $20. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.



    The Common Stock has been approved for listing on the New York Stock Exchange ("NYSE"), under the symbol "CHO," subject to official notice of issuance.



    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS" COMMENCING ON PAGE 11.

                              -------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

[CAPTION]

                        PRICE TO     UNDERWRITING DISCOUNTS    PROCEEDS TO       PROCEEDS TO
                         PUBLIC        AND COMMISSIONS(1)      COMPANY(2)    SELLING STOCKHOLDER
Per Share.......          $ -                 $ -                 $ -                $ -
Total(3)........          $  -                $  -                $  -               $  -


+
(1) The Company and the Selling Stockholder have agreed to indemnify the several U.S. Underwriters and International Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $  -  .

(3) The Company has granted the U.S. Underwriters and the International Managers a 30-day option to purchase up to 1,387,500 additional shares on the same terms and conditions as set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to the Company will be $ - , $ - and $ - , respectively. See "Underwriting."

                              -------------------


    The shares of Common Stock offered by this Prospectus are offered by the several U.S. Underwriters, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the U.S. Underwriters and to certain further conditions. It is expected that delivery of the shares will be made at the offices of Lehman Brothers Inc., in
New York, New York on or about   -  , 1996.

                              -------------------
LEHMAN BROTHERS
                  GOLDMAN, SACHS & CO.
                                         MERRILL LYNCH & CO.
                                                               SMITH BARNEY INC.
                              -------------------
    - , 1996.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    [PHOTOGRAPHS/MAPS AND CAPTIONS TO COME]

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY


    The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes (i) the completion of the Formation Transactions (as defined herein) and (ii) that the over-allotment option granted to the Underwriters will not be exercised. Unless the context otherwise requires, references herein to "CapStar" or the "Company" include CapStar Hotel Company and its subsidiaries, and, for the periods prior to the Formation Transactions, CapStar Management Company, L.P. ("CapStar Management"), EquiStar Hotel Investors, L.P. ("EquiStar") and the limited liability companies and limited partnerships that own the Owned Hotels (as defined herein). The offering by the Company and the Selling Stockholder of an aggregate of 9,250,000 shares of Common Stock in the U.S. Offering and International Offering is referred to herein as the "Offering." All statistics in this Prospectus relating to the lodging industry generally (other than Company statistics) are from, or have been derived from, information published or provided by Smith Travel Research, an independent industry research organization. Smith Travel Research has not consented to the use of the data presented in this Prospectus. Smith Travel Research has not provided any form of consultation, advice or counsel regarding any aspect of the Offering, and is in no way associated with the Offering.


                                  THE COMPANY


    CapStar is a hotel investment and management company which acquires, owns, renovates, repositions and manages hotels throughout the United States. CapStar owns 12 upscale, full-service hotels (the "Owned Hotels") which contain 3,516 rooms. Including the Owned Hotels, the Company manages 48 hotels (the "Hotels") with 8,849 rooms. The Company's business strategy is to identify and acquire hotel properties with the potential for cash flow growth and to renovate, reposition and operate each hotel according to a business plan specifically tailored to the characteristics of the hotel and its market. Each of the Owned Hotels is located in a market which has recently experienced strong economic growth, including Atlanta, Charlotte, Chicago, Cleveland, Dallas, Los Angeles, Salt Lake City, Seattle and Washington, D.C. The Owned Hotels include hotels operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Holiday Inn(R) and Radisson(R), and one hotel operated under an independent brand name. In the six months ended June 30, 1996, the operating performance of the Owned Hotels improved significantly, as demonstrated by the 7.5% increase in revenues, 14.1% increase in gross operating profit, and 12.5% increase in revenue per available room ("RevPAR") over the comparable year earlier period.


                                                   SIX MONTHS ENDED
                                                       JUNE 30,
                                                 ---------------------    PERCENTAGE
                                                  1996          1995       INCREASE
                                                 -------       -------    ----------
Revenues (in thousands).......................   $58,099       $54,036        7.5%
Gross operating profit (in thousands).........   $17,594       $15,415       14.1%
Average Occupancy.............................      73.3%         71.9%       1.9%
Average Daily Rate ("ADR")....................   $ 82.47       $ 74.73       10.4%
RevPAR........................................   $ 60.45       $ 53.73       12.5%



    Additionally, the performance of the Owned Hotels compares favorably with that of the industry in general. For the five months ended May 31, 1996 (the most recent period for which industry information is currently available), RevPAR for the Owned Hotels increased 12.6%, while RevPAR for all upscale hotels, as reported by Smith Travel Research, increased 5.8%.



    As a fully integrated owner and manager, CapStar intends to capitalize on its management experience and expertise by continuing to make opportunistic acquisitions of full-service hotels, securing additional management contracts and improving the operating performance of the Hotels. The Company's senior management team has successfully managed hotels in all segments of the lodging industry, with particular emphasis on upscale, full-service hotels. Senior management has an average of approximately 19 years of experience in the hotel industry. Since the inception of the Company's management business in 1987, the Company has achieved consistent growth, even during periods of relative industry weakness. The Company attributes its management success to its ability (i) to analyze each hotel as a unique property and identify those particular cash flow growth opportunities which each hotel presents, (ii) to create and implement marketing plans that properly position each hotel within its local market, and (iii) to develop management programs that emphasize guest service, labor productivity, revenue yield and cost control. The Company has a distinct management culture that stresses creativity, loyalty and entrepreneurship and was developed to emphasize operations from an owner's perspective. This culture is reinforced by the fact that 33 members of management will own an aggregate of 7.8% of the Company's equity upon completion of the Offering. See "Principal Stockholders and Selling Stockholder."



    The Company is in the process of renovating and repositioning the Owned Hotels based on strategic plans designed to address the opportunities presented by each hotel and local market. Management selects renovations intended to result in a high return on investment and to extend the Owned Hotels' appeal to a broader range of market segments. Examples of these revenue generating renovations include the following: enhancing meeting and banquet facilities to attract lucrative group conferences and conventions; upgrading guest rooms to meet the needs of business travelers and to increase ADRs; renovating restaurants and introducing new food and beverage concepts to attract additional guests and local patrons; and completing necessary repairs and upgrades of interior and exterior spaces to ensure high levels of quality and guest satisfaction. During the 18 months ended June 30, 1996, the Company spent a total of $14.0 million on renovations at the Owned Hotels and intends to spend an additional $15.8 million completing the renovation programs.



    The Company believes that the upscale, full-service segment of the lodging industry is the most attractive segment in which to acquire, own and manage hotels and further believes that there are currently many attractive opportunities to acquire properties in this segment of the industry at prices below replacement cost. The upscale, full-service segment is attractive for several reasons. First, the Company expects that there will be no significant increases in the supply of upscale, full-service hotels in the next several years because the cost of new construction generally does not justify new hotel development. Second, upscale, full-service hotels appeal to a wide variety of customers, thus reducing the risk of decreasing demand from any particular customer group. Additionally, such hotels have particular appeal to both business executives and upscale leisure travelers, customers who are generally less price sensitive than travelers who use limited-service hotels. Third, because full-service hotels have a higher proportion of fixed costs to variable costs than other segments of the lodging industry, full-service hotels afford greater operating leverage than limited-service hotels, resulting in increasingly higher profit margins as revenues increase. Finally, full-service hotels require a greater depth of management expertise than limited-service hotels, and the Company believes that its superior management skills provide it with a significant competitive advantage in their operation.



    In connection with its growth strategy, the Company has entered into a binding contract with MBL Life Assurance Corporation ("MBL") to acquire five upscale, full-service hotels (the "Additional Hotels") which contain 1,121 rooms, for a purchase price of $68.4 million. Four of the Additional Hotels have been managed by the Company since 1991. Since assuming management of these four hotels, the Company has improved the operating performance of the properties. However, the Company believes that, with appropriate capital spending, the Additional Hotels can achieve further improvements in revenue and cash flow. The Company plans to spend approximately $3.7 million subsequent to the acquisition to renovate and reposition the Additional Hotels. The acquisition is scheduled to close, subject to customary closing conditions, in December 1996. There can be no assurance, however, that the closing will occur. See "Risk Factors--Risks Associated with Expansion" and "Business and Properties--The Properties--The Additional Hotels."

                            BUSINESS AND PROPERTIES

    The Company seeks to increase shareholder value by (i) continuing to acquire upscale, full-service hotels below replacement cost in selected markets throughout the United States and (ii) implementing its operating strategy to improve hotel operations and increase cash flow.

ACQUISITION STRATEGY

    The Company intends to continue acquiring upscale, full-service hotels. In addition to the direct acquisition of hotels, the Company anticipates that it may make investments in hotels through joint ventures with strategic business partners or through equity contributions or secured loans. The Company identifies acquisition candidates located in markets with economic, demographic and supply dynamics favorable to hotel owners and operators. Through its extensive due diligence process, the Company chooses those acquisition targets where it believes selective capital improvements and intensive management will increase the hotel's ability to attract key demand segments, enhance hotel operations and increase long-term value. In order to evaluate the relative merits of each investment opportunity, senior management and individual operations teams create detailed plans covering all areas of renovation and operation. These plans serve as the basis for the Company's acquisition decisions and guide subsequent renovation and operating plans. At the Owned Hotels, the Company has been able to implement these plans and apply its system of management to create improvements in revenue and profitability.


    The Company expects that its relationships throughout the industry and its acquisition staff located on both coasts of the United States will continue to provide it with a competitive advantage in identifying, evaluating and purchasing hotels which meet its acquisition criteria. The Company has a record of successfully renovating and repositioning hotels, both at the Owned Hotels and at the Hotels that are managed, but not owned, by the Company (the "Managed Hotels"), varying in levels of service, room rates and market types. As a public company, the Company believes it will have improved access to various debt and equity financing sources to fund acquisitions. In addition, in consummating acquisitions the Company expects that it will benefit from its ability to utilize units of limited partnership interest in its subsidiary Operating Partnership (as defined herein) as an alternative to cash. The Company is currently negotiating with Bankers Trust Company ("Bankers Trust"), The First National Bank of Boston and Wells Fargo Bank (together the "Banks") to obtain a new $225 million revolving credit facility (the "Credit Facility"), under which capital will be available to pursue acquisitions and make capital investments in subsequently acquired hotels. See "Risk Factors--Risk of Debt Financing; No Limits on Indebtedness." The Company currently expects to retain earnings for future acquisitions and the renovation and maintenance of the hotels it owns.


OPERATING STRATEGY

    The Company's principal operating objectives are to generate higher RevPAR and to increase net operating income while providing its hotel guests with high-quality service and value. The Company seeks to achieve these objectives by creating and executing management plans that are specifically tailored for each individual Hotel rather than by implementing an operating strategy that is designed to maintain a uniform corporate image or brand. The Company believes that its custom-tailored business plans are the most effective means of addressing the needs of a given hotel or market. The Company believes that skilled management of hotel operations is the most critical element in maximizing revenue and cash flow in full-service hotels.

    The Company's corporate headquarters carries out financing and acquisition activities and provides services to support as well as monitor the Company's on-site operating executives. Each of the Company's executive departments, including Sales and Marketing, Human Resources and Training, Food and Beverage, Technical Services, Development, and Corporate Finance, is headed by an executive with significant experience in that area. These departments support decentralized decision-making by the hotel operating executives by providing accounting and budgeting services, property management software and other resources which cannot be economically maintained at the individual Hotels.

THE PROPERTIES


    The following table sets forth certain information for each of the Owned Hotels and the Additional Hotels for the 12 months ended June 30, 1996:


                                                                                 TWELVE MONTHS ENDED
                                                                                    JUNE 30, 1996
                                                                                 --------------------
                                                                        GUEST                AVERAGE
                    HOTEL                             LOCATION          ROOMS      ADR      OCCUPANCY
- ---------------------------------------------   ---------------------   -----    -------    ---------
OWNED HOTELS
Orange County Airport Hilton.................   Irvine, CA                290    $ 73.61       65.1%
Sheraton Hotel...............................   Colorado Springs, CO      502      63.57       68.5
Georgetown Latham............................   Washington, DC            143     102.60       73.2
Westin Hotel, Atlanta Airport................   Atlanta, GA               496      71.64       84.1
Radisson Hotel...............................   Schaumburg, IL            202      69.23       62.7
Marriott Hotel...............................   Somerset, NJ              434      96.49       72.3
Sheraton Airport Plaza.......................   Charlotte, NC             226      79.02       73.9
Holiday Inn..................................   Cleveland, OH             237      66.96       75.2
Hilton Hotel.................................   Arlington, TX             310      79.01       75.1
Salt Lake Airport Hilton.....................   Salt Lake City, UT        287      75.13       71.3
Hilton Hotel.................................   Arlington, VA             209     105.35       76.3
Hilton Hotel.................................   Bellevue, WA              180      86.31       78.1
                                                                        -----    -------        ---
 Total/Weighted Average--Owned Hotels........                           3,516    $ 78.89       73.2%

ADDITIONAL HOTELS
Hilton Hotel.................................   Sacramento, CA            326    $ 74.53       71.2%
Santa Barbara Inn............................   Santa Barbara, CA          71     125.13       84.0
Holiday Inn..................................   Colorado Springs, CO      201      56.54       72.3
Embassy Row Hotel............................   Washington, DC            195     113.88       58.0
Hilton Hotel & Towers........................   Lafayette, LA             328      67.90       72.3
                                                                        -----    -------        ---
 Total/Weighted Average--Additional Hotels...                           1,121    $ 78.72       70.3%
                                                                        -----    -------        ---
 Total/Weighted Average                                                 4,637    $ 78.85       72.5%
                                                                        -----    -------        ---
                                                                        -----    -------        ---


    The Company's principal executive offices are located at 1010 Wisconsin Avenue, N.W., Suite 650, Washington, DC 20007, and its telephone number is (202) 965-4455.

                            STRUCTURE OF THE COMPANY

    Upon consummation of the Formation Transactions, the Company's structure will be as follows:


                          CAPSTAR HOTEL COMPANY(1)



          NON-AFFILIATED
         LIMITED PARTNERS


                                100% General and Limited
               0% L.P.(2)          Partner Interest



                   CAPSTAR MANAGEMENT COMPANY, L.P.
          ("CAPSTAR MANAGEMENT" OR THE "OPERATING PARTNERSHIP")



                                100%



                           THE OWNED HOTELS(3)


- ------------


(1) For a description of the transactions relating to the organization of the Company and its structure, see "Formation Transactions."



(2) Immediately following the Formation Transactions, no limited partnership units will be held by non-affiliated limited partners. However, in the future, the Company may seek to acquire additional properties and issue limited partnership units in payment of some or all of the purchase price therefor. Such units may be redeemed, subject to certain conditions, for cash or shares of Common Stock.



(3) Immediately following the closing of the Offering, all of the Owned Hotels (except the Westin Hotel, Atlanta Airport (the "Westin Atlanta Airport")) will be wholly-owned by the Company through separate limited liability company and partnership subsidiaries. The Westin Atlanta Airport is majority-owned by the Company through a partnership in which the Company holds an 85.2% limited partner interest, 1% general partner interest and a mortgage which together provide the Company a 92% economic interest in the hotel.

                                  THE OFFERING


Common Stock Offered by the
Company.............................  6,750,000 shares
Common Stock Offered by the
  Selling Stockholder...............  2,500,000 shares(1)
Common Stock to be Outstanding after
the Offering........................  12,754,321 shares(2)
Use of Proceeds.....................  The net proceeds of the Offering to be received by the Company will be used to repay a portion of the
                                      Company's currently outstanding indebtedness under a
                                      credit facility that was provided by Lehman Brothers
                                      Holdings, Inc. ("Lehman Holdings"), an affiliate of
                                      Lehman Brothers Inc. ("Lehman").
NYSE Symbol.........................  "CHO"


- ------------

(1) The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder in the Offering.

(2) Does not include up to 1,387,500 shares of Common Stock subject to an over-allotment option granted to the Underwriters. See "Underwriting."

                    SUMMARY FINANCIAL AND OTHER INFORMATION


    Prior to the Formation Transactions and the Offering, the business of the Company was conducted through EquiStar Hotel Investors, L.P. ("EquiStar"), which owned 11 of the Owned Hotels, and CapStar Management Company, L.P. ("CapStar Management"), which managed the Hotels. CapStar Management has been in the hotel management business since 1987. EquiStar, however, was not formed until January 12, 1995 and the Company did not own any hotels in any prior periods. Therefore, the Company's financial statements prior to 1995 reflect only the management business of CapStar Management. In 1994, the Company began to invest in additional professional staff and incurred related costs in order to position itself to acquire hotel properties. From January 12, 1995 through June 30, 1996, the Company acquired 11 hotels on various dates. Thus, the historical financial statements for the period ended December 31, 1995 and the six months ended June 30, 1996 and 1995 reflect differing numbers of Owned Hotels throughout the periods. The unaudited pro forma financial statements for 1995 and the six months ended June 30, 1996 reflect the operations of the Owned Hotels and the Additional Hotels for the entire periods.


                                            FISCAL YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                                 ----------------------------------------------------  ----------------------------
                                                                               PRO                           PRO
                                                                              FORMA                         FORMA
                                  1991    1992    1993    1994     1995      1995(A)    1995      1996     1996(A)
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
OPERATING RESULTS:
Revenues:
 Rooms.......................... $    0  $    0  $    0  $    0  $  14,456  $  91,861  $ 1,929  $ 28,121  $  49,642
 Food, beverage and other.......      0       0       0       0      7,471     51,919      754    16,049     26,768
 Management services and other
revenues........................  2,692   3,479   4,234   4,418      4,436      3,274    2,128     2,087      1,681
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
     Total revenues.............  2,692   3,479   4,234   4,418     26,363    147,054    4,811    46,257     78,091
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
Operating costs and expenses:
Departmental expenses:
 Rooms..........................      0       0       0       0      4,190     24,214      528     7,365     12,613
 Food, beverage and other.......      0       0       0       0      5,437     40,790      506    11,391     20,476
Undistributed operating costs:
 Selling, general and
administrative..................  2,239   2,836   4,065   4,508      8,078     31,808    2,463     9,457     15,600
 Property operating costs.......      0       0       0       0      3,934     21,681      511     7,497     12,381
 Depreciation and
amortization....................     16      12      14      23      2,098     11,867      303     3,919      5,979
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
     Total operating costs and
expenses........................  2,255   2,848   4,079   4,531     23,737    130,360    4,311    39,629     67,049
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
Operating income/(loss).........    437     631     155    (113)     2,626     16,694      500     6,628     11,042
Interest expense, net...........     28       0       0       0      2,413     10,433      334     7,290      5,166
Minority interest...............      0       0       0       0        (17)       (59)       0       (68)       (31)
Provision for income taxes(B)...      0       0       0       0          0      2,528        0         0      2,363
Income/(loss) before
extraordinary item..............    409     631     155    (113)       230      3,792      166      (594)     3,544
Extraordinary item(C)...........      0       0       0       0       (887)         0        0         0          0
Net income/(loss)...............    409     631     155    (113)      (657)     3,792      166      (594)     3,544
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
Net income per common share.....   --      --      --      --       --      $    0.30    --        --     $     .28

OTHER FINANCIAL DATA:
EBITDA(D)....................... $  453  $  643  $  169  $  (90) $   4,724  $  28,561  $   803  $ 10,547  $  17,021
Net cash provided by (used in)
 operating activities...........    182      87    (101)     66      4,357     19,721       90     3,891     11,338
Net cash used in investing
activities......................    (16)    (65)    (24)    (41)  (116,573)  (282,963) (46,108)  (95,625)  (173,741)
Net cash provided by (used in)
 financing activities...........     19    (219)    244       0    119,048    282,809   47,900    89,809    173,370

BALANCE SHEET DATA:
Property and equipment, gross... $   98  $  110  $  134  $  176  $ 110,883     --      $40,703  $195,304  $ 283,558
Total assets....................    740     586   1,458   1,232    132,650     --       54,113   231,736    308,420
Long term obligations...........    219       0       0       0     73,574     --       25,680   164,892    126,957

                    SUMMARY FINANCIAL AND OTHER INFORMATION

                                           FISCAL YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                             ----------------------------------------------------------  ---------------------------
                                                                              PRO FORMA                    PRO FORMA
                              1991      1992      1993      1994      1995     1995(A)    1995     1996     1996(A)
                             -------  --------  --------  --------  --------  ---------  -------  -------  ---------
OPERATING DATA:
Owned Hotels:
 Number of hotels...........   --        --        --        --            6         17        3       11        17
 Number of guest rooms......   --        --        --        --        2,101      4,637      991    3,307     4,637
 Total revenues (in
thousands)..................   --        --        --        --     $ 21,927  $ 143,780  $ 2,683  $44,170   $76,410
 Average occupancy..........   --        --        --        --        72.3%      71.8%    76.8%    72.7%     73.0%
 ADR(E).....................   --        --        --        --     $  71.58  $   75.59  $ 72.28  $ 80.56   $ 81.99
 RevPAR(F)..................   --        --        --        --     $  51.75  $   54.27  $ 55.51  $ 58.57   $ 59.85
All Hotels(G):
 Number of hotels(H)........      23        34        34        39        46     --        --       --        --
 Number of guest rooms(H)...   3,893     5,918     5,971     5,847     7,895     --        --       --        --
 Total revenues (in
thousands).................. $65,405  $109,837  $123,124  $128,151  $170,888     --        --       --        --
Certain Managed Hotels(I):
 Number of hotels...........   --        --           18        18        18     --        --       --        --
 Number of guest rooms......   --        --        2,967     2,967     2,967     --        --       --        --
 Total revenues (in
thousands)..................   --        --     $ 40,691  $ 44,453  $ 46,905     --        --       --        --
 Average occupancy..........   --        --        69.7%     70.6%     70.7%     --        --       --        --
 ADR(E).....................   --        --     $  56.99  $  60.33  $  63.71     --        --       --        --
 RevPAR(F)..................   --        --     $  39.72  $  42.59  $  45.04     --        --       --        --


- ------------


 (A)  The pro forma Operating Results, Other Financial Data and Operating Data for the six
      months ended June 30, 1996 and for the year ended December 31, 1995 have been prepared as if the Formation Transactions, the Offering, the acquisition of the Owned Hotels and the Additional Hotels, and the execution of the Credit Facility had been consummated at the beginning of the periods presented, and the pro forma Balance Sheet Data as of June
      30, 1996 has been prepared as if the Formation Transactions, the Offering, the acquisition of the Owned Hotels and the Additional Hotels, and the execution of the
      Credit Facility had been consummated on such date.
 (B)  No provision for federal income taxes is included in the historical data because CapStar
      Management and EquiStar are partnerships and all federal income tax liabilities were passed through to the individual partners.
 (C)  During 1995, the Company's loan facility was refinanced, and the write-off of deferred costs associated with the prior facility was recorded as an extraordinary loss.
 (D)  EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is a useful measure of operating performance because it is industry practice to evaluate hotel properties based on operating income before interest, depreciation and amortization, which is generally equivalent to EBITDA, and EBITDA is unaffected by the debt and equity structure of the property owner. EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles ("GAAP"), is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income under GAAP for purposes of evaluating the Company's results of operations.
 (E)  Represents total room revenues divided by total number of rooms occupied by hotel guests on a paid basis.
 (F)  Represents total room revenues divided by total available rooms, net of rooms out of service due to significant renovations.
 (G)  Represents operating data for all hotels managed by the Company during all or a portion of the periods presented.
 (H)  As of December 31 for the periods presented.
 (I)  Represents operating data for those hotels managed by the Company during all of the periods presented.

                                  RISK FACTORS

    An investment in the Common Stock involves material risks. In addition to general investment risk and those factors set forth elsewhere in this Prospectus, prospective investors should carefully consider, among other things, the following risks before making an investment.

RISKS ASSOCIATED WITH THE LODGING INDUSTRY

    Operating Risks. The Company's business is subject to all of the operating risks inherent in the lodging industry. These risks include the following: changes in general and local economic conditions; cyclical overbuilding in the lodging industry; varying levels of demand for rooms and related services; competition from other hotels, motels and recreational properties; changes in travel patterns; the recurring need for renovations, refurbishment and improvements of hotel properties; changes in governmental regulations that influence or determine wages, prices and construction and maintenance costs; and changes in interest rates and the availability of credit. Demographic, geographic or other changes in one or more of the Company's markets could impact the convenience or desirability of the sites of certain hotels, which would in turn affect the operations of those hotels. In addition, due to the level of fixed costs required to operate full-service hotels, certain significant expenditures necessary for the operation of hotels generally cannot be reduced when circumstances cause a reduction in revenue.

    Competition in the Lodging Industry. The lodging industry is highly competitive. There is no single competitor or small number of competitors of the Company that are dominant in the industry. The Hotels operate in areas that contain numerous competitors, many of which have substantially greater resources than the Company. Competition in the lodging industry is based generally on location, room rates and range and quality of services and guest amenities offered. New or existing competitors could significantly lower rates or offer greater conveniences, services or amenities or significantly expand, improve or introduce new facilities in markets in which the Hotels compete, thereby adversely affecting the Company's operations.

    Seasonality. The lodging industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can be expected to cause quarterly fluctuations in the revenues of the Company. Quarterly earnings also may be adversely affected by events beyond the Company's control, such as extreme weather conditions, economic factors and other considerations affecting travel.

    Franchise Agreements. Upon completion of the Offering, all but one of the Owned Hotels will be operated pursuant to existing franchise or license agreements (the "Franchise Agreements"). The Franchise Agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor system. Those limitations may conflict with the Company's philosophy of creating specific business plans tailored to each Owned Hotel and to each market. Such standards are often subject to change over time, in some cases at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel without the consent of the franchisor. In addition, compliance with such standards could require a franchisee to incur significant expenses or capital expenditures. In connection with changing the franchise affiliation of an Owned Hotel or a subsequently acquired hotel, the Company may be required to incur significant expenses or capital expenditures. The Franchise Agreements covering the Owned Hotels expire or terminate, without specified renewal rights, at various times and have differing remaining terms. As a condition to renewal, the Franchise Agreements frequently contemplate a renewal application process, which may require substantial capital improvements to be made to the hotel.

RISKS ASSOCIATED WITH EXPANSION

    Competition for Expansion Opportunities. The Company competes for the acquisition of hotels with entities that have substantially greater financial resources than the Company. The Company believes that, as a result of the downturn experienced by the lodging industry from the late 1980s through the early 1990s and the significant number of foreclosures and bankruptcies created thereby, the prices for many hotels have for several years been at historically low levels and often well below the cost to build new hotels. The recent economic recovery in the lodging industry and the resulting increase in funds available for hotel acquisitions may cause additional investors to enter the hotel acquisition market, which may in turn cause hotel acquisition costs to increase and the number of attractive hotel acquisition opportunities to decrease.

    Failure to Consummate Acquisitions. The Company has entered into a binding contract to acquire the Additional Hotels and in the future may enter into contracts to acquire other hotels as well. There can be no assurance that the Company will be able to consummate the acquisition of any such hotels. Failure to consummate such acquisitions could affect the Company's ability to implement its acquisition strategy.

    Integration Risks. To successfully implement its acquisition strategy, the Company must be able to continue to successfully integrate new hotels into its existing operations. The consolidation of functions and integration of departments, systems and procedures of the new hotels with the Company's existing operations presents a significant management challenge, and the failure to integrate new hotels into the Company's management and operating structures could have a material adverse effect on the results of operations and financial condition of the Company. There can be no assurance that the Company will be able to achieve operating results in its new hotels comparable to the historical performance of its hotels.

RISKS ASSOCIATED WITH OWNING REAL ESTATE


    The Company currently owns 12 hotels and has entered into a contract to acquire the five Additional Hotels. Accordingly, the Company will be subject to varying degrees of risk generally incident to the ownership of real estate. These risks include, among other things, changes in national, regional and local economic conditions, changes in local real estate market conditions, changes in interest rates and in the availability, cost and terms of financing, the potential for uninsured casualty and other losses, the impact of present or future environmental legislation and adverse changes in zoning laws and other regulations. Many of these risks are beyond the control of the Company. In addition, real estate investments are relatively illiquid, resulting in a limited ability of the Company to vary its portfolio of hotels in response to changes in economic and other conditions.


HOTEL RENOVATION RISKS

    The renovation of hotels involves risks associated with construction and renovation of real property, including the possibility of construction cost overruns and delays due to various factors (including the inability to obtain regulatory approvals, inclement weather, labor or material shortages and the unavailability of construction and permanent financing) and market or site deterioration after acquisition or renovation. Any unanticipated delays or expenses in connection with the renovation of hotels could have an adverse effect on the results of operations and financial condition of the Company.

RISK OF DEBT FINANCING; NO LIMITS ON INDEBTEDNESS


    As described under "Use of Proceeds," the Company will use substantially all of the net proceeds of the Offering to repay a portion of its outstanding indebtedness to Lehman Holdings. After giving effect to such repayment, the Company's outstanding indebtedness to Lehman Holdings will be approximately $55.7 million. Under the terms of its agreement with Lehman Holdings, such remaining indebtedness will be due 90 days following the Closing of the Offering, which may be extended for an additional 60 days by the Company if it is not in default. The Company has entered into negotiations with the Banks to obtain the Credit Facility in the maximum principal amount of $225 million. Borrowings under the Credit Facility will be used by the Company to repay existing indebtedness owed to Lehman Holdings, to fund the acquisition of hotels (including completing the acquisition of the Additional Hotels), to fund renovations and capital improvements to hotels and for general working capital needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." There can be no assurance that the Company's negotiations with the Banks will ultimately be successfully concluded. Failure to enter into the Credit Facility or to obtain other financing required to repay the Company's indebtedness to Lehman Holdings could have a material adverse effect on the Company and could result in the Company being required to liquidate one or more of its hotel investments and/or risk loss of some or all of its assets which secure its obligations.



    Neither the Company's Certificate of Incorporation nor its By-laws limit the amount of indebtedness that the Company may incur. Subject to limitations in its debt instruments, including those expected to be included in the Bank Credit Facility, the Company expects to incur additional debt in the future to finance acquisitions and renovations. The Company's continuing substantial indebtedness could increase its vulnerability to general economic and lodging industry conditions (including increases in interest rates) and could impair the Company's ability to obtain additional financing in the future and to take advantage of significant business opportunities that may arise. The Company's indebtedness is, and will likely continue to be, secured by mortgages on all of the Owned Hotels and by the equity of certain subsidiaries of the Company. There can be no assurances that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including the Owned Hotels and the Additional Hotels, to foreclosure. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in hotels at times which may not permit realization of the maximum return on such investments.



    It is anticipated that the Credit Facility will contain a number of significant covenants that, among other things, restrict the ability of the Company and its subsidiaries to (i) acquire or dispose of assets or businesses,
(ii) incur additional indebtedness, (iii) make capital expenditures, (iv) pay dividends, (v) create liens on assets, (vi) enter into leases, investments or acquisitions, (vii) engage in mergers or consolidations, or (viii) engage in certain transactions with subsidiaries and affiliates, and otherwise restrict corporate activities of the Company (including its ability to acquire additional hotels, hotel businesses or assets, certain changes of control and asset sale transactions) without the consent of the lenders. In addition, the Company will be required to maintain specified financial ratios and comply with tests, including minimum interest coverage ratios, maximum leverage ratios, minimum net worth and minimum equity capitalization requirements.



    Upon completion of the Offering, all of the Company's outstanding indebtedness will bear interest at a variable rate. It is also anticipated that the Company's indebtedness under the Credit Facility will bear interest at a variable rate. Economic conditions could result in higher interest rates, which could increase debt service requirements on variable rate debt and could reduce the amount of cash available for various corporate purposes. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


CONTROLLING STOCKHOLDERS


    Upon consummation of the Offering, Acadia Partners, L.P., a private investment partnership, and related entities ("Acadia Partners"), and certain members of management will beneficially own an aggregate of 27.5% (24.8% if the over-allotment option is exercised in full) of the issued and outstanding shares of Common Stock. See "Formation Transactions--Background" and "Principal and Selling Stockholders." So long as Acadia Partners and such members of management beneficially own a substantial interest in the Company, they may have the ability to elect or remove members of the Board of Directors of the Company (the "Board"), and thereby control the management and affairs of the Company, and may have the power to approve or block most actions requiring approval of the stockholders of the Company. See "Principal Stockholders and Selling Stockholder" and "Description of Capital Stock."

SUBSTANTIAL RELIANCE ON KEY PERSONNEL

    The Company will place substantial reliance on the lodging industry knowledge and experience and the continued services of its senior management, led by Paul W. Whetsell and David E. McCaslin. The Company's future success and its ability to manage future growth depend in large part upon the efforts of these persons and on the Company's ability to attract and retain other highly qualified personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. The loss of services of Messrs. Whetsell or McCaslin or the Company's inability to attract and retain other highly qualified personnel may adversely affect the results of operations and financial condition of the Company. The Company currently has employment agreements with Messrs. Whetsell and McCaslin for terms of three years each, which contain certain non-compete clauses. See "Management--Employment Agreements."

POTENTIAL FOR CONFLICTS OF INTEREST


    Mr. Whetsell and Mr. McCaslin and corporations owned by them own, directly or indirectly, (i) a leasehold interest, expiring on December 31, 2001, in one of the Managed Hotels and (ii) minority equity interests in eight of the Managed Hotels. Mr. Whetsell and Mr. McCaslin exercise management control over the entities that own five of these Managed Hotels (the "Affiliated Owners") through their ownership of certain entities which serve as general partners of the Affiliated Owners. Such interests were acquired prior to the formation of EquiStar and CapStar Management. During 1995, the Company received approximately $826,000 in management fees from the nine hotels in which Messrs. Whetsell and McCaslin own an equity interest, including approximately $630,000 in management fees from the Affiliated Owners.


    Conflicts may arise in the future between the Company and the Affiliated Owners with respect to certain Management Agreements (as defined below) between the Company and such Affiliated Owners. These conflicts may arise in connection with the exercise of any rights or the conduct of any negotiations to extend, renew, terminate or amend such agreements. There can be no assurance that such conflicts will be resolved in favor of the Company. Transactions involving the Company and the Affiliated Owners will be passed on for the Company by a majority of the Independent Directors (as defined herein) of the Board.

    Although none of the Managed Hotels owned by Affiliated Owners now competes with the Owned Hotels, the Company may in the future acquire a hotel in a market in which a hotel owned by an Affiliated Owner now operates. See "Certain Relationships and Related Transactions--Ownership Interests in Certain Managed Hotels."

    Under the terms of their employment agreements, Messrs. Whetsell and McCaslin are prohibited from hereafter acquiring any interests in hotels or hotel management companies while they serve as officers of the Company. See "Management--Employment Agreements."

TERMINATION OF MANAGEMENT AGREEMENTS


    The Company operates the 36 Managed Hotels pursuant to third party management agreements (the "Management Agreements") with the owners of such Managed Hotels. The Management Agreements have remaining terms ranging from one month to nine years. Substantially all of the Management Agreements permit the owners of the Managed Hotels to terminate such agreements prior to the stated expiration dates if the applicable hotel is sold, and several of the Management Agreements permit the owners of the Managed Hotels to terminate such agreements prior to the stated expiration date without cause or by reason of the failure of the applicable hotel to obtain specified levels of performance. During 1995, the Company's revenue from Management Agreements was $3.3 million constituting 2.3% of the Company's total revenue for such period on a pro forma basis. No single Management Agreement currently accounts for more than 5% of the total revenue from the Management Agreements on a pro forma basis. Additionally, no group of Management Agreements for hotels under common ownership or control currently accounts for more than 13% of the total revenue from the Management Agreements on a pro forma basis. The early termination of the Management Agreements or the inability of the Company to negotiate renewals of Management Agreements upon the expiration of their stated terms would have an adverse impact on the revenues received by the Company from its management business.

ENVIRONMENTAL RISKS

    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate such contaminated property, may adversely affect the owner's ability to sell or rent such real property or to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. The operation and removal of certain underground storage tanks are also regulated by federal and state laws. In connection with the ownership and operation of the Hotels, the Company could be held liable for the costs of remedial action with respect to such regulated substances and storage tanks and claims related thereto. Activities have been undertaken to close or remove storage tanks located on the property of two of the Owned Hotels.

    All of the Owned Hotels have undergone Phase I environmental site assessments ("Phase Is"), which generally provide a physical inspection and database search but not soil or groundwater analyses, by a qualified independent environmental engineer within the last 18 months. The purpose of the Phase Is is to identify potential sources of contamination for which the Owned Hotels may be responsible and to assess the status of environmental regulatory compliance. The Phase Is have not revealed any environmental liability or compliance concerns that the Company believes would have a material adverse effect on the Company's results of operation or financial condition, nor is the Company aware of any such liability or concerns.

    In addition, the Owned Hotels have been inspected to determine the presence of asbestos. Federal, state and local environmental laws, ordinances and regulations also require abatement or removal of certain asbestos-containing materials ("ACMs") and govern emissions of and exposure to asbestos fibers in the air. Limited quantities of ACMs are present in various building materials such as sprayed-on ceiling treatments, roofing materials or floor tiles at the Owned Hotels. Operations and maintenance programs for maintaining such ACMs have been or are in the process of being designed and implemented, or the ACMs have been scheduled to be or have been abated, at such hotels. Based on third party environmental assessments and due diligence investigations recently conducted by the Company and its lenders, the Company believes that the presence of ACMs in its Owned Hotels will not have a material adverse effect on the Company's results of operations or financial condition. However, there can be no assurance that this will be the case. Any liability resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on the Company's results of operations or financial condition.

GOVERNMENTAL REGULATION

    A number of states regulate the licensing of hotels and restaurants, including liquor license grants, by requiring registration, disclosure statements and compliance with specific standards of conduct. The Company believes that it is substantially in compliance with these requirements. Managers of hotels are also subject to laws governing their relationship with hotel employees, including minimum wage requirements, overtime, working conditions and work permit requirements. Compliance with, or changes in, these laws could reduce the revenue and profitability of the Owned Hotels and could otherwise adversely affect the Company's results of operations or financial condition.

    Under the Americans with Disabilities Act (the "ADA"), all public accommodations are required to meet certain requirements related to access and use by disabled persons. These requirements became effective in 1992. Although significant amounts have been and continue to be invested in ADA required upgrades to the Owned Hotels, a determination that the Company is not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants. The Company is likely to incur additional costs of complying with the ADA; however, such costs are not expected to have a material adverse effect on the Company's results of operations or financial condition.

ABSENCE OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY IN STOCK PRICE

    The initial public offering price has been determined by negotiations among the Company and the representatives of the several Underwriters and may not be indicative of the market price of the Common Stock after the Offering. Prior to the Offering, there has been no public market for the Common Stock. Accordingly, there can be no assurance that an active trading market for the Common Stock will develop and continue upon consummation of the Offering or that the market price of the Common Stock will not decline below the initial public offering price. Following consummation of the Offering, the market price of the Common Stock could be subject to significant fluctuations in response to variations in results of operations, general economic and market conditions and other factors.

IMMEDIATE AND SUBSTANTIAL DILUTION


    Purchasers of shares of Common Stock sold in the Offering will experience immediate dilution of $6.31 per share in the net tangible book value per share of Common Stock from the initial public offering price. See "Dilution."


SHARES AVAILABLE FOR FUTURE SALE

    Sales of substantial amounts of Common Stock (including shares issuable upon the exercise of stock options), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. Upon consummation of the Offering, the Company will have outstanding 12,754,321 shares of Common Stock (assuming no exercise of the over-allotment option). Except for the 9,250,000 shares sold in the Offering, all of these shares will be Restricted Securities (as defined below) under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). The Company has granted certain registration rights to the recipients of restricted securities issued in connection with the Formation Transactions, which registration rights cover all of the securities issued in connection with the Formation Transactions. The Company and Acadia Partners (who beneficially owns 2,514,804 shares of Common Stock) have agreed not to offer, sell, contract to sell or otherwise dispose of any such shares of Common Stock or any securities convertible into or exercisable for Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Lehman. Certain entities controlled by members of management (who beneficially own an aggregate of 989,517 shares of Common Stock) have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable for Common Stock for a period of 360 days after the date of this Prospectus without the prior written consent of Lehman. There can be no assurance that Lehman will not grant any such consent. See "Shares Available for Future Sale."

                           THE FORMATION TRANSACTIONS

BACKGROUND

    CapStar Hotels, Inc. ("CHI"), a hotel management and investment company, was founded in 1987 by Paul W. Whetsell and certain other investors. Acadia Partners was formed in 1987 by a group of institutional investors, including commercial banks, insurance companies and money managers. Acadia Partners pursues both leveraged acquisitions and selected securities investments. Since its inception, Acadia Partners has sponsored or co-sponsored 25 leveraged acquisitions with a combined value of $7 billion in a variety of industries including financial services, insurance, food and consumer products, retailing information services and industrial manufacturing. Acadia Partners also manages active portfolios of public high-yield bonds, common stock and distressed securities in excess of $1 billion.


    In January 1995, CHI, Acadia Partners and their respective affiliates formed EquiStar and CapStar Management. EquiStar was formed to acquire upscale, full-service hotels throughout the United States and completed its first acquisition in March 1995. CapStar Management was formed to acquire and continue the hotel management business of CHI and its affiliates. In connection with the formation of CapStar Management, all of the Management Agreements of CHI and its affiliates were assigned to CapStar Management. Prior to the completion of Formation Transactions, CapStar Management was owned approximately 61% by Acadia Partners and approximately 39% by entities owned by members of Company management, and EquiStar was owned approximately 87% by Acadia Partners and approximately 13% by entities owned by members of Company management.


FORMATION TRANSACTIONS

    Pursuant to agreements executed prior to the initial filing of the Company's Registration Statement with respect to the Offering, each of the following events will occur immediately prior to the closing of the Offering (the "Closing"):


    . a limited partner of CapStar Management will contribute its partnership interest in CapStar Management to the Company in exchange for shares of Common Stock;



    . the Company will contribute such partnership interest to CapStar LP
      Corporation, a wholly-owned subsidiary of the Company ("CapStar Sub");



    . the remaining partners of CapStar Management (including its general partner but not including CapStar Sub) and the partners of EquiStar will contribute their respective partnership interests in CapStar Management and EquiStar to the Company in exchange for shares of Common Stock;



    . the Company will contribute all the assets of EquiStar to CapStar
      Management and CapStar Management will assume all of the liabilities of EquiStar; and



    . the Agreement of Limited Partnership of CapStar Management will be amended and restated to reflect the fact that CapStar Management has succeeded to the business of EquiStar and as otherwise necessary to permit it to function as the Company's operating partnership (the "Operating Partnership").



    As a result of these transactions (the "Pre-Closing Transactions"), the Company and CapStar Sub will be the sole partners of the Operating Partnership and the Operating Partnership will own (directly or indirectly) all of the assets currently owned by EquiStar and CapStar Management. Simultaneously with the Closing, the Company will acquire (i) by a deed in lieu of foreclosure, the Hotel located in Arlington, Virginia, which is currently encumbered by a mortgage owned by the Company (the "Arlington Acquisition"), and (ii) a 100% beneficial interest in a $17 million mortgage note secured by the Westin Atlanta Airport (the "Atlanta Mortgage Acquisition") which mortgage ranks senior to the equity interest of the partners of the limited partnership that owns such hotel, including the Company's 1% general partnership interest and 85.2% limited partnership interest. The Pre-Closing Transactions, the Arlington Acquisition and the Atlanta Mortgage Acquisition are together referred to as the "Formation Transactions."

                                USE OF PROCEEDS


    The net proceeds to the Company from the Offering are estimated to be approximately $114.2 million (approximately $138.0 million if the over-allotment option is exercised in full), assuming an initial public offering price of $18.50 per share and after giving effect to estimated underwriting discounts and commissions and offering expenses payable by the Company. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder in the Offering.



    The Company expects to use the net proceeds of $114.2 million from the Offering to repay a portion of the outstanding indebtedness under a credit facility that is provided by Lehman Holdings, an affiliate of Lehman.



    The indebtedness to be repaid bears interest at fixed and variable rates, with a weighted average annual rate at June 30, 1996 of 11.5%, and matures at various times through March 1999, with a weighted average maturity at June 30, 1996 of two years and six months. All of the indebtedness being repaid was incurred since March 3, 1995 to finance the acquisition and renovation of the Owned Hotels.


                                DIVIDEND POLICY


    The Company has not paid any cash dividends on the Common Stock and does not anticipate that it will do so in the foreseeable future. The Company intends to retain earnings to provide funds for the continued growth and development of the Company's business. The Credit Facility is expected to restrict the Company's ability to pay dividends on the Common Stock. Any determination to pay cash dividends in the future will be at the discretion of the Board and will be dependent upon the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Board.

                                    DILUTION


    The net tangible book value of the Company, as adjusted to give effect to the Pre-Closing Transactions, at June 30, 1996 was $42.4 million, or approximately $7.07 per share of Common Stock based on 6,004,321 shares outstanding. Net tangible book value per share represents the amount of tangible assets of the Company, less total liabilities and minority interest, divided by the number of shares of Common Stock outstanding prior to the Offering. After giving effect to the Formation Transactions, including the sale by the Company and the Selling Stockholder of the 9,250,000 shares of Common Stock offered hereby (after deduction of underwriting discounts and commissions and other estimated offering expenses and the application of the estimated net proceeds therefrom), the pro forma net tangible book value of the Company at June 30, 1996 would have been $155.4 million, or $12.19 per share. This represents an immediate increase in net tangible book value of $5.12 per share of Common Stock to existing stockholders and an immediate dilution of approximately $6.31 per share to new investors purchasing shares in the Offering. The sale of shares of Common Stock by the Selling Stockholder in the Offering will have no effect on dilution. The following table illustrates the per share dilution to new investors:



Assumed initial public offering price per share............            $18.50
Net tangible book value per share after the Pre-Closing
Transactions as of June 30, 1996...........................   $7.07
Increase per share attributable to new investors...........    5.12
                                                              -----
Pro forma net tangible book value per share after the
Formation Transactions and the Offering....................             12.19
                                                                       ------
Dilution per share to new investors........................            $ 6.31
                                                                       ------
                                                                       ------



    The following table summarizes, on a pro forma basis as of June 30, 1996, the difference between the number of shares of Common Stock held by the existing equity holders and the net book value of the assets and liabilities contributed by the existing equity holders in the Pre-Closing Transactions, in the aggregate and on a per share basis, and the number of shares of Common Stock purchased by the investors in this Offering and the consideration paid, in the aggregate and on a per share basis, by the investors purchasing shares of Common Stock in this Offering (after deducting underwriting discounts and commissions and estimated Offering expenses):



                                                                        NET BOOK VALUE OF
                                                                             ASSETS
                                                 SHARES HELD OR              OR CASH
                                                    ACQUIRED             (IN THOUSANDS)        AVERAGE
                                              ---------------------    -------------------      PRICE
                                                NUMBER      PERCENT     AMOUNT     PERCENT    PER SHARE
                                              ----------    -------    --------    -------    ---------
Existing Equity Holders....................    6,004,321      47.1%    $ 47,872      29.6%     $  7.97
New Investors..............................    6,750,000      52.9      114,172      70.4        16.91
                                              ----------    -------    --------    -------    ---------
      Total................................   12,754,321     100.0%    $162,044     100.0%     $ 12.71
                                              ----------    -------    --------    -------    ---------
                                              ----------    -------    --------    -------    ---------

                                 CAPITALIZATION


    The following table sets forth the actual capitalization of the Company as of June 30, 1996 and the pro forma capitalization of the Company before and after the acquisition of the Additional Hotels. The information below should be read in conjunction with the combined financial statements and notes thereto and the pro forma financial statements and notes thereto contained elsewhere in this Prospectus.



                                                                     AS OF JUNE 30, 1996
                                                                       (IN THOUSANDS)
                                                      -------------------------------------------------
                                                                                        PRO FORMA AFTER
                                                                   PRO FORMA BEFORE     ACQUISITION OF
                                                                  ACQUISITION OF THE    THE ADDITIONAL
                                                       ACTUAL     ADDITIONAL HOTELS         HOTELS
                                                      --------    ------------------    ---------------

DEBT:

Total long-term debt...............................   $168,112         $ 58,557            $ 126,957
Minority interest..................................        576              576                  576

STOCKHOLDERS' EQUITY:

Preferred Stock ($.01 par value, 25,000,000 shares
authorized, no shares issued or outstanding).......      --            --                    --
Common Stock ($.01 par value, 49,000,000 shares
  authorized, 12,754,321 shares issued and
outstanding).......................................      --                 127                  127
Additional paid-in capital.........................     49,123          164,155              164,155
Retained earnings (deficit)........................     (1,251)          (4,288)              (4,288)
                                                      --------       ----------         ---------------
                                                      --------       ----------         ---------------
      Total stockholders' equity...................     47,872          159,994              159,994
                                                      --------       ----------         ---------------
      Total capitalization.........................   $216,560         $219,127            $ 287,527
                                                      --------       ----------         ---------------
                                                      --------       ----------         ---------------

                       SELECTED FINANCIAL AND OTHER DATA


    The following table sets forth selected historical and pro forma financial information for the Company. The following information should be read in conjunction with the historical combined financial statements and notes thereto for the Company, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the unaudited pro forma financial statements and notes thereto included elsewhere in this Prospectus. The selected financial data of the Company as of June 30, 1996 and December 31, 1995 and 1994 and for the six months ended June 30, 1996, the period from January 12, 1995 to December 31, 1995 and the years ended December 31, 1994 and 1993, have been derived from audited financial statements which are included elsewhere in this Prospectus. The comparable data for the balance sheets of the Company as of June 30, 1995 and December 31, 1993, 1992 and 1991 and for the statements of income and cash flows for the six months ended June 30, 1995 and the years ended December 31, 1992 and 1991 have been derived from financial statements that are not required to be included in this Prospectus.



    The pro forma operating data and other data for the six months ended June 30, 1996 and for the year ended December 31, 1995 have been prepared as if the Offering, the Formation Transactions, the acquisition of the Owned Hotels and the Additional Hotels, and the execution of the Credit Facility had been consummated at the beginning of the periods presented, and the pro forma balance sheet data as of June 30, 1996 has been prepared as if the Offering, the Formation Transactions, the acquisition of the Owned Hotels and the Additional Hotels, and the execution of the Credit Facility had been consummated on such date. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position and results of operations.


                                            FISCAL YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                                 ----------------------------------------------------  ----------------------------
                                                                               PRO                           PRO
                                                                              FORMA                         FORMA
                                  1991    1992    1993    1994     1995      1995(A)    1995      1996     1996(A)
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
OPERATING RESULTS:
Revenues:
 Rooms.......................... $    0  $    0  $    0  $    0  $  14,456  $  91,861  $ 1,929  $ 28,121  $  49,642
 Food, beverage and other.......      0       0       0       0      7,471     51,919      754    16,049     26,768
 Management services and other
revenues........................  2,692   3,479   4,234   4,418      4,436      3,274    2,128     2,087      1,681
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
     Total revenues.............  2,692   3,479   4,234   4,418     26,363    147,054    4,811    46,257     78,091
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
Operating costs and expenses:
Departmental expenses:
 Rooms..........................      0       0       0       0      4,190     24,214      528     7,365     12,613
 Food, beverage and other.......      0       0       0       0      5,437     40,790      506    11,391     20,476
Undistributed operating costs:
 Selling, general and
administrative..................  2,239   2,836   4,065   4,508      8,078     31,808    2,463     9,457     15,600
 Property operating costs.......      0       0       0       0      3,934     21,681      511     7,497     12,381
 Depreciation and
amortization....................     16      12      14      23      2,098     11,867      303     3,919      5,979
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
     Total operating costs and
expenses........................  2,255   2,848   4,079   4,531     23,737    130,360    4,311    39,629     67,049
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
Operating income/(loss).........    437     631     155    (113)     2,626     16,694      500     6,628     11,042
Interest expense, net...........     28       0       0       0      2,413     10,433      334     7,290      5,166
Minority interest...............      0       0       0       0        (17)       (59)       0       (68)       (31)
Provision for income taxes(B)...      0       0       0       0                 2,528        0         0      2,363
Income/(loss) before
extraordinary item..............    409     631     155    (113)       230      3,792      166      (594)     3,544
Extraordinary item(C)...........      0       0       0       0       (887)         0        0         0          0
Net income/(loss)...............    409     631     155    (113)      (657)     3,792      166      (594)     3,544
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
                                 ------  ------  ------  ------  ---------  ---------  -------  --------  ---------
Net income per common share.....   --      --      --      --       --      $    0.30    --        --     $     .28

OTHER FINANCIAL DATA:
EBITDA(D)....................... $  453  $  643  $  169  $  (90) $   4,724  $  28,561  $   803  $ 10,547  $  17,021
Net cash provided by (used in)
 operating activities...........    182      87    (101)     66      4,357     19,721       90     3,891     11,338
Net cash used in investing
activities......................    (16)    (65)    (24)    (41)  (116,573)  (282,963) (46,108)  (95,625)  (173,741)
Net cash provided by (used in)
 financing activities...........     19    (219)    244       0    119,048    282,809   47,900    89,809    173,370

BALANCE SHEET DATA:
Property and equipment, gross... $   98  $  110  $  134  $  176  $ 110,883     --      $40,703  $195,304  $ 283,558
Total assets....................    740     586   1,458   1,232    132,650     --       54,113   231,736    308,420
Long term obligations...........    219       0       0       0     73,574     --       25,680   164,892    126,957

                       SELECTED FINANCIAL AND OTHER DATA

                                           FISCAL YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                             ----------------------------------------------------------  ---------------------------
                                                                              PRO FORMA                    PRO FORMA
                              1991      1992      1993      1994      1995     1995(A)    1995     1996     1996(A)
                             -------  --------  --------  --------  --------  ---------  -------  -------  ---------
OPERATING DATA:
Owned Hotels:
 Number of hotels...........   --        --        --        --            6         17        3       11        17
 Number of guest rooms......   --        --        --        --        2,101      4,637      991    3,307     4,637
 Total revenues (in
thousands)..................   --        --        --        --     $ 21,927  $ 143,780  $ 2,683  $44,170   $76,410
 Average occupancy..........   --        --        --        --        72.3%      71.8%    76.8%    72.7%     73.0%
 ADR(E).....................   --        --        --        --     $  71.58  $   75.59  $ 72.28  $ 80.56   $ 81.99
 RevPAR(F)..................   --        --        --        --     $  51.75  $   54.27  $ 55.51  $ 58.57   $ 59.85
All Hotels(G):
 Number of hotels(H)........      23        34        34        39        46     --        --       --        --
 Number of guest rooms(H)...   3,893     5,918     5,971     5,847     7,895     --        --       --        --
 Total revenues (in
thousands).................. $65,405  $109,837  $123,124  $128,151  $170,888     --        --       --        --
Certain Managed Hotels(I):
 Number of hotels...........   --        --           18        18        18     --        --       --        --
 Number of guest rooms......   --        --        2,967     2,967     2,967     --        --       --        --
 Total revenues (in
thousands)..................   --        --     $ 40,691  $ 44,453  $ 46,905     --        --       --        --
 Average occupancy..........   --        --        69.7%     70.6%     70.7%     --        --       --        --
 ADR(E).....................   --        --     $  56.99  $  60.33  $  63.71     --        --       --        --
 RevPAR(F)..................   --        --     $  39.72  $  42.59  $  45.04     --        --       --        --


- ------------


 (A)  The pro forma Operating Results, Other Financial Data and Operating Data for the six
      months ended June 30, 1996 and for the year ended December 31, 1995 have been prepared as if the Formation Transactions, the Offering, the acquisition of the Owned Hotels and the Additional Hotels, and the execution of the Credit Facility had been consummated at the beginning of the periods presented, and the pro forma Balance Sheet Data as of June
      30, 1996 has been prepared as if the Formation Transactions, the Offering, the acquisition of the Owned Hotels and the Additional Hotels, and the execution of the
      Credit Facility had been consummated on such date.
 (B)  No provision for federal income taxes is included in the historical data because CapStar
      Management and EquiStar are partnerships and all federal income tax liabilities were passed through to the individual partners.
 (C)  During 1995, the Company's loan facility was refinanced, and the write-off of deferred costs associated with the prior facility was recorded as an extraordinary loss.
 (D)  EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is a useful measure of operating performance because it is industry practice to evaluate hotel properties based on operating income before interest, depreciation and amortization, which is generally equivalent to EBITDA, and EBITDA is unaffected by the debt and equity structure of the property owner. EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles ("GAAP"), is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income under GAAP for purposes of evaluating the Company's results of operations.
 (E)  Represents total room revenues divided by total number of rooms occupied by hotel guests on a paid basis.
 (F)  Represents total room revenues divided by total available rooms, net of rooms out of service due to significant renovations.
 (G)  Represents operating data for all hotels managed by the Company during all or a portion of the periods presented.
 (H)  As of December 31 for the periods presented.
 (I)  Represents operating data for those hotels managed by the Company during all of the periods presented.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


    The unaudited Pro Forma Balance Sheet of the Company as of June 30, 1996 is presented assuming: (i) the Formation Transactions, the Offering and the application of the net proceeds, and the execution of the Credit Facility, had been completed on June 30, 1996; and (ii) the Owned Hotels and the Additional Hotels were owned on June 30, 1996.



    The unaudited Pro Forma Statements of Operations of the Company for the six months ended June 30, 1996 and for the year ended December 31, 1995 present the results of operations of the Company assuming: (i) all of the Owned Hotels and the Additional Hotels had been acquired at the beginning of the periods presented; and (ii) the Formation Transactions, the Offering and the execution of the Credit Facility were completed as of the beginning of the periods presented.


    In management's opinion, all material adjustments necessary to reflect the transactions are presented in the pro forma adjustments columns, which are further described in the notes to the unaudited Pro Forma Financial Statements.


    The unaudited Pro Forma Financial Statements are not necessarily indicative of what the Company's financial position or results of operations actually would have been if all the Owned Hotels and Additional Hotels were, in fact, acquired on such dates and if the Formation Transactions, the Offering, and the execution of the Credit Facility had, in fact, occurred on such dates. Additionally, the pro forma information does not purport to project the Company's financial position or results of operations at any future date or for any future period. The unaudited Pro Forma Financial Statements should be read in conjunction with the audited historical combined financial statements and related notes thereto of EquiStar and CapStar Management, which are included elsewhere in this Prospectus.

                             CAPSTAR HOTEL COMPANY
                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996



                                             (B)                        PRO FORMA          (H)
                                            OWNED      OFFERING AND       BEFORE       ADDITIONAL        PRO FORMA
                                         HOTELS PRO     OTHER PRO     ACQUISITION OF     HOTELS            AFTER
                              (A)           FORMA         FORMA         ADDITIONAL      PRO FORMA     ACQUISITION OF
                           HISTORICAL    ADJUSTMENTS   ADJUSTMENTS        HOTELS       ADJUSTMENTS   ADDITIONAL HOTELS
                          ------------   -----------   ------------   --------------   -----------   -----------------
ASSETS
Cash....................  $  4,907,234       --            (857,304)(C)      4,049,930     --             4,049,930
Escrows and restricted
funds...................    18,793,399       --         (14,943,227)(D)      3,850,172     --             3,850,172
Property and equipment,
 net:
 Land...................    37,142,485     2,731,142        --            39,873,627    19,822,514       59,696,141
 Buildings and
improvements............   125,072,821    14,826,199        --           139,899,020    45,870,124      185,769,144
 Furniture, fixtures and
equipment...............    21,786,534     1,950,816        --            23,737,350     3,711,255       27,448,605
Construction-in-progress....    6,321,996     --            --             6,321,996       --             6,321,996
                          ------------   -----------   ------------   --------------   -----------   -----------------
Total property and
equipment, net..........   190,323,836    19,508,157                     209,831,993    69,403,893      279,235,886
Other assets............    17,711,578     2,549,268       (932,500)(E)     19,328,346   1,956,141       21,284,487
                          ------------   -----------   ------------   --------------   -----------   -----------------
Total assets............  $231,736,047    22,057,425    (16,733,031)     237,060,441    71,360,034      308,420,475
                          ------------   -----------   ------------   --------------   -----------   -----------------
                          ------------   -----------   ------------   --------------   -----------   -----------------
LIABILITIES, MINORITY
 INTEREST AND EQUITY
Other liabilities.......    15,175,635     2,757,425        --            17,933,060     2,960,034       20,893,094
Long-term debt:

 Notes payable..........   167,254,954    19,300,000   (126,991,227)(D)     58,556,727  68,400,000      126,956,727
                                                         (1,007,000)(F)

 Capital lease
obligations.............       857,304       --            (857,304)(C)       --           --              --
                          ------------   -----------   ------------   --------------   -----------   -----------------
Total liabilities.......   183,287,893    22,057,425   (128,855,531)      76,489,787    71,360,034      147,849,821
Minority interest.......       576,314       --             --               576,314       --               576,314
                          ------------   -----------   ------------   --------------   -----------   -----------------
Equity..................    47,871,840       --         112,122,500(G)    159,994,340      --           159,994,340
                          ------------   -----------   ------------   --------------   -----------   -----------------
Total liabilities,
 minority interest and
equity..................  $231,736,047    22,057,425    (16,733,031)     237,060,441    71,360,034      308,420,475
                          ------------   -----------   ------------   --------------   -----------   -----------------
                          ------------   -----------   ------------   --------------   -----------   -----------------

                             CAPSTAR HOTEL COMPANY
                        NOTES TO PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996



 (A)  Reflects the historical combined balance sheet of EquiStar and CapStar Management as of
      June 30, 1996.

 (B)  Reflects the following: EquiStar's cost basis and financing for one hotel acquired subsequent to June 30, 1996 (Hilton Hotel, Arlington, Virginia).

 (C)  Reflects the repayment of capital lease obligations subsequent to the Offering
      ($857,304).

 (D)  A reconciliation of gross proceeds from the Offering to net proceeds is as follows:



      Gross proceeds at $18.50 per share..........................   $ 124,875,000
      Underwriting, advisory and other transaction expenses.......     (10,703,000)
                                                                     -------------
      Net cash proceeds from Offering.............................   $ 114,172,000
                                                                     -------------
      A schedule of sources and uses of funds related to the Offering and the
      Formation Transactions are as follows:
      SOURCES
      Net proceeds from Offering..................................   $ 114,172,000
      Release of escrow funds related to existing debt
      facilities..................................................      14,943,227
      Proceeds from notes receivable from management for capital
      contributions...............................................         987,500
      Proceeds from the Credit Facility...........................      58,556,727
                                                                     -------------
      Total sources...............................................   $ 188,659,454
                                                                     -------------
      USES
      Repayment of outstanding amounts on certain existing debt
      facilities..................................................   $(185,547,954)
      Payment of prepayment penalties on existing debt to be paid
      off.........................................................        (299,000)
      Payment of closing costs for Credit Facility................      (2,812,500)
                                                                     --------------
      Total uses..................................................                    $(188,659,454)
                                                                                      -------------
      A reconciliation of existing debt facilities to be repaid to pro forma long-term debt is as follows:
      Total notes payable outstanding immediately preceding the Offering (Columns
       (A) and (B) from unaudited Pro Forma Balance Sheet)........................    $ 186,554,954
      Less: Existing debt to be repaid............................................     (185,547,954)
          Accrued financing fees on existing debt to be forgiven..................       (1,007,000)
                                                                                      -------------
          Existing debt to remain in place........................................               --
      Add: Proceeds from Credit Facility                                                 58,556,727
                                                                                      -------------
      Pro forma long-term debt before purchase of Additional
      Hotels......................................................                    $  58,556,727



      The Pro forma balance sheet assumes that the proceeds from the Credit Facility are drawn on June 30, 1996. The Company expects the borrowings under the existing debt facility with Lehman Holdings will remain in place for up to 90 days after the closing of the Offering.

 (E)  Reflects write-off of deferred financing fees ($3,745,000) related to existing debt facilities to be paid off and deferral of financing fees paid ($2,812,500) for the
      Credit Facility.

 (F)  Reflects lender's forgiveness of accrued financing fees on existing debt facilities.

 (G)  The components of the adjustment are as follows:



      Net cash proceeds from the Offering.........................   $ 114,172,000
      Add: Forgiven accrued financing fees........................       1,007,000
      Repayment of notes receivable from management for capital
       contributions..............................................         987,500
      Less: Write off of deferred financing fees..................      (3,745,000)
          Prepayment penalties....................................        (299,000)
                                                                     -------------
          Total adjustment........................................   $ 112,122,500
                                                                     -------------


 (H)  Reflects the estimated cost basis and financing for the Additional Hotels which
      EquiStar has under contract to purchase for $68,400,000.

                             CAPSTAR HOTEL COMPANY
                       PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996



                                                                            PRO FORMA
                                                 (B)                         BEFORE          (J)         PRO FORMA
                                                OWNED      OFFERING AND    ACQUISITION   ADDITIONAL        AFTER
                                             HOTELS PRO     OTHER PRO          OF        HOTELS PRO    ACQUISITION OF
                                   (A)          FORMA         FORMA        ADDITIONAL       FORMA        ADDITIONAL
                               HISTORICAL    ADJUSTMENTS   ADJUSTMENTS       HOTELS      ADJUSTMENTS       HOTELS
                               -----------   -----------   ------------    -----------   -----------   --------------
Revenue from hotel
 operations:
 Rooms.......................  $28,120,664     9,622,905        --          37,743,569    11,898,784     49,642,353
 Food and beverage...........   12,988,951     4,287,691        --          17,276,642     5,580,911     22,857,553
 Other revenue...............    3,059,994        18,568        --           3,078,562       831,891      3,910,453
Hotel management and other
fees.........................    2,086,931       --             (39,581)(C)   2,047,350     (366,456)     1,680,894
                               -----------   -----------   ------------    -----------   -----------   --------------
Total revenue................   46,256,540    13,929,164        (39,581)    60,146,123    17,945,130     78,091,253
                               -----------   -----------   ------------    -----------   -----------   --------------
Hotel operating expenses by
 department:
 Rooms.......................    7,364,570     2,300,265                     9,664,835     2,947,864     12,612,699
 Food and beverage...........   10,302,012     3,603,560        --          13,905,572     4,654,082     18,559,654
 Other operating
departments..................    1,089,381       382,136        --           1,471,517       444,994      1,916,511
Undistributed operating
 expenses:
 Administrative and
general......................    9,457,210     2,742,002        500,000(D)  12,699,212     2,901,110     15,600,322
 Management fees.............      --            439,660       (439,660)(E)     --           --             --
 Property operating costs....    5,380,675     1,117,620        --           6,498,295     2,317,051      8,815,346
 Property taxes, insurance
and other....................    2,116,498       776,400        --           2,892,898       673,014      3,565,912
 Depreciation and
amortization.................    3,919,035       968,127        146,817(F)   5,033,979       944,599      5,978,578
                               -----------   -----------   ------------    -----------   -----------   --------------
Total operating expenses.....   39,629,381    12,329,770        207,157     52,166,308    14,882,714     67,049,022
                               -----------   -----------   ------------    -----------   -----------   --------------
Interest expense, net........    7,290,258     1,772,503     (6,642,966)(G)   2,419,795    2,746,260      5,166,055
                               -----------   -----------   ------------    -----------   -----------   --------------
Total expenses...............   46,919,639    14,102,273     (6,435,809)    54,586,103    17,628,974     72,215,077
                               -----------   -----------   ------------    -----------   -----------   --------------
Income (loss) before minority
 interests and income
 taxes.......................     (663,099)     (173,109)     6,396,228      5,560,020       316,156      5,876,176
Minority interests...........      (68,771)      --              37,761(H)     (31,010)      --             (31,010)
                               -----------   -----------   ------------    -----------   -----------   --------------
Income (loss) before income
 taxes.......................     (594,328)     (173,109)     6,358,467      5,591,030       316,156      5,907,186
Income taxes.................      --            --           2,236,412(I)   2,236,412       126,661      2,363,073
                               -----------   -----------   ------------    -----------   -----------   --------------
Net income (loss)............  $  (594,328)     (173,109)     4,122,055      3,354,618       189,495      3,544,113
                               -----------   -----------   ------------    -----------   -----------   --------------
                               -----------   -----------   ------------    -----------   -----------   --------------
Pro forma income per share...                                                                                  0.28
Pro forma weighted average
 shares outstanding..........                                                                            12,754,321

                             CAPSTAR HOTEL COMPANY
                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996



    During the twelve month period subsequent to the Formation Transactions, the Offering and the execution of the Credit Facility, the Company expects to incur prepayment penalties to repay existing debt ($299,000) and expenses associated with the write-off of deferred financing costs related to existing debt to be repaid ($3,745,000). These non-recurring costs are expected to be charged to operations as incurred. Such costs have not been included in the unaudited Pro Forma Statements of Operations.



 (A)  Reflects historical combined statement of operations of EquiStar and CapStar Management for the six months ended June 30, 1996.

 (B)  Reflects the pre-acquisition operations of the Owned Hotels to provide a full six months of hotel operations for the unaudited Pro Forma Statement of Operations. For each Owned Hotel, the 1996 pre-acquisition operations were obtained from the hotel's audited pre-acquisition financial statements included elsewhere in this Prospectus.
      Also reflects adjustments to (i) include the operations of the Westin Atlanta Airport during the period from January 1, 1996 through February 29, 1996, when this hotel was leased to a third-party operator, and (ii) eliminate the related lease revenue earned by EquiStar during this period. On February 29, 1996, the lease was terminated and
      EquiStar assumed management of hotel operations.

 (C)  Reflects the elimination of management fee income for the Owned Hotels managed by
      CapStar Management prior to acquisition ($39,581).

 (D)  Reflects the estimated incremental general and administrative expenses associated with public ownership. These additional expenses include insurance, additional executive salaries, directors' fees and related expenses, legal expenses, expenses associated with preparing quarterly and annual reports, and other miscellaneous expenses.

 (E)  Management services for the Owned Hotels are provided by the Company and any intercompany management fee charges will be eliminated for financial reporting purposes.

 (F)  Reflects the net of the following adjustments:



      Elimination of depreciation on hotels for pre-acquisition period............   $  (968,127)
      Depreciation on hotels for pre-acquisition period based on EquiStar's cost
       basis......................................................................     1,213,820
      Elimination of amortization of deferred financing costs on existing debt
       facilities to be repaid....................................................      (573,876)
      Amortization of deferred financing costs related to the Credit Facility.....       475,000
                                                                                     -----------
      Net adjustment..............................................................   $   146,817
                                                                                     -----------


 (G)  Reflects the net of the following adjustments:


      Elimination of interest on existing debt facilities to be paid off and
       interest from pre-acquisition operations...................................   $(9,154,018)
      Interest on $58,556,727 outstanding under the Credit Facility at interest rate of LIBOR plus 2.25% (average rate for six months was 8.03 percent)
       plus Credit Facility maintenance fee of $160,000...........................     2,511,052
                                                                                     -----------
      Net adjustment..............................................................   $(6,642,966)
                                                                                     -----------



 (H)  Reflects the effect of the other pro forma adjustments on the interest of minority owners in pro forma income before minority interest and income taxes for the partnership that owns the Westin Atlanta Airport. After the adjustments, minority interest is calculated as follows:



                                                              PRO FORMA
                                                             LOSS BEFORE
                                                               MINORITY        PERCENTAGE
                                                               INTEREST         MINORITY     MINORITY
                                                           AND INCOME TAXES     INTEREST     INTEREST
                                                           ----------------    ----------    --------
      Westin Atlanta Airport..................................      $ (224,710)         13.8%      $(31,010)



 (I)  Historical combined financial data does not include a provision for income taxes because both EquiStar and CapStar Management were partnerships not subject to income taxes. The pro forma adjustment reflects federal and state income taxes (assuming a 40%
      combined effective rate) as if these entities had been taxed as a C-corporation during the six months.

 (J)  Reflects the historical operations of the Additional Hotels adjusted for (i)
      depreciation on the new cost basis ($944,599), (ii) interest on the debt to finance the purchase ($2,746,260), and (iii) income taxes ($126,661). Also reflects the elimination of management fees earned by CapStar Management for managing four of the five
      Additional Hotels in 1996 ($366,456). Historical operations of the Additional Hotels before adjustments were obtained from the hotels' audited combined financial statements included elsewhere in this Prospectus.

                             CAPSTAR HOTEL COMPANY
                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995



                                                                          PRO FORMA
                                                 (B)        OFFERING       BEFORE          (J)         PRO FORMA
                                                OWNED          AND       ACQUISITION   ADDITIONAL        AFTER
                                             HOTELS PRO     OTHER PRO        OF        HOTELS PRO    ACQUISITION OF
                                   (A)          FORMA         FORMA      ADDITIONAL       FORMA        ADDITIONAL
                               HISTORICAL    ADJUSTMENTS   ADJUSTMENTS     HOTELS      ADJUSTMENTS       HOTELS
                               -----------   -----------   -----------   -----------   -----------   --------------
Revenue from hotel
 operations:
 Rooms.......................  $14,456,387    55,478,217                  69,934,604    21,925,991       91,860,595
 Food and beverage...........    5,900,238    28,426,328                  34,326,566    10,442,474       44,769,040
 Other revenue...............    1,570,295     3,966,397                   5,536,692     1,613,934        7,150,626
Hotel management and other
fees.........................    4,436,428       --           (235,524)(C)   4,200,904    (926,737)       3,274,167
                               -----------   -----------   -----------   -----------   -----------   --------------
Total revenue................   26,363,348    87,870,942      (235,524)  113,998,766    33,055,662      147,054,428
                               -----------   -----------   -----------   -----------   -----------   --------------
Hotel operating expenses by
 department:
 Rooms.......................    4,190,299    14,271,915       --         18,462,214     5,751,406       24,213,620
 Food and beverage...........    4,923,790    22,926,491       --         27,850,281     9,198,740       37,049,021
 Other operating
departments..................      512,791     2,324,689       --          2,837,480       904,143        3,741,623
Undistributed operating
 expenses:
 Administrative and
general......................    8,078,304    17,005,542     1,062,000(D)  26,145,846    5,662,170       31,808,016
 Management fees.............      --          3,152,729    (3,152,729)(E)     --          --              --
 Property operating costs....    2,623,626     7,002,261       --          9,625,887     4,407,863       14,033,750
 Property taxes, insurance
   and other.................    1,310,517     4,946,569       --          6,257,086     1,390,174        7,647,260
 Depreciation and
amortization.................    2,097,512     7,267,137       613,267(F)   9,977,916    1,889,198       11,867,114
                               -----------   -----------   -----------   -----------   -----------   --------------
Total operating expenses.....   23,736,839    78,897,333    (1,477,462)  101,156,710    29,203,694      130,360,404
                               -----------   -----------   -----------   -----------   -----------   --------------
Interest expense, net........    2,413,348    11,115,784    (8,726,610)(G)   4,802,522   5,630,540       10,433,062
                               -----------   -----------   -----------   -----------   -----------   --------------
Total expenses...............   26,150,187    90,013,117   (10,204,072)  105,959,232    34,834,234      140,793,466
                               -----------   -----------   -----------   -----------   -----------   --------------
Income (loss) before minority
interest and income taxes....      213,161    (2,142,175)    9,968,548     8,039,534    (1,778,572)       6,260,962
Minority interest............      (17,415)      (24,985)      (16,636)(H)     (59,036)     --              (59,036)
                               -----------   -----------   -----------   -----------   -----------   --------------
Income (loss) before income
taxes........................      230,576    (2,117,190)    9,985,184     8,098,570    (1,778,572)       6,319,998
Income taxes.................      --            --          3,239,428     3,239,428      (711,429)       2,527,999
                               -----------   -----------   -----------   -----------   -----------   --------------
Net income (loss)............  $   230,576    (2,117,190)    6,745,756     4,859,142    (1,067,143)       3,791,999
                               -----------   -----------   -----------   -----------   -----------   --------------
                               -----------   -----------   -----------   -----------   -----------   --------------
Pro forma income per share...                                                                                  0.30
Pro forma weighted average
 shares outstanding..........                                                                            12,754,321

                             CAPSTAR HOTEL COMPANY
              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995



    During the twelve month period subsequent to the Formation Transactions, the Offering and the execution of the Credit Facility, the Company expects to incur prepayment penalties to repay existing debt ($299,000) and expenses associated with the write-off of deferred financing costs related to existing debt to be repaid ($3,745,000). These non-recurring costs are expected to be charged to operations as incurred. Such costs have not been included in the unaudited Pro Forma Statements of Operations.


 (A)  Reflects historical combined statement of operations of EquiStar and CapStar Management for the year ended December 31, 1995.

 (B)  Reflects the pre-acquisition operations of the Owned Hotels to provide a full year of hotel operations for the unaudited Pro Forma Statement of Operations. For each hotel, except for the Radisson Hotel, Schaumburg, Illinois, the 1995 pre-acquisition operations were obtained from the hotel's audited pre-acquisition financial statements included elsewhere in this Prospectus. As the financial records of the Radisson Hotel,
      Schaumburg, Illinois were not available, its pre-acquisition operations ($2,501,548 of revenues and $2,605,619 of expenses) were estimated based on the hotel's operating budget for the same period in 1996.

 (C)  Reflects the elimination of management fee income for the Owned Hotels managed by
      CapStar Management prior to acquisition ($235,524).

 (D)  Reflects the estimated incremental general and administrative expenses associated with public ownership. These additional expenses include insurance, additional executive salaries, directors' fees and related expenses, legal expenses, expenses associated with preparing quarterly and annual reports, and other miscellaneous expenses.

 (E)  Management services for the Owned Hotels are provided by the Company and any intercompany management fee charges will be eliminated for financial reporting purposes.

 (F)  Reflects the net of the following adjustments:


      Elimination of depreciation on hotels for pre-acquisition period...........   $ (7,267,137)
      Depreciation on hotels for pre-acquisition period based on EquiStar's cost
      basis......................................................................      7,013,940
      Elimination of amortization of deferred financing fees on existing debt
      facilities to be repaid....................................................        (83,536)
      Amortization of deferred financing costs related to the Credit Facility....        950,000
                                                                                    ------------
       Net adjustment............................................................   $    613,267
                                                                                    ------------


 (G)  Reflects the net of the following adjustments:


      Elimination of interest on existing debt facilities to be paid off and interest from pre- acquisition operations.................................  $(13,865,828)
      Interest on $58,556,727 outstanding on the Credit Facility at an interest rate of LIBOR
       plus 2.25% (average rate for 1995 was 8.23%) plus the Credit Facility maintenance fee of
       $320,000..................................................................      5,139,218
                                                                                    ------------
      Net adjustment............................................................   $ (8,726,610)
                                                                                    ------------



 (H)  Reflects the effect of the other pro forma adjustments on the interest of minority owners in pro forma income before minority interest and income taxes for the partnership that owns the Westin Atlanta Airport. After the adjustments, minority interest is calculated as follows:



                                                               PRO FORMA
                                                              LOSS BEFORE
                                                                MINORITY       PERCENTAGE
                                                                INTEREST        MINORITY    MINORITY
                                                            AND INCOME TAXES    INTEREST    INTEREST
                                                            ----------------   ----------   --------
Westin Atlanta Airport....................................     $ (393,575)         15%      $(59,036)



 (I)  Historical combined financial data does not include a provision for income taxes because both EquiStar and CapStar Management were partnerships not subject to income taxes. The pro forma adjustment reflects federal and state income taxes (assuming a 40%
      combined effective rate) as if these entities had been taxed as a C-corporation in
      1995.

 (J)  Reflects the historical operations of the Additional Hotels adjusted for (i)
      depreciation on the new cost basis ($1,889,198) (ii) interest on the debt to finance the purchase ($5,630,540), and (iii) income taxes ($711,429 benefit). Also reflects the elimination of management fee income earned by CapStar Management for managing four of the five Additional Hotels in 1995 ($926,737). Historical operations of the Additional
      Hotels before adjustments were obtained from the hotels' audited combined financial statements included elsewhere in this Prospectus.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

    Prior to the Formation Transactions and the Offering, the business of the Company was conducted through EquiStar, which owned the Owned Hotels, and CapStar Management, which managed the Hotels. CapStar Management has been in the hotel management business since 1987. EquiStar, however, was not formed until January 12, 1995 and the Company did not own any hotels in any prior periods. Therefore, the Company's financial statements prior to 1995 reflect only the management business of CapStar Management. The economics of the management business are based on fees paid to the Company for management services and the costs related to the performance of these services. The fee management business is labor intensive and requires relatively little capital.


    Beginning in 1994, the Company began to invest in additional professional staff and incurred related costs in order to position itself to acquire hotel properties. From January 12, 1995 through June 30, 1996, the Company acquired 11 hotels on the following dates: March 3, 1995; June 30, 1995 (two hotels), August 4, 1995, October 3, 1995, November 15, 1995, February 2, 1996, February 16,
1996, February 22, 1996, March 8, 1996 and April 17, 1996. Thus, the historical financial statements for the year ended December 31, 1995 and the six months ended June 30, 1996 and 1995 reflect differing numbers of Owned Hotels throughout the periods. The economics associated with the acquisition and ownership of hotels is significantly different from the fee management business in that capital is required to both acquire and maintain hotels. Due to the timing and magnitude of the acquisitions made in 1995 and 1996, it is difficult to compare results of these periods either to each other or to prior years.



    The pro forma financial statements for 1995 and the six months ended June 30, 1996 reflect the operations of the Owned Hotels and the Additional Hotels for the entire periods. For some or all of such periods, such hotels were owned and/or operated by other companies. Furthermore, it is the Company's policy to seek to acquire underperforming hotels where intensive management and selective capital improvements can increase revenue and cash flow. Therefore, the Company does not believe it is meaningful to compare its results of operations for 1995 and the first six months of 1996 with comparable prior periods. Except as noted in the following period to period comparison discussions, the changes in historical income statement items between periods are attributable to the changes in the Company's business.


RESULTS OF OPERATIONS
PRO FORMA RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995 COMPARED WITH THE HISTORICAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995


    On a pro forma basis, after giving effect to the acquisition of the Owned Hotels and the Additional Hotels and the Offering, pro forma total revenues increased to $147.1 million for 1995 from $26.4 million for the same historical period. The increase resulted from the recognition of revenue for the Owned Hotels and Additional Hotels as if they had been acquired at the beginning of the period. Management services and other revenues are reduced by $1.2 million to reflect the elimination of management fee revenues from the Owned Hotels prior to acquisition and from those Additional Hotels which were managed by the Company during that period. The pro forma revenues for the period prior to acquiring each Owned Hotel and the Additional Hotels (except for the Radisson Hotel, Schaumburg, Illinois, where such revenues were estimated based on the hotel's operating budget for 1996) reflect the actual revenues of the previous owners.



    Pro forma expenses give effect to the acquisition of the Owned Hotels and the Additional Hotels and the Offering. Total pro forma operating expenses increased to $130.4 million for 1995 from $23.7 million for the same historical period. Departmental, selling, general, administrative and other operating expenses reflect the actual costs incurred by the previous owners prior to each acquisition and the actual costs incurred by the Company thereafter. Depreciation, amortization, interest and income taxes reflect the expenses that would have been incurred by the Company if the Offering and the Formation Transactions had taken place at the beginning of the period.


    Pro forma EBITDA improved to $28.6 million for 1995 from $4.7 million for the same historical period. Pro forma EBITDA as a percentage of revenue increased to 19.7% for 1995 from 17.9% for the same historical period. Management believes that EBITDA is a useful measure of operating performance because it is industry practice to evaluate hotel properties based on operating income before interest, depreciation and amortization, which is generally equivalent to EBITDA, and EBITDA is unaffected by the debt and equity structure of the property owner. EBITDA does not represent cash flow from operations as defined by GAAP, and is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income under GAAP for purposes of evaluating the Company's operating performance.



SIX MONTHS ENDED JUNE 30, 1996 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 1995



    Total revenues increased to $46.3 million in the six months ended June 30, 1996 from $4.8 million in the six months ended June 30, 1995. Room revenues for the six months ended June 30, 1996 increased to $28.1 million from $1.9 million while food, beverage and other department revenues increased to $16.0 million from $0.7 million predominantly due to the acquisition of 10 Owned Hotels and the inclusion of an eleventh Owned Hotel acquired on March 3, 1995 for the entire 1996 period.



    Operating costs and expenses increased to $39.6 million in the six months ended June 30, 1996 from $4.3 million in the six months ended June 30, 1995, resulting from the acquisition of 10 Owned Hotels and the inclusion of an eleventh hotel for the entire 1996 period. The costs related to management of the Managed Hotels remained relatively constant.



    Operating income increased to $6.6 million for the six months ended June 30, 1996 from $0.5 million for the six months ended June 30, 1995. Operating income as a percentage of revenue increased to 14.3% for the six months ended June 30, 1996 from 10.4% for the six months ended June 30, 1995, resulting from increased operating efficiencies.



    Net interest expense increased to $7.3 million in the six months ended June 30, 1996 from $0.3 million in the six months ended June 30, 1995, resulting from the debt incurred related to the acquisition of 10 Owned Hotels and the inclusion of an eleventh hotel acquired on March 3, 1995 for the entire 1996 period.



    The net loss of $0.6 million for the six months ended June 30, 1996 is a decrease from the net income of $0.2 million for the six months ended June 30, 1995 and is due to the acquisition of 10 Owned Hotels. This loss was caused primarily by increased interest expense incurred to acquire the properties.



    EBITDA increased to $10.6 million for the six months ended June 30, 1996 from $0.8 million for the six months ended June 30, 1995. EBITDA as percentage of revenue increased to 22.8% for the six months ended June 30, 1996 from 16.7% for the six months ended June 30, 1995.

YEAR ENDED DECEMBER 31, 1995 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1994

    Total revenues increased to $26.4 million in 1995 from $4.4 million in 1994. Room revenues and food, beverage and other hotel department revenues for 1995 reflect the operating revenues of five Owned Hotels acquired during the period. There were no Owned Hotels acquired during 1994.


    Operating costs and expenses increased to $23.7 million in 1995 from $4.5 million in 1994. Departmental expenses and property operating costs for 1995 reflect the operations of five Owned Hotels acquired during the period. Selling, general and administrative costs and depreciation expense reflect increases due to the acquisition of five Owned Hotels and the interest in the Westin Atlanta Airport during 1995. The costs related to management of the Managed Hotels remained relatively constant between the periods.


    Operating income increased to $2.6 million for the period from 1995 from a loss of $0.1 million in 1994. The increase from 1994 is due to the operating income by the Owned Hotels and to increased efficiencies in the management of the Managed Hotels.

    Net interest expense of $2.4 million for 1995 results from the debt incurred related to the acquisition of the Owned Hotels.

    The Company incurred an extraordinary loss on extinguishment of debt during 1995 from the write-off of deferred financing fees in connection with a refinancing transaction.

    The net loss increased to $0.7 million for 1995 from $0.1 million for 1994. The primary reason for the extraordinary loss was the extinguishment of debt.

YEAR ENDED DECEMBER 31, 1994 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1993

    Management services and other revenues increased to $4.4 million in 1994 from $4.2 million in 1993, due to the improved performance of the Managed Hotels. The Management Agreements provide for incentive payments based on the favorable performance of the Managed Hotels.

    Operating costs and expenses increased to $4.5 million in 1994 from $4.1 million in 1993. Selling, general and administrative costs reflect increases due to the addition of development, accounting and administrative personnel and leased office space as the Company began to actively seek acquisitions of hotel properties.

    The net loss for 1994 was $0.1 million compared to net income of $0.2 million in 1993. The variance in net operating results was due to the additional operating costs incurred.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's principal sources of liquidity are cash on hand, cash generated from operations and borrowings under credit facilities as well as the proceeds from the Offering. The Company's continuing operations are funded through cash generated from hotel operations. Hotel acquisitions are financed through a combination of internally generated cash and borrowings under credit facilities.


    At June 30, 1996, the Company had $4.9 million in cash and cash equivalents, a decrease of $1.9 million from the balance of $6.8 million on December 31, 1995. During the 18 months ended June 30, 1996, the Company invested $14.0 million in capital improvements in connection with renovations of the Owned Hotels. The Company plans to spend an additional $15.8 million in 1996 and $2.1 million in 1997 for the completion of the renovation of the Owned Hotels. Renovations on the Additional Hotels will commence after consummation of their acquisition at the end of 1996 and are projected to total

$3.7 million. Capital for renovation work has been and will be provided by a combination of internally generated cash and borrowings under credit facilities. The Company is committed to reinvesting adequate capital on an ongoing basis to maintain the quality of the hotels it owns. Once existing planned renovation programs are complete, the Company expects to spend approximately 4% of revenues on an annual basis for ongoing capital expenditures, including room and facilities refurbishments, renovations and furniture and equipment replacements. The Company believes that these investments will enhance the Company's competitive position.



    The Company has entered into negotiations with the Banks, led by Bankers Trust, to obtain the Credit Facility in the maximum principal amount of $225 million. Borrowings under the Credit Facility will be used by the Company to repay existing indebtedness (including $55.7 million of indebtedness owed to Lehman Holdings that will remain outstanding following consummation of the Offering and the application of proceeds therefrom), to acquire and renovate upscale, full-service hotels in the United States, and for other corporate purposes. It is anticipated that the Company's ability to borrow under the Credit Facility will be subject, among other things, to a borrowing base test calculated with the reference to the cash flow from hotel properties, the relative contribution to the borrowing base of the values attributable to the different hotel properties, the appraised values of such hotel properties and certain other factors.



    It is anticipated that the term of the Credit Facility will be three years, subject to two one-year extensions upon the satisfaction of certain conditions. The Company anticipates that it will not be entitled to borrow additional advances or reborrow during the extension period. The Company will be required to pay customary fees in connection with the structuring of the Credit Facility, a commitment fee on the unused portion of the Credit Facility and a fee on outstanding letters of credit.



    It is anticipated that the Credit Facility will be a direct obligation of CapStar Management and will be fully and unconditionally guaranteed by the Company and certain subsidiaries of CapStar Management, including the subsidiaries owning hotel properties. It is anticipated that the Credit Facility will be secured by substantially all the real and personal property of CapStar Management and its subsidiaries.



    The Credit Facility will contain convenants that impose certain limitations on the Company in respect of, among other things, (i) the payment of dividends and other distributions, (ii) acquisitions of additional hotel properties, (iii) the creation or incurrence of liens, (iv) the incurrence of indebtedness, lease obligations or contingent liabilities, (v) the acquisition of investments in and securities issued by joint ventures and other entities, (vi) transactions with affiliates, (vii) management or similar agreements delegating to another person substantial authority over the operation or maintenance of its hotel properties,
(viii) mergers, acquisitions, divestitures or reorganizations, (ix) the issuance of preferred stock and (x) sale leaseback transactions involving any of its hotel properties. The Credit Facility will also contain covenants that will subject the Company to certain operating requirements and that require the maintenance of certain financial levels, such as consolidated net worth, and certain financial ratios, such as consolidated hotel indebtedness to market equity capitalization and shareholders' equity, consolidated cash flow to interest and consolidated total indebtedness to consolidated cash flow.



    While the Company expects to enter into the Credit Facility following the consummation of the Offering, and prior to the maturity of its indebtedness to Lehman Holdings, there can be no assurance that the Company will be successful in entering into the Credit Facility and, if so, on the terms described above or otherwise. See "Risk Factors--Risk of Debt Financing; No Limit on Indebtedness."

SEASONALITY

    Demand at many of the Hotels is affected by recurring seasonal patterns. Demand is lower in the winter months due to decreased travel and higher in the spring and summer months during peak travel season. Accordingly, the Company's operations are seasonal in nature, with lower revenue, operating profit and cash flow in the first and fourth quarters and higher revenue, operating profit and cash flow in the second and third quarters.

INFLATION

    The rate of inflation has not had a material effect on the revenues or operating results of the Company during the three most recent fiscal years.

                                  THE COMPANY


    CapStar is a hotel investment and management company which acquires, owns, renovates, repositions and manages hotels throughout the United States. CapStar owns 12 upscale, full-service Owned Hotels which contain 3,516 rooms. Including the Owned Hotels, the Company manages 48 Hotels with 8,849 rooms. The Company's business strategy is to identify and acquire hotel properties with the potential for cash flow growth and to renovate, reposition and operate each hotel according to a business plan specifically tailored to the characteristics of the hotel and its market. Each of the Owned Hotels is located in a market which has recently experienced strong economic growth, including Atlanta, Charlotte, Chicago, Cleveland, Dallas, Los Angeles, Salt Lake City, Seattle and Washington, D.C. The Owned Hotels include hotels operated under nationally recognized brand names such as Hilton, Sheraton, Westin, Marriott, Holiday Inn and Radisson, and one hotel operated under an independent brand name. In the six months ended June 30, 1996, the operating performance of the Owned Hotels improved significantly, as demonstrated by the 7.5% increase in revenues, 14.1% increase in gross operating profit, and 12.5% increase in RevPAR over the comparable year earlier period.


                                                    SIX MONTHS ENDED
                                                        JUNE 30,
                                                  --------------------
                                                                          PERCENTAGE
                                                   1996        1995        INCREASE
                                                  -------    ---------    ----------
Revenues (in thousands)........................   $58,099     $54,036         7.5%
Gross operating profit (in thousands)..........   $17,594     $15,415        14.1%
Average Occupancy..............................      73.3%       71.9%        1.9%
ADR............................................   $ 82.47     $ 74.33        10.4%
RevPAR.........................................   $ 60.45     $ 53.73        12.5%



    Additionally, the performance of the Company's Owned Hotels compares favorably with that of the industry in general. For the five months ended May 31, 1996 (the most recent period for which industry information is currently available), RevPAR for the Owned Hotels increased 12.6%, while RevPAR for all upscale hotels, as reported by Smith Travel Research, increased 5.8%.



    As a fully integrated owner and manager, CapStar intends to capitalize on its management experience and expertise by continuing to make opportunistic acquisitions of full-service hotels, securing additional management contracts and improving the operating performance of the hotels. The Company's senior management team has successfully managed hotels in all segments of the lodging industry, with particular emphasis on upscale, full-service hotels. Senior management has an average of approximately 19 years of experience in the hotel industry. Since the inception of the Company's management business in 1987, the Company has achieved consistent growth, even during periods of relative industry weakness. The Company attributes its management success to its ability (i) to analyze each hotel as a unique property and identify those particular cash flow growth opportunities which each hotel presents, (ii) to create and implement marketing plans that properly position each hotel within its local market, and
(iii) to develop management programs that emphasize guest service, labor productivity, revenue yield and cost control. The Company has a distinct management culture that stresses creativity, loyalty and entrepreneurship and was developed to emphasize operations from an owner's perspective. This culture is reinforced by the fact that 33 members of management will hold, directly or indirectly, an aggregate of 7.8% of the Company's equity upon completion of the Offering. See "Principal and Selling Stockholders."


    The Company is in the process of renovating and repositioning the Owned Hotels based on strategic plans designed to address the opportunities presented by each hotel and local market. Management selects renovations intended to result in a high return on investment and to extend the Owned Hotels' appeal to a broader range of market segments. Examples of these revenue generating renovations include the following: enhancing meeting and banquet facilities to attract lucrative group conferences and conventions; upgrading guest rooms to meet the needs of business travelers and to increase ADRs; renovating restaurants and introducing new food and beverage concepts to attract additional guests and local patrons; and completing necessary repairs and upgrades of interior and exterior spaces to ensure high levels of quality and guest satisfaction. During the 18 months ended June 30, 1996, the Company spent a total of $14.0 million on renovations at the Owned Hotels and currently intends to spend an additional $15.8 million completing the renovation programs.



    The Company believes that the upscale, full-service segment of the lodging industry is the most attractive segment in which to acquire, own and manage hotels and further believes that there are currently many attractive opportunities to acquire properties in this segment of the industry at prices below replacement cost. The upscale, full-service segment is attractive for several reasons. First, the Company expects that there will be no significant increases in the supply of upscale, full-service hotels in the next several years because the cost of new construction generally does not justify new hotel development. Second, upscale, full-service hotels appeal to a wide variety of customers, thus reducing the risk of decreasing demand from any particular customer group. Additionally, such hotels have particular appeal to business executives and upscale leisure travelers, customers who are generally less price sensitive than travelers who use limited-service hotels. Third, because full-service hotels have a higher proportion of fixed costs to variable costs than other segments of the lodging industry, full-service hotels afford greater operating leverage than limited-service hotels, resulting in increasingly higher profit margins as revenues increase. Finally, full-service hotels require a greater depth of management expertise than limited-service hotels, and the Company believes that its superior management skills provide it with a significant competitive advantage in their operation.



    In connection with its growth strategy, the Company has entered into a binding contract with MBL to acquire the five Additional Hotels which contain 1,121 rooms, for a purchase price of $68.4 million. Four of the Additional Hotels have been managed by the Company since 1991. Since assuming management of these four hotels, the Company has improved the operating performance of the properties. The Company, however, believes that with appropriate capital spending the Additional Hotels can achieve further improvements in revenue and cash flow. The Company plans to spend approximately $3.7 million subsequent to the acquisition to renovate and reposition the Additional Hotels. The acquisition is scheduled to close in December 1996. There can be no assurance, however, that the closing will occur. See "Risk Factors--Risks Associated with Expansion" and "Business and Properties--The Properties--The Additional Hotels."


                            BUSINESS AND PROPERTIES

    The Company seeks to increase shareholder value by (i) continuing to acquire upscale, full-service hotels below replacement cost in selected markets throughout the United States and (ii) implementing its operating strategy to improve hotel operations and increase cash flow.

ACQUISITION STRATEGY

    The Company intends to continue acquiring upscale, full-service hotels. In addition to the direct acquisition of hotels, the Company anticipates that it may make investments in hotels through joint ventures with strategic partners or through equity contributions or secured loans. The Company identifies acquisition candidates located in markets with economic, demographic and supply dynamics favorable to hotel owners and operators. Through its extensive due diligence process, the Company chooses those acquisition targets where it believes selective capital improvements and intensive management will increase the hotel's ability to attract key demand segments, enhance hotel operations and increase long-term value. In order to evaluate the relative merits of each investment opportunity, senior management and individual operations teams create detailed plans covering all areas of renovation and operation. These plans serve as the basis for the Company's acquisition decisions and guide subsequent renovation and operating plans. At the Owned Hotels, the Company has been able to implement these plans and apply its system of management to create improvements in revenue and profitability.

    The Company will seek to acquire and invest in hotels that meet the following criteria:

MARKET CRITERIA

    Economic Growth. The Company focuses on metropolitan areas that are approaching, or have already entered, periods of economic growth. Such areas generally show above average growth in the business community as measured by (i) job formation rates, (ii) population growth rates, (iii) tourism and convention activity, (iv) airport traffic volume, (v) local commercial real estate occupancy, and (vi) retail sales volume. Markets that exhibit these characteristics typically have strong demand for hotel facilities and services.

    Supply Constraints. The Company seeks lodging markets with favorable supply dynamics for hotel owners and operators, including an absence of current new hotel development and barriers to future development such as zoning constraints, the need to undergo lengthy local development approval processes and a limited number of suitable sites. Other factors limiting the supply of new hotels are the current lack of financing available for new development and the inability to generate adequate returns on investment to justify new development.

    Geographic Diversification. The Company seeks to maintain a geographically diverse portfolio of hotels to offset the effects of regional economic cycles. The Hotels are located in 23 states across the nation, with 11 Hotels located in California, four in Virginia, three in Colorado, three in Maryland, three in New Jersey, two in Arizona, two in Indiana, two in Louisiana, two in New York, two in Washington, D.C., two in Pennsylvania and one Hotel each in 12 additional states.

HOTEL CRITERIA

    Location and Market Appeal. The Company seeks to acquire upscale, full-service hotels that are situated near both business and leisure centers which generate a broad base of demand for hotel accommodations and facilities. These demand generators include (i) business parks, (ii) airports, (iii) shopping centers and other retail areas, (iv) convention centers, (v) sports arenas and stadiums, (vi) major highways, (vii) tourist destinations, (viii) major universities, and (ix) cultural and entertainment centers with nightlife and restaurants. The confluence of nearby business and leisure centers enables the Company to attract both weekday business travelers and weekend leisure guests. Attracting a balanced mix of business, group and leisure guests to the Hotels helps to maintain stable occupancy rates and high ADRs.

    Size and Facilities. The Company seeks to acquire well-constructed hotels that are less than 20 years old, contain 200 to 500 guest rooms and include accommodations and facilities that are, or are capable of being made, attractive to key demand segments such as business, group and leisure travelers. These facilities typically include large, upscale guest rooms, food and beverage facilities, extensive meeting and banquet space, and amenities such as health clubs, swimming pools and adequate parking.


    Potential Performance Improvements. The Company seeks to acquire underperforming hotels where intensive management and selective capital improvements can increase revenue and cash flow. Underperforming hotels typically serve less than their "fair share" of lodging industry demand (as measured by RevPAR), achieve lower profit margins than the Company believes it can maintain and receive inadequate funding to make needed capital improvements. These hotels represent opportunities where a systematic management approach and targeted renovations should result in improvements in revenue and cash flow. The Company's ability to improve operations is demonstrated by the fact that RevPAR at the Owned Hotels increased 12.6% from the five month period ended May 31, 1995 to the five month period ended May 31, 1996, as compared to an increase of only 5.8% for the upscale, full-service hotel segment as reported by Smith Travel Research over the comparable period (the most recent industry information available).

    The Company expects that its relationships throughout the industry and its acquisition staff located on both coasts of the United States will continue to provide it with a competitive advantage in identifying, evaluating and purchasing hotels which meet its acquisition criteria. The Company has a record of successfully renovating and repositioning hotels, both at the Owned Hotels and at the Managed Hotels (varying in levels of service, room rates and market types). As a public company, the Company believes it will have improved access to various debt and equity financing sources to fund acquisitions. In addition, in consummating acquisitions the Company expects that it will benefit from its ability to utilize units of limited partnership interest in its subsidiary Operating Partnership as an alternative to cash. The Company is currently negotiating with the Banks, led by Bankers Trust, to obtain the new $225 million Credit Facility, under which capital will be available to pursue acquisitions and make capital investments in subsequently acquired hotels. See "Risk Factors--Risks of Debt Financing; No Limits on Indebtedness." The Company currently expects to retain earnings for future acquisitions and the renovation and maintenance of the hotels it owns.


OPERATING STRATEGY

    The Company's principal operating objectives are to generate higher RevPAR and to increase net operating income while providing its hotel guests with high-quality service and value. The Company seeks to achieve these objectives by creating and executing management plans that are specifically tailored for each individual Hotel rather than by implementing an operating strategy that is designed to maintain a uniform corporate image or brand. Management believes that its custom-tailored business plans are the most effective means of addressing the needs of a given hotel or market. The Company believes that skilled management of hotel operations is the most critical element in maximizing revenue and cash flow in full-service hotels.

    The Company's corporate headquarters carries out financing and acquisition activities and provides services to support as well as monitor the Company's on-site hotel operating executives. Each of the Company's executive departments, including Sales and Marketing, Human Resources and Training, Food and Beverage, Technical Services, Development, and Corporate Finance, is headed by an executive with significant experience in that area. These departments support decentralized decision-making by the hotel operating executives by providing accounting and budgeting services, property management software and other resources which cannot be economically maintained at the individual Hotels.

    Key elements of the Company's management programs include the following:

    Comprehensive Budgeting and Monitoring. The Company's operating strategy begins with an integrated budget planning process that is implemented by individual on-site managers and monitored by the Company's corporate staff. Management sets targets for cost and revenue categories at each of the Hotels based on historical operating performance, planned renovations, operational efficiencies and local market conditions. On-site managers coordinate with the central office staff to ensure that such targets are realistic. Through effective and timely use of its comprehensive financial information and reporting systems, the Company can monitor actual performance and rapidly adjust prices, staffing levels and sales efforts to take advantage of changes in the market and to improve yield.

    Targeted Sales and Marketing. The Company employs a systematic approach toward identifying and targeting segments of demand for each Hotel in order to maximize market penetration. Executives at the Company's corporate headquarters and property-based managers divide such segments into smaller subsegments, typically ten or more for each Hotel, and develop narrowly tailored marketing plans to suit each such segment. The Company supports each Hotel's local sales efforts with corporate sales executives who develop new marketing concepts and monitor and respond to specific market needs and preferences. These executives are active in implementing on-site marketing programs developed in the central management office. The Company employs computerized revenue yield management systems to manage each Hotel's use of the various distribution channels in the lodging industry. Management control over those channels, which include franchisor reservation systems and "800" numbers, travel agent and airline global distribution systems, corporate travel offices and office managers, and convention and visitor bureaus, enables the Company to maximize revenue yields on a day-to-day basis. Sales teams are recruited locally and receive incentive-based compensation bonuses. All of the Company's sales managers complete a highly developed sales training program.


    Strategic Capital Improvements. The Company plans renovations primarily to enhance a Hotel's appeal to targeted market segments, thereby attracting new customers and generating increased revenue and cash flow. During the 18 months ended June 30, 1996, the Company spent a total of $14.0 million on renovations at the Owned Hotels and currently intends to spend an additional $15.8 million completing the renovation programs. For example, at all of the Owned Hotels, the Company has renovated banquet and meeting spaces and upgraded guest rooms with computer ports and comfortable work spaces to better accommodate the needs of business travelers and to increase ADRs. Capital spending decisions are based on both strategic needs and potential rate of return on a given capital investment.


    Selective Use of Multiple Brand Names. The Company believes that the selection of an appropriate franchise brand is essential in positioning a hotel optimally within its local market. The Company selects brands based on local market factors such as local presence of the franchisor, brand recognition, target demographics and efficiencies offered by franchisors. The Company believes that its relationships with many major hotel franchisors, established both as a manager and an owner of hotels operated under their respective franchises, places the Company in a favorable position when dealing with those franchisors and allows it to negotiate favorable franchise agreements with franchisors. The Company believes that its growth through acquisition of additional hotels will further strengthen its relationship with franchisors.

    The following chart summarizes certain information with respect to the national franchise affiliations of the Hotels and the Additional Hotels:


                                                                                     PERCENTAGE OF
                                                                                    COMPANY'S TOTAL
                                                                 PERCENTAGE OF    GUEST ROOMS-- OWNED
                                   NUMBER OF     NUMBER OF      COMPANY'S TOTAL        HOTELS AND
FRANCHISE                          HOTELS(1)   GUEST ROOMS(1)   GUEST ROOMS(1)    ADDITIONAL HOTELS(2)
- ---------------------------------  ---------   --------------   ---------------   --------------------
Hilton...........................       7           1,930             21.9%                41.6%
Sheraton.........................       4           1,137             12.8                 15.7
Holiday Inn......................       7           1,132             12.8                  9.4
Best Western(R)..................       6             728              8.2             --
Ramada(R)........................       4             725              8.2             --
Westin...........................       1             496              5.6                 10.7
Marriott.........................       1             434              4.9                  9.4
Radisson.........................       2             328              3.7                  4.4
Days Inn(R)......................       2             277              3.1             --
Quality(R).......................       2             277              3.1             --
Doubletree(R)....................       1             208              2.4             --
Clarion(R).......................       1             194              2.2             --
Comfort Suites(R)................       1             119              1.3             --
Residence Inn(R).................       1             104              1.2             --
Independent......................       8             760              8.6                  8.8
                                       --
                                                    -----            -----                -----
Total............................      48           8,849            100.0%               100.0%
                                       --
                                       --
                                                    -----            -----                -----
                                                    -----            -----                -----


       -------------------

       (1) Excludes the one Additional Hotel that the Company does not currently manage.

       (2) Includes the one Additional Hotel that the Company does not currently manage.

    Emphasis on Food and Beverage. Management believes popular food and beverage ideas are a critical component in the overall success of a hotel. The Company utilizes its food and beverage operations to create local awareness of its hotel facilities, to improve the profitability of its hotel operations and to enhance customer satisfaction. The Company is committed to competing for patrons with restaurants and catering establishments by offering high-quality restaurants that garner positive reviews and strong local and/or national reputations. The Company has engaged food and beverage experts to develop several proprietary restaurant concepts. The Owned Hotels contain restaurants ranging from Michel Richard's highly acclaimed CITRONELLE(R), to Morgan's, a Company-designed concept which offers popular, moderately-priced American cuisine. The Company has also successfully placed national food franchises such as Starbuck's Coffee(R) and "TCBY"(R) Yogurt in casual, delicatessen-style restaurants in several of the Owned Hotels. Popular food concepts have strengthened the Company's ability to attract business travelers and group meetings and improved the name recognition of the Owned Hotels.

    Commitment to Reinvestment. The Company is committed to reinvesting adequate capital on an ongoing basis to maintain the quality of the hotels it owns. Reinvestment is expected to include room and facilities refurbishments, renovations and furniture and equipment replacements that are designed to maintain attractive accommodations, updated restaurants and modern equipment. The Company believes that these investments will enhance the Company's competitive position.

    Computerized Reporting Systems. The Company employs computerized reporting systems at each of the Hotels and at its corporate offices to monitor the financial and operating performance of the Hotels. Management information services have been fully integrated through the installation of Novell and Unix networks. Management also utilizes programs like Data Plus(R) and cc:Mail(R) to facilitate daily communication. Such programs have enabled the Company to create and implement detailed reporting systems at each of the Hotels and its corporate headquarters. Corporate executives utilize information systems that track each of the Hotel's daily occupancy, ADR, and revenue from rooms, food and beverage. By having the latest hotel operating information available at all times, management is better able to respond to changes in the market of each Hotel.


    Commitment to Service and Value. The Company is dedicated to providing exceptional service and value to its customers on a consistent basis. The Company conducts extensive employee training programs to ensure personalized service at the highest levels. Programs such as "Be A Star" have been created and implemented by the Company to ensure the efficacy and uniformity of its employee training. The Company's practice of tracking customer comments, through the recording of guest comment cards and the direct solicitation (during check-in and check-out) of guest opinions regarding specific items, allows investment in services and amenities where they are most effective. The Company's focus on these areas has enabled it to attract lucrative group business.


    Distinct Management Culture. The Company has a distinct management culture that stresses creativity, loyalty and entrepreneurship and was developed to emphasize operations from an owner's perspective. Management believes in realistic solutions to problems, and innovation is always encouraged. Incentive programs and awards have been established to encourage individual property managers to seek new ways of increasing revenues and operating cash flow. This creative, entrepreneurial spirit is prevalent from the corporate staff and the general managers down to the operations staff. Individual general managers work closely with the corporate staff and they and their employees are rewarded for achieving target operating and financial goals.

IMPLEMENTATION OF STRATEGIES

    Since January 1, 1995, CapStar has implemented its acquisition and operating strategies by acquiring and assuming management of 12 upscale, full-service hotels containing approximately 3,500 rooms and contracting to acquire Additional Hotels containing approximately 1,125 rooms. The Company believes that it has improved the performance of each of the Owned Hotels since acquiring them between March 1995 and June 1996. The following three examples illustrate the manner in which the Company has implemented its acquisition and operating strategies at the Owned Hotels:


    Westin Atlanta Airport. Built in 1982, the 496-room hotel is located on Interstate 85 near Interstate 285, Atlanta's central highway, and adjacent to Hartsfield International Airport (the nation's third busiest airport). After acquiring the hotel, the Company began the process of converting the franchise affiliation from Renaissance to Westin. It is expected that the conversion will be completed by July 1996. The hotel's facilities and amenities feature over 15,000 square feet of meeting and banquet space, an indoor/outdoor pool, a health club, a voice mail telephone answering system, a gift shop, a business center, a club lounge, two restaurants, a lounge and a nightclub. The economy of greater Atlanta, host of the 1996 Summer Olympic Games, is among the strongest in the nation.


    Prior to the Company's acquisition, the hotel had been leased to a tenant that was involved in prolonged disputes with the hotel's owners, which had resulted in inadequate maintenance of the hotel's physical plant and generally poor employee morale. The Company acquired the first mortgage loan on this hotel from a major insurance company during 1995 and in November 1995 acquired a majority limited partnership interest and the sole general partner interest in the limited partnership that owns the hotel (the limited partnership was in its fourth year of Chapter 11 reorganization at the time). The Company took over management of the hotel in March 1996 after confirmation of the hotel's reorganization plan and has implemented an operating strategy (outlined in the chart below) which includes a $7.1 million renovation program that is expected to be substantially completed by November 1996.


    BUSINESS PLAN ELEMENT         BUSINESS PLAN STRATEGY                 STATUS
- -----------------------------  -----------------------------  -----------------------------

1. Change franchise brand      . Complete property            Westin franchise is expected
  affiliation from              improvements specified by     to become effective in July
  Renaissance(R) to Westin.     Westin.                       1996.

2. Replace property            . Install new management       New general manager and
  management committee to       team.                         executive staff installed.
  facilitate shift in
  marketing and management
  direction.

3. Shift demand segment from   . Renovate 250 guest rooms to  Club room and telephone
  heavily-discounted airline    Westin Premier(R) standard    system installed. Westin
  crew business to premium      and install Guest Office      Premier rooms completed and
  business and leisure          features.                     remaining rooms in process of
  travelers.                   . Install dedicated club room  being renovated (as airline
                                for top tier guests.          contracts expire).
                               . Upgrade remaining guest
                                rooms.
                               . Replace telephone system.
                               . Repair health club
                                equipment and pool area.

4. Increase group meeting      . Renovate meeting and         Renovations complete and
  use.                          banquet space in              marketing plan under way.
                                coordination with local and
                                national Westin sales office
                                system.

5. Execute accelerated         . Repair and upgrade HVAC and  Deferred maintenance programs
  capital improvement plan to   mechanical system.            underway.
  address defined maintenance  . Refinish guest room
  program.                      corridors.
                               . Repair building exterior
                                and grounds.


    Marriott Hotel, Somerset, NJ. Built in 1978, the 434-room hotel is centrally located on Interstate 287, approximately 25 miles from Newark International Airport, 40 minutes from midtown Manhattan and convenient to all major traffic arteries in Northern New Jersey. The hotel's facilities and amenities feature over 9,000 square feet of meeting and banquet space, tennis courts, volleyball courts, an indoor/outdoor pool, a sauna/whirlpool, an exercise room, a shuffleboard/badminton court, two restaurants and a pool-side bar. The hotel is surrounded by a significant number of corporate headquarters, commercial office buildings, retail centers, an affluent residential community and extensive, well-maintained local highways and road systems. Somerset and its neighboring communities have been experiencing moderate economic growth in recent years.


    Prior to the Company's acquisition, a widely syndicated investment partnership owned the hotel and contracted the management to Marriott International, Inc. That owner limited the amount of capital for building renovations available to Marriott International, Inc., which necessitated a marketing strategy that did not allow management to penetrate the multiple demand segments that the Company believes the hotel can successfully serve. Data from Smith Travel Research indicated that the hotel was operating at above its fair share of demand among the competitive set of area hotels during 1994 and 1995, but at a significantly lower premium than it had consistently maintained during prior years, which the Company believes was a direct result of inadequate on-going capital investment. Since acquiring the hotel in October 1995, the Company has implemented an operating strategy (outlined in the chart below) which includes a $3.3 million renovation program that is expected to be substantially completed by October 1996.


    BUSINESS PLAN ELEMENT         BUSINESS PLAN STRATEGY                 STATUS
- -----------------------------  -----------------------------  -----------------------------

1. Pursue higher ADR through   . Convert 180 guest rooms to   Renovations and conversions
  modified room rate            Marquis(R) level.             to be completed by August
  structure in premium         . Redecorate the lobby and     1996 (time table based on
  commercial segment.           the corporate club.           vacancy patterns so that
                               . Reduce number of premium     premium room service
                                guest rooms available at      interruption is minimized).
                                discounts.

2. Increase weekend            . Target leisure demand        Direct sales and marketing
  occupancy.                    segment with direct sales     plans in place.
                                and advertising.

3. Pursue higher food and      . Convert formal dining room   Renovations completed.
  beverage sales.               to banquet space to attract
                                local catering demand.
                               . Enlarge cocktail lounge to
                                attract non-restaurant
                                demand.

4. Reduce operating expenses   . Install computer network     Achieved gross operating
  by restructuring staff and    for more efficient            profit margin of 34.5% for
  training programs.            management oversight.         the six months ended June 30,
                                                              1996.

5. Execute accelerated         . Replace HVAC units in 140    Deferred maintenance programs
  capital improvement plan to   guest rooms.                  underway.
  address deferred             . Refinish corridors.
  maintenance program.         . Install fire sprinkler
                                system.


    Salt Lake Airport Hilton. Built in 1980, the 287-room hotel is centrally located within a commercial office park, approximately five minutes from the Salt Lake City International Airport and 15 minutes from downtown Salt Lake City. The hotel's facilities and amenities feature 10,000 square feet of meeting and banquet facilities, indoor and outdoor pools, a basketball court, lake and dock facilities, a putting green, a health club, a video room and a restaurant and lounge with 150 seats. The hotel is well-positioned to serve strong business segment demand generated by the commercial office park, as well as leisure segment demand from visitors to nearby attractions like the Mormon Temple, the Great Salt Lake and seven world-class ski resorts in the Wasatch Range of the Rocky Mountains. Salt Lake City has experienced strong economic growth in recent years as a result of a growing high-tech business community, the renovation and expansion of the Salt Palace Convention Center and the selection of the city as the site of the 2002 Winter Olympic Games.

    Prior to the Company's acquisition, the Salt Lake Airport Hilton was owned and operated by its original developer, a local development company that owned no other hotel properties. The hotel's first mortgage had passed its original maturity date. The hotel suffered from deferred maintenance, a deteriorating market share and low employee morale. Specific operational deficiencies included the lack of a yield management system, a low operating margin in the rooms department and an inefficient marketing plan that failed to attract upscale business travelers and group business. Data from Smith Travel Research indicated that the hotel was operating at approximately 83% of its fair share of demand among its competitive set of area hotels during 1994. However, the Company felt that the hotel had a fundamentally sound physical plant, facilities and amenities to serve a full range of lodging demand segments and strong marketing support from the Hilton reservation system. Since acquiring the hotel in March 1995, the Company has implemented an operating strategy (outlined in the chart below) which includes a $1.8 million renovation program that is substantially completed.


    BUSINESS PLAN ELEMENT         BUSINESS PLAN STRATEGY                 STATUS
- -----------------------------  -----------------------------  -----------------------------
1. Recapture business          . Upgrade 48 guest rooms to    Renovations completed and new
  travelers in premium rate     create corporate floor with   restaurant operating.
  segment during peak           business services and
  business periods.             dedicated club room.
                               . Redecorate lobby and small
                                meeting rooms.
                               . Install new restaurant.
2. Generate higher revenues    . Fully renovate meeting       Renovations completed and
  from group demand segment     facilities.                   local/corporate sales program
  in rooms and food &          . Install cocktail lounge.     continuing.
  beverage department.         . Upgrade VIP and hospitality
                                suites.
3. Apply yield management      . Install new computer system  Completed and in effect.
  practices.                    and upgrade software.
4. Reduce Rooms Department     . Reduce payroll costs.        Rooms Department profit
  expense margin.              . Scale back on excessive      margin increased from 34.4%
                                guest premium program.        for the six months ended June
                                                              30, 1995 to 36.9% for the six
                                                              months ended June 30, 1996.
5. Eliminate unproductive      . Redirect promotional         Program underway.
  promotional costs.            dollars to priority business
                                plan items.


THE PROPERTIES

    The Owned Hotels and the Additional Hotels feature, or after the Company's renovation program has been completed will feature, comfortable, modern guest rooms, extensive meeting and convention facilities and full-service restaurant and catering facilities that attract meeting and convention functions from groups and associations, upscale business and vacation travellers as well as banquets and receptions from the local community.

    The following table sets forth certain information with respect to the Owned Hotels and the Additional Hotels for the 12 months ended June 30, 1996:



                                                                                   PLANNED OR        TWELVE MONTHS ENDED
                                                                                   COMPLETED            JUNE 30, 1996
                                                     NUMBER OF                     RENOVATION    ----------------------------
                                                       GUEST    YEAR    MONTH    EXPENDITURE(1)   AVERAGE
              HOTEL                    LOCATION        ROOMS    BUILT  ACQUIRED     (000'S)      OCCUPANCY   ADR    REVPAR(2)
- ---------------------------------  ----------------- ---------  -----  --------  --------------  ---------  ------  ---------
OWNED HOTELS
Orange County Airport Hilton.....  Irvine, CA            290     1976     2/96      $  2,006        65.1%   $73.61   $ 47.92
Sheraton Hotel...................  Colorado Springs,
                                   CO                    502     1974     6/95         3,393        68.5     63.57     43.55
Georgetown Latham................  Washington, DC        143     1981     3/96           802        73.2    102.60     75.10
Westin Atlanta Airport(3)........  Atlanta, GA           496     1982    11/95         7,100        84.1     71.64     60.25
Radisson Hotel...................  Schaumburg, IL        202     1979     6/95         1,652        62.7     69.23     43.41
Marriott Hotel...................  Somerset, NJ          434     1978    10/95         3,311        72.3     96.49     69.76
Sheraton Airport Plaza...........  Charlotte, NC         226     1985     2/96         1,529        73.9     79.02     58.40
Holiday Inn......................  Cleveland, OH         237     1978     2/96         2,900        75.2     66.96     50.35
Hilton Hotel.....................  Arlington, TX         310     1983     4/96         2,700        75.1     79.01     59.34
Salt Lake Airport Hilton.........  Salt Lake City,
                                   UT                    287     1980     3/95         1,823        71.3     75.13     53.57
Hilton Hotel.....................  Arlington, VA         209     1990     6/96         1,500        76.3    105.35     80.38
Hilton Hotel.....................  Bellevue, WA          180     1979     8/95         1,063        78.1     86.31     67.41
                                                                                                      --
                                                         ---                          ------                ------  ---------
   Total/Weighted Average--Owned Hotels.............   3,516                        $ 29,779        73.2%   $78.89   $ 57.75

ADDITIONAL HOTELS
Hilton Hotel.....................  Sacramento, CA        326     1983    12/96      $    750        71.2%   $74.53   $ 53.07
Santa Barbara Inn................  Santa Barbara, CA      71     1959    12/96           450        84.0    125.13    105.11
Holiday Inn......................  Colorado Springs,
                                   CO                    201     1974    12/96           200        72.3     56.54     40.88
Embassy Row Hotel................  Washington, DC        195     1969    12/96         2,033        58.0    113.88     66.05
Hilton Hotel & Towers............  Lafayette, LA         328     1981    12/96           249        72.3     67.90     44.09
                                                                                                      --
                                                         ---                          ------                ------  ---------
   Total/Weighted Average--Additional Hotels........   1,121                        $  3,682        70.3%   $78.72   $ 55.34

   Total/Weighted Average...........................   4,637                        $ 33,461        72.5%   $78.85   $ 57.17
                                                                                                      --
                                                                                                      --
                                                         ---                          ------                ------  ---------
                                                         ---                          ------                ------  ---------


- ------------

(1) Represents the total planned or completed capital expenditures at each hotel. As of June 30, 1996, $14.0 million had been spent and an additional $15.8 million was planned for the Owned Hotels and $3.7 million was planned for the Additional Hotels.



(2) Represents total room revenue divided by total available rooms, net of rooms out of service due to significant renovations.



(3) The Westin Atlanta Airport is majority-owned by the Company through a partnership in which the Company holds an 85.2% limited partner interest, 1% general partner interest and a mortgage which together provide the Company a 92% economic interest in the hotel.


THE OWNED HOTELS

    The following is a brief description of each of the Owned Hotels and their respective locations:


    Orange County Airport Hilton, Irvine, CA. Built in 1976, the 290-room hotel is centrally located across the street from the John Wayne International Airport in an area densely developed with Class A commercial office space, upscale retail establishments and high density residential housing. The hotel's facilities and amenities feature over 11,000 square feet of banquet and meeting space, an outdoor pool, two tennis courts, a health and fitness center, a business center, valet services, a gift shop and a grill restaurant. Orange County has experienced minimal economic growth during the 1990s and has trailed the national average during that time due to (i) the negative impact of cutbacks in defense spending and (ii) sharp declines in the value of certain investments that led Orange County to seek bankruptcy protection. The Company believes that Orange County and nearby Los Angeles are currently emerging from recession, demonstrated by the fact that these counties are projected to lead the state in job growth during 1996. As of June 30, 1996, the Company had spent $0.2 million on renovations at the hotel with an additional $1.8 million planned.

    Sheraton Hotel, Colorado Springs, CO. Built in 1974, the 502-room hotel is centrally located approximately eight miles from Colorado Springs International Airport, three miles from downtown Colorado Springs and adjacent to Interstate
25. The hotel's facilities and amenities feature over 42,000 square feet of meeting and banquet space (one of the largest meeting and banquet facilities in Colorado), a health club, a putting green, three pools, two restaurants and a lobby bar. Colorado Springs has experienced strong economic growth in recent years which has led to a major airport expansion program which was completed in 1995. Such growth is attributable to a number of factors, including a low regional average cost of living and a rapidly expanding, young population. As of June 30, 1996, the Company had spent $2.8 million on renovations at the hotel with an additional $0.6 million planned.



    Georgetown Latham, Washington, D.C. Built in 1981, the 143-room hotel is located in the center of Georgetown, an historic district in central Washington, D.C. The hotel is approximately 15 minutes from Washington National Airport and convenient to several of Washington's commercial office concentrations, particularly those in the area of Georgetown, the West End and the Golden Triangle. The hotel's facilities and amenities feature 19,000 square feet of meeting and banquet space, valet services, secretarial services, concierge services, a roof top pool and deck and the renowned CITRONELLE restaurant. The hotel is also surrounded by upscale retail establishments, restaurants, galleries, museums and historic homes, making it broadly appealing to business travelers, as well as group meetings and leisure travelers. The economy of the Washington, D.C. metropolitan area is currently among the strongest in the nation and economic growth is forecast to continue into the near future. A major new convention center downtown is expected to open within four years. As of June 30, 1996, the Company had spent $0.2 million on renovations at the hotel with an additional $0.6 million planned.



    Westin Atlanta Airport. Built in 1982, the 496-room hotel is located on Interstate 85 near Interstate 285, Atlanta's central highway, and adjacent to Hartsfield International Airport (the nation's third busiest airport). After acquiring the hotel, the Company completed extensive renovations which enabled a Westin franchise to become effective as of July 9, 1996. The hotel's facilities and amenities feature over 15,000 square feet of meeting and banquet space, an indoor/outdoor pool, a health club, a voice mail telephone answering system, a gift shop, a business center, a club lounge, two restaurants, a lounge and a nightclub. The economy of greater Atlanta, host of the 1996 Summer Olympic Games, is among the strongest in the nation. As of June 30, 1996, the Company had spent $4.7 million on renovations at the hotel with an additional $2.4 million planned.



    Radisson Hotel, Schaumburg, IL. Built in 1979, the 202-room hotel is centrally located on an important arterial road a quarter mile west of interstate 290, approximately 20 minutes from O'Hare International Airport (the nation's busiest airport) and 40 minutes from downtown Chicago. The hotel's facilities and amenities feature over 7,400 square feet of meeting and banquet space (with the addition of new space planned), a complimentary breakfast buffet, complimentary airport and local transportation service, valet parking and dry cleaning, an outdoor pool and whirlpool, a fitness center, a jogging trail, a restaurant and a sports bar/dance club. After Chicago, Schaumburg contains the second highest concentration of commercial, office, retail and residential space in the Midwest. The suburban areas surrounding Schaumburg have experienced strong economic growth in recent years, based on employment figures, office space occupancy rates, air traffic levels and retail sales volume. As of June 30, 1996, the Company had spent $1.4 million on renovations at the hotel with an additional $0.3 million planned.


    Marriott Hotel, Somerset, NJ. Built in 1978, the 434-room hotel is centrally located on Interstate 287, approximately 25 miles from Newark International Airport, 40 minutes from midtown Manhattan and convenient to all major traffic arteries in Northern New Jersey. The hotel's facilities and amenities feature over 9,000 square feet of meeting and banquet space, tennis courts, an indoor/outdoor pool, a sauna/whirlpool, volleyball courts, an exercise room, a shuffleboard/badminton court, two restaurants and a pool-side bar. The hotel is surrounded by a significant number of corporate headquarters, commercial office buildings, retail centers, an affluent residential community and extensive, well-maintained local highways and road systems. Somerset and its neighboring communities have been experiencing moderate economic growth in recent years. As of June 30, 1996, the Company had spent $1.4 million on renovations at the hotel with an additional $1.9 million planned.



    Sheraton Airport Plaza, Charlotte, NC. Built in 1985, the 226-room hotel is the only upscale, full-service hotel at Charlotte Douglas International Airport (which is USAir's main operating hub and the nation's 14th busiest airport). The hotel is located north of the airport, approximately five miles from the Charlotte Coliseum and seven miles from downtown Charlotte. The hotel's facilities and amenities feature over 12,500 square feet of meeting and banquet space, airport shuttle service, a fitness center, a pool with sauna and whirlpool, a restaurant and a lounge/nightclub. The Charlotte region has grown in recent years to become the second largest financial center in the U.S. (after New York City) and has experienced a continued influx of foreign companies establishing U.S. operations. Economic growth has been strong over the past fifteen years due to Charlotte's attractive climate, low cost of living, young and well-educated workforce and accessibility by all forms of transportation. As of June 30, 1996, the Company had spent $0.5 million on renovations at the hotel with an additional $1.0 million planned.



    Holiday Inn, Cleveland, OH. Built in 1978, the 237-room hotel is located on Interstate 71 in Middleburg Heights, approximately three miles from Cleveland's Hopkins International Airport and approximately 15 miles from downtown Cleveland. The hotel's facilities and amenities feature over 14,000 square feet of meeting and banquet space, an indoor pool, a fitness spa, 24-hour airport shuttle service and a restaurant specializing in seafood and regional cuisine. The Cleveland metropolitan area and the cities surrounding the airport have experienced strong economic growth in recent years as the greater Cleveland economy has shifted from an economic base weighted toward heavy manufacturing to one focused on services, technology and manufacturing. As of June 30, 1996, the Company had spent $0.1 million on renovations at the hotel with an additional $2.8 million planned.



    Hilton Hotel, Arlington, TX. Built in 1983, the 310-room hotel is located at the intersection of Interstate 30 and Route 360, near the center of the Dallas/Fort Worth Metroplex. The hotel is well-positioned to serve both business and leisure segments due to its proximity to (i) a surrounding commercial development, (ii) nearby leisure attractions, including The Ballpark at Arlington and the original Six Flags amusement park, (iii) a regional convention center located one mile away, and (iv) the Dallas/Fort Worth International Airport (the nation's second busiest), approximately eight miles away. The commercial office concentrations of downtown Dallas and Fort Worth are each approximately 15 miles away. The Dallas-Forth Worth Metroplex is the sixth most populous metropolitan area in the U.S. and, notwithstanding a state recession in the 1980s caused by the collapse of oil prices and a nationwide recession during the early 1990s, has been experiencing strong economic growth in recent years, as measured by airport activity, office space occupancy rates, employment rates and population figures. As of June 30, 1996, the Company had spent $0.1 million on renovations with an additional $2.6 million planned.



    Salt Lake Airport Hilton. Built in 1980, the 287-room hotel is centrally located within a commercial office park, approximately five minutes from the Salt Lake City International Airport and 15 minutes from downtown Salt Lake City. The hotel's facilities and amenities feature 10,000 square feet of meeting and banquet facilities, indoor and outdoor pools, a basketball court, lake and dock facilities, a putting green, a health club, a video room and a restaurant and lounge with 150 seats. The hotel is well-positioned to serve strong business segment demand generated by the commercial office park, as well as leisure segment demand from visitors to nearby attractions like the Mormon Temple, the Great Salt Lake and seven world-class ski resorts in the Wasatch Range of the Rocky Mountains. Salt Lake City has experienced strong economic growth in recent years as a result of a growing high-tech business community, the renovation and expansion of the Salt Palace Convention Center and the selection of the city as the site of the 2002 Winter Olympic Games. As of June 30, 1996, the Company had spent $1.7 million on renovations at the hotel with an additional $0.1 million planned.



    Hilton Hotel, Arlington, VA. Built in 1990, the 209-room hotel is part of Ballston Metro Center, a mixed use development consisting of hotel, residential condominium, office, retail and parking uses, which is located approximately four miles outside of downtown Washington, D.C. in the Interstate 66 corridor. Ballston Metro Center incorporates the Ballston station of Washington's 100 mile regional subway system. The hotel's facilities and amenities feature more than 7,500 square feet of banquet and meeting space, garage parking, a restaurant and lounge, a club floor with deluxe guest rooms and special services available, an indoor pool with exercise and health facilities, an atrium walkway leading to the integrated office building and retail outlets, and an enclosed connection to the office building across the street and the regional mall one block away. The Company has a commitment from Hilton Hotel Corporation to reflag the hotel (which was operated as a Renaissance hotel prior to the Company's acquisition) as a Hilton. In connection with the reflagging, the Company intends to spend an additional $1.5 million on renovations at the hotel.



    Hilton Hotel, Bellevue, WA. Built in 1979, the 180-room hotel is centrally located approximately 13 miles from Seattle-Tacoma International Airport, nine miles from downtown Seattle and blocks from downtown Bellevue. The hotel's facilities and amenities feature over 7,750 square feet of meeting and banquet space, an indoor pool with a jacuzzi and sauna, a fitness club, laundry/valet services, a business center and a restaurant and lounge. After Seattle, Bellevue contains the highest concentration of commercial, office, retail and residential space in Washington and has been experiencing economic growth above the national average. Economic growth in the Bellevue market area has been strong over the last 15 years as numerous computer, aerospace and communications companies, including Microsoft Corporation, have located there. As of June 30, 1996, the Company had spent $0.9 million on renovations at the hotel with an additional $0.2 million planned.


THE ADDITIONAL HOTELS


    The Company has entered into a binding contract with MBL to acquire the Additional Hotels which contain 1,121 rooms, for a purchase price of $68.4 million. Four of the Additional Hotels have been managed by the Company since 1991. Since assuming management of these four hotels, the Company has improved the performance of the properties. However, the Company believes that, with appropriate capital spending, the Additional Hotels can achieve further improvements in revenue and cash flow. The Company plans to spend approximately $3.7 million subsequent to the acquisition to renovate and reposition the Additional Hotels. The acquisition is scheduled to close in December 1996.


    The following is a brief description of each of the Additional Hotels and their respective locations:

    Hilton Hotel, Sacramento, CA. Built in 1983, the 326-room hotel is located in suburban Sacramento, near the interchange of Interstate 80 and Route 160 in an area which is well developed with commercial office space, upscale retail and residential uses. The hotel's facilities and amenities feature over 17,000 square feet of banquet and meeting space, an indoor-outdoor pool, volleyball courts, a health and fitness center, a business center, valet services, a gift shop and two restaurants. The greater Sacramento market has experienced strong economic growth during the 1990s. The Company plans to spend $0.8 million on renovations.


    Santa Barbara Inn, Santa Barbara, CA. Built in 1959, the 71-room hotel is located on the Pacific Coast Highway directly across from a wide, publicly maintained beach. The hotel's facilities and amenities feature the renowned CITRONELLE restaurant, two meeting rooms, an outdoor pool and deck, tennis courts and valet services. The Santa Barbara market is a popular residential and resort area. The Company plans to spend $0.5 million on renovations at the hotel.


    Holiday Inn, Colorado Springs, CO. Built in 1974, the 201-room hotel is located on Interstate 25, approximately five miles north of downtown Colorado Springs and approximately eight miles north of an Owned Hotel, the Sheraton Hotel, Colorado Springs. The hotel's facilities and amenities feature more than 8,700 square feet of banquet and meeting space, a health club and jogging track, an outdoor pool, tennis courts, a restaurant, a gift shop and valet services. Colorado Springs has experienced strong economic growth in recent years which has led to a major airport expansion program completed in 1995. Such growth is attributable to a number of factors, including the region's low average cost of living and a rapidly expanding, young population. The Company plans to spend $0.2 million on renovations at the hotel.


    The Embassy Row Hotel, Washington, D.C. Built in 1969, the 195-room hotel is located in downtown Washington, D.C. on Massachusetts Avenue, which is known as "Embassy Row" because of the many embassies, chanceries and offices of foreign governments located in the area. The hotel's facilities and amenities feature over 7,500 square feet of banquet and meeting space, a rooftop pool and deck, a health and fitness center, a business center, valet services and a restaurant. A major new convention center is expected to open in downtown within four years. The Company assumed management of the hotel in July 1996 and plans to spend $2.0 million on renovations after acquiring the hotel. In conjunction with the renovation, the Company plans to obtain a franchise for the hotel.


    Hilton Hotel & Towers, Lafayette, LA. Built in 1981, the 328-room hotel is centrally located on Pinhook Road, a major business artery linking downtown Lafayette with the local airport. The hotel's facilities and amenities feature over 17,000 square feet of banquet and meeting space, an outdoor pool, an exercise room, a business center, valet services, a gift shop and a restaurant. Lafayette serves as a major center for offshore oil drilling and production, and has experienced strong job growth during the 1990s. The Company plans to spend $0.2 million on renovations at the hotel.

THE MANAGED HOTELS


    The Company operates 36 Managed Hotels containing 5,333 rooms. Of the Managed Hotels, 24 are full-service properties, nine are limited-service properties and three are extended stay properties. 29 of the Managed Hotels are operated under nationally-recognized brand names and eight are independent properties. The brand names of the Managed Hotels include Hilton, Sheraton, Clarion and Holiday Inn. See "Certain Relationships and Related Transactions" and "Risk Factors--Potential Conflicts of Interest."


    The Management Agreements have remaining terms ranging from one month to nine years. Substantially all of the Management Agreements permit the owners of the Managed Hotels to terminate such agreements prior to the stated expiration dates if the applicable hotel is sold and several of the Management Agreements permit the owners of the Managed Hotels to terminate such agreements prior to the stated expiration date without cause or by reason of the failure of the applicable hotel to obtain specified levels of performance. During 1995, the Company's revenue from Management Agreements was $3.3 million constituting 2.3% of the Company's total revenue for such period on a pro forma basis. No single Management Agreement currently accounts for more than 5% of the total revenue from the Management Agreements on a pro forma basis. Additionally, no group of Management Agreements for hotels under common ownership or control currently accounts for more than 13% of the total revenue from the Management Agreements on a pro forma basis. See "Risk Factors-- Termination of Management Agreements."

    The Company intends to continue its efforts to add to its portfolio of Managed Hotels by aggressively pursuing new management agreements. The Company believes that, in addition to adding to the Company's revenues and profits, the business of operating hotels for third parties benefits the Company by (i) increasing the Company's operating experience in, and knowledge of, hotel markets throughout the United States, (ii) broadening the Company's relationships with hotel owners and thus enhancing the Company's opportunities to identify, evaluate and negotiate hotel acquisitions prior to the active marketing of a hotel for sale, and (iii) improving the Company's ability to attract, train and retain highly-qualified operating employees by offering them the opportunity to work in a broader variety of hotels and markets.

THE HOTEL INDUSTRY

    The hotel industry is currently recovering from a period of low demand and high supply that led to industry-wide decreases in ADRs, numerous hotel failures and decreased levels of profit. It was the rapid increase in room supply during the 1980s that drove ADRs and industry profitability down, but 1991 marked a reversal of this trend. The following charts, based on data provided by Smith Travel Research, demonstrate the rise that has occurred in hotel industry average occupancy and ADRs since 1991:







                                  [GRAPH]






    The hotel industry is one of the most management intensive sectors of the real estate industry. The last 15 years have been characterized by increased product segmentation and greater marketing and cost control sophistication. Even as the importance of sophisticated management has increased, however, hotel owners have continued to rely upon fee-based third parties to manage their hotels. As an integrated owner and operator focused on maximizing long-term asset value and increasing profit, the Company believes that it distinguishes itself from those owners who do not possess in-house management capabilities.


    The lodging industry as a whole has shown significant improvement in recent years. Industry reports indicate that the lodging industry marked its third consecutive year of profitability in 1995, earning pre-tax profits of $5.5 billion. The improved profitability resulted from a favorable industry supply/demand relationship, with increases in room demand exceeding supply growth in 1992, 1993, 1994 and 1995. This excess of demand growth over supply growth has given the lodging industry a significant and increasing degree of pricing power. This pricing power has resulted in significant industry-wide growth in average room rate from 1992 through 1995. According to Coopers & Lybrand's "Hospitality Directions", these trends are expected to continue, with demand projected to increase at 2.4% annually from 1995 to 1998 compared to only a 1.8% growth in supply. This favorable supply/demand position is projected to lead to growth of 4% to 5% in average room rate annually through 1998 (a rate that is projected to exceed the inflation rate), coupled with an increase in average occupancy rate from 65.4% in 1995 to 70% by 1998. Average RevPAR is expected to increase 6.8% annually from 1995 to 1998. However, demand historically has been sensitive to shifts in economic activity which has resulted in cyclical room and occupancy rates and there is no assurance that industry projections will be met.



    The Company believes that the lodging industry pricing power described above is likely to be strongest and most sustained in the full-service segment in which the Company operates. Two primary factors underlying this projected strength are (i) the lower consumer sensitivity to increases in room rates in the full-service segment due to customer emphasis on service and brand loyalty and (ii) an expectation by industry experts that there will be no significant additions to the full-service room base over the next few years. No significant increase in the full-service sector's room base is projected because (i) the cost of constructing hotels in the full-service segment is substantially higher than other industry segments, (ii) financing available for full-service hotel construction projects is generally higher in cost and more limited in nature,
(iii) construction of full-service hotels involves longer lead times, and (iv) construction cost for new hotels, in most cases, remain substantially higher than the costs of acquiring existing full-service hotels.

COMPETITION

    The Company competes primarily in the upscale and mid-priced sectors of the full-service segment of the lodging industry. In each geographic market in which the Hotels are located, there are other full-and limited-service hotels that compete with the Hotels. In addition, the Company's food and beverage operations compete with local free-standing restaurants and bars. Competition in the U.S. lodging industry is based generally on convenience of location, price, range of services and guest amenities offered and quality of customer service and overall product.

EMPLOYEES


    As of June 30, 1996, the Company employed approximately 5,325 persons, of whom approximately 4,431 were compensated on an hourly basis. Approximately 58 employees work at the corporate headquarters.


    Employees at five of the Hotels are represented by labor unions. Management believes that labor relations with its employees are good.

TRADEMARKS

    The Company employs a flexible branding strategy based on a particular Hotel's market environment and the Hotel's unique characteristics. Accordingly, the Company uses various national trade names pursuant to licensing arrangements with national franchisors.


    HILTON(R) AND THE STYLIZED H(R) ARE REGISTERED TRADEMARKS OF HILTON HOTELS CORPORATION ("HILTON HOTELS"). NEITHER HILTON INNS, INC. ("HILTON INNS") NOR HILTON HOTELS, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES (COLLECTIVELY, THE "HILTON ENTITIES") SHALL IN ANY WAY BE DEEMED AN ISSUER OR UNDERWRITER OF THE SHARES OF COMMON STOCK OFFERED HEREBY NOR HAVE ANY OF THE HILTON ENTITIES ENDORSED OR APPROVED THE OFFERING. THE HILTON ENTITIES HAVE NOT ASSUMED AND SHALL NOT HAVE ANY LIABILITY OR RESPONSIBILITY FOR ANY FINANCIAL STATEMENTS OR OTHER FINANCIAL INFORMATION CONTAINED HEREIN OR ANY PROSPECTUS OR ANY WRITTEN OR ORAL COMMUNICATIONS REGARDING THE SUBJECT MATTER HEREBY. A GRANT OF A HILTON INNS FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY ANY OF THE HILTON ENTITIES (OR ANY OF THEIR AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY OR THE COMMON STOCK OFFERED HEREBY.


    HOLIDAY INN(R) IS A REGISTERED TRADEMARK OF HOLIDAY INNS FRANCHISING, INC. ("HOLIDAY INNS"). HOLIDAY INNS HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS NOR DOES HOLIDAY INNS HAVE ANY INTEREST IN THE COMPANY OR THE COMMON STOCK OFFERED HEREBY, EXCEPT AS A FRANCHISOR. A GRANT OF A HOLIDAY INN FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY HOLIDAY INNS (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY OR THE COMMON STOCK OFFERED HEREBY.

    RADISSON(R) IS A REGISTERED TRADEMARK OF RADISSON HOTELS INTERNATIONAL, INC. ("RADISSON HOTELS"), WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A RADISSON FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN

EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY RADISSON HOTELS (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY OR THE COMMON STOCK OFFERED HEREBY.

    MARRIOTT(R) IS A REGISTERED TRADEMARK OF MARRIOTT INTERNATIONAL, INC., WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A MARRIOTT FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY MARRIOTT INTERNATIONAL, INC. (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY OR THE COMMON STOCK OFFERED HEREBY.


    SHERATON(R) IS A REGISTERED TRADEMARK OF ITT SHERATON CORPORATION, WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A SHERATON FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY ITT SHERATON CORPORATION (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY OR THE COMMON STOCK OFFERED HEREBY.



    WESTIN(R) IS A REGISTERED TRADEMARK OF WESTIN HOTEL COMPANY AND IS LICENSED THROUGH WESTIN LICENSE COMPANY. NEITHER WESTIN HOTEL COMPANY NOR WESTIN LICENSE COMPANY HAS ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. A GRANT OF A WESTIN FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY WESTIN HOTEL COMPANY OR WESTIN LICENSE COMPANY (OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY OR THE COMMON STOCK OFFERED HEREBY.


LEGAL PROCEEDINGS

    The Company is involved in various lawsuits arising in the normal course of business. The Company believes that the ultimate outcome of these lawsuits will not have a material adverse effect on the Company.

GOVERNMENTAL REGULATION

    A number of states regulate the licensing of hotels and restaurants, including liquor license grants, by requiring registration, disclosure statements and compliance with specific standards of conduct. The Company believes that it is substantially in compliance with these requirements. Managers of hotels are also subject to laws governing their relationship with hotel employees, including minimum wage requirements, overtime, working conditions and work permit requirements. Compliance with, or changes in, these laws could reduce the revenue and profitability of the Owned Hotels and could otherwise adversely affect the Company's operations.

    Under the ADA, all public accommodations are required to meet certain requirements related to access and use by disabled persons. These requirements became effective in 1992. Although significant amounts have been and continue to be invested in ADA required upgrades to the Owned Hotels, a determination that the Company is not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants. The Company is likely to incur additional costs of complying with the ADA; however, such costs are not expected to have a material adverse effect on the Company's results of operations or financial condition. See "Risk Factors--Governmental Regulation."

    For a description of certain environmental regulations to which the Company is subject, see "Risk Factors--Environmental Risks."

                                   MANAGEMENT

    The following table sets forth certain information with respect to the Company's directors and executive officers as of the date of this Prospectus.


    NAME                                     AGE                    POSITION
- ------------------------------------------   ---   ------------------------------------------
Paul W. Whetsell..........................   45    President, Chief Executive Officer and
                                                     Chairman of the Board
David E. McCaslin.........................   39    Chief Operating Officer and Director
William M. Karnes.........................   50    Senior Executive Vice President, Finance
                                                   and Chief Financial Officer
John E. Plunket...........................   40    Executive Vice President, Finance and
                                                     Development
John Emery................................   32    Treasurer
Michael T. George.........................   37    Senior Vice President, Operations
D. Scott Livchak..........................   41    Senior Vice President, Operations
Robert Gauthier...........................   42    Senior Vice President, Operations
Daniel L. Doctoroff.......................   37    Director
Bradford E. Bernstein.....................   29    Director
William S. Janes..........................   43    Director
Joseph McCarthy...........................   64    Director
Edward L. Cohen...........................   50    Director
Edwin T. Burton, III......................   54    Director
Independent Director (to be named)........         Director


    Paul W. Whetsell has served as President and Chief Executive Officer of the Company since its founding in 1987. From 1981 to 1986, Mr. Whetsell served as Vice President of Development for Lincoln Hotels in Dallas, Texas. Prior to that, from 1973 to 1981, Mr. Whetsell worked for Quality Inns in various capacities in its franchise division, culminating in Vice President of Franchise.

    David E. McCaslin has served as Chief Operating Officer of the Company since 1994. Mr. McCaslin joined the Company in 1987 as a General Manager and was named Vice President of Operations in 1988. From 1985 to 1987, Mr. McCaslin served as General Manager for Lincoln Hotels. Prior to that, from 1979 to 1985, he worked for Westin Hotels in various capacities, including Assistant General Manager, Rooms Division Manager and Food & Beverage Manager.

    William M. Karnes has served as Senior Executive Vice President, Finance and Chief Financial Officer of the Company since April 1996. From 1994 to April 1996, Mr. Karnes served as Senior Vice President and Chief Financial Officer of Tucker Properties Corporation, a publicly traded real estate investment trust. From 1991 to 1994, Mr. Karnes served as Senior Vice President Finance and Administration for Banyan Management Corp., a company that provides management services for five public real estate investment trusts and three master limited partnerships. Prior to that, from 1989 to 1991, Mr. Karnes served as Chief Operating Officer of Miglin-Beitler, Inc., a private real estate development, management and leasing firm.

    John E. Plunket has served as Executive Vice President, Finance and Development since November 1993. From September 1991 to October 1993, Mr. Plunket served as Vice President and Principal Broker for CIG International, an investment and hotel asset management company. From February 1988 to August 1991, Mr. Plunket served as Managing Director of Cassidy & Pinkard Inc., a commercial real estate services company. From 1985 to 1987, Mr. Plunket served as Senior Vice President for Oxford Development Corporation. Prior to that, from December 1979 to April 1985, Mr. Plunket worked for Marriott Corporation in various capacities, culminating in Director of Project Finance.

    John Emery has served as Treasurer of the Company since March 1996. From September 1995 to March 1996, he served as Director of Finance of the Company. Prior to that, from January 1987 to September 1995, he worked for Deloitte & Touche LLP in various capacities, culminating with Senior Manager for the hotel and real estate industries.



    Michael T. George has served as Senior Vice President, Operations since 1995. From 1992 to 1995, Mr. George served as Chief Operating Officer for Devon Hotels in Montreal. From 1989 to 1992, Mr. George served as Vice President for Radisson Hotels International, Inc. Prior to that, from 1986 to 1989, Mr. George served as Vice President for Sheraton Hotels in Toronto.



    D. Scott Livchak has served as Senior Vice President, Operations since 1990. From 1985 to 1989 Mr. Livchak served as a General Manager for The Adam's Mark Hotel in Washington, DC, owned by HBE Corporation. From 1983 to 1985, Mr. Livchak worked for the Sheraton Atlanta Hotel in the capacity of Resident Manager. From 1977 to 1983, Mr. Livchak held various management positions with Sheraton Corporation.



    Robert Gauthier has served as Senior Vice President, Operations and General Manager of the Sheraton, Colorado Springs since 1996. From 1993 to 1996, he served as Vice President, Operations for CapStar Management. Prior to that, from 1987 to 1993, Mr. Gauthier served as Area Manager and General Manager for Drexel Burnham Lambert Realty, Inc.


    Daniel L. Doctoroff has been Managing Director of Oak Hill Partners, Inc. (Acadia Partners' investment advisor) and its predecessor since August 1987; Vice President and Director of Acadia Partners MGP, Inc. since March 1992; Vice President of Keystone, Inc. since March, 1992; and a Managing Partner of Insurance Partners Advisors, L.P. since February 1994. All of such entities are affiliates of Acadia Partners. Mr. Doctoroff is also a Director of Bell & Howell Holdings Company, National Re Corporation, Transport Holdings, Inc., Kemper Corporation and Specialty Foods Corporation.

    Bradford E. Bernstein has served as a Vice President and an Associate of Oak Hill Partners, Inc. (Acadia Partners' investment advisor) since 1992. From 1991 until 1992, Mr. Bernstein worked at Patricof & Co. Ventures. Prior to that, from 1989 to 1991, he worked at Merrill, Lynch & Co. Mr. Bernstein serves as a director of Pinnacle Brands, Inc. and Payroll Transfers, Inc.


    William S. Janes serves as a Principal and Director of RMB Realty, Inc., an affiliate of Keystone, Inc. of Fort Worth, Texas and an affiliate of Acadia Partners. Mr. Janes serves as a Director of Paragon Group, Inc., a publicly-traded real estate investment trust, as well as Brazos Asset Management, Brazos Fund, Paragon Property Services, Inc. and Carr Real Estate Services. Prior to joining RMB Realty, Inc., Mr. Janes served as Regional General Partner of Lincoln Property Company from 1984 to 1989. Mr. Janes maintains professional affiliations as a member of the National Association of Real Estate Investment Trusts, the Society of Industrial and Office Realtors and the Urban Land Institute.


    Joseph McCarthy has been retired since 1994. From 1993 to 1994 he has served as Chairman of the Board for Motel 6. From 1985 to 1993, he served as President and Chief Executive Officer for Motel 6. From 1980 to 1985, he served as President and Chief Executive Officer of Lincoln Hotels. From 1976 to 1980, he served as President and Chief Executive Officer of Quality Inns International. Prior to that, from 1971 to 1976, he served as Senior Vice President of the Sheraton Corporation.


    Edward L. Cohen has served as an Executive Officer of Lerner Corporation, a real estate management and leasing company located in Bethesda, Maryland, since 1985. Mr. Cohen is also a Principal of Lerner Enterprises, a real estate development and investment company. Prior to his participation with the Lerner organization, he was a lawyer in private practice in Washington, D.C.



    Edwin T. Burton, III has served as President of Windermere Consulting Company since April 1995 and Trustee of the Commonwealth of Virginia Retirement System since March 1994. From 1994 to April 1995, he served as Managing Director and a member of the Board of Interstate Johnson

Lane, Inc. Prior to that, from 1987 to 1993, he was President of Rothschild Financial Services, Inc. Mr. Burton is a Visiting Professor of Economics at the University of Virginia in Charlotesville, Virginia.


EXECUTIVE COMPENSATION

    The following table sets forth the annual base salaries that the Company intends to pay in 1996 to its Chief Executive Officer and the four most highly compensated executive officers during such year:

    NAME                                               POSITION                  BASE SALARY(1)
- --------------------------------------  --------------------------------------   --------------
Paul W. Whetsell......................  President, Chief Executive Officer and
                                          Chairman of the Board                     $225,000
David E. McCaslin.....................  Chief Operating Officer and Director        $215,000
William M. Karnes.....................  Senior Executive Vice President,
                                        Finance and Chief Financial Officer         $215,000(2)
John E. Plunket.......................  Executive Vice President, Finance and
                                          Development                               $150,000
Michael T. George.....................  Senior Vice President, Operations           $132,000

- ------------

(1) Pursuant to the Management Bonus Plan (as defined below), such executive officers are also eligible to earn bonuses of up to 100% of their annual base salary. Under the terms of the Management Bonus Plan, the total of such bonuses may not exceed $300,000 during 1996. See "--Compensation Plans--Management Bonus Plan."

(2) Under the terms of his employment agreement, Mr. Karnes will also be paid a minimum bonus of $30,000 in 1996 and will be reimbursed by the Company for certain moving expenses.


    Following the Offering, Messrs. Whetsell, McCaslin, Plunket, Karnes and George also will receive options to purchase 150,000, 87,500, 73,129, 50,000 and 18,282 shares of Common Stock, respectively. The terms of such options are described under "--Compensation Plans--Equity Incentive Plan." All of such options will vest over three years, except 10,000 of the options granted to Mr. Plunket, which will vest immediately upon their grant.


COMPENSATION OF DIRECTORS

    Any director who is not an employee of the Company will be paid an annual fee of $12,000. In addition, each such director will be paid $750 for attendance at each meeting of the Board and $500 for attendance at each meeting of a committee of the Board of which such director is a member. Directors who are employees of the Company will not receive any fees for their service on the Board or a committee thereof. In addition, the Company will reimburse directors for their out-of-pocket expenses in connection with their service on the Board. Upon the effectiveness of the Registration Statement, each director who is not an employee of the Company (an "Independent Director") will be granted options to purchase 5,000 shares of Common Stock at the initial public offering price. Thereafter, on the date of the annual meeting of the Company's shareholders beginning with the annual meeting held in 1997, each Independent Director will be granted options to purchase 5,000 shares of Common Stock at the then current market price. All options granted to directors will vest over three years. Any non-employee director who ceases to be a director will forfeit the right to receive any options not previously vested or granted.

COMMITTEES

    The Board will initially have an Audit Committee, a Compensation Committee and an Investment Committee, the members of which will be determined at the first meeting of the Board following completion of the Offering. The Audit Committee will consist of three Independent Directors. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Compensation Committee will consist of three Independent Directors and will determine compensation of the Company's executive officers and administer the Company's Equity Incentive Plan (as defined below). The Investment Committee will consist of the Chairman of the Board and three Independent Directors, and will review and approve investments proposed to be made by the Company.

COMPENSATION PLANS

    Management Bonus Plan. The Company has established a bonus plan (the "Management Bonus Plan") under which key management employees of the Company are eligible to receive bonuses based upon achievement of specified targets and goals for the Company and the individual employee. Bonus awards may not exceed 100% of the executive's annual base salary, which will be subject to certain restrictions and forfeiture provisions. Total bonus awards for 1996 may not exceed 10% of the aggregate base salary of the executives that are eligible in 1996 for bonuses under the Management Bonus Plan.


    Stock Purchase Plan. Each full-time employee of the Company (other than an employee who owns beneficially 5% or more of the outstanding Common Stock) is eligible to participate in the Company's stock purchase plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, subject to certain limitations arising under the Internal Revenue Code of 1986 (the "Code"), participating employees may elect to authorize the Company to withhold a minimum of $200 per quarter and a maximum of 8% or $25,000 (whichever is less) of the participating employee's salary, which amounts will be held in the participating employee's account and used to purchase Common Stock from the Company on a monthly basis at a price equal to a designated percentage from 85% to 100% of the average closing sales price for Common Stock as reported on the Composite Transactions Tape of the NYSE (except as described below). The designated percentage will be established annually by the Compensation Committee which is responsible for the administration of the Stock Purchase Plan, except that for the period ending December 31, 1996 the price will be the greater of (i) the initial offering price or (ii) 85% of the average market price of the Common Stock for such period.


    The Stock Purchase Plan reserves 500,000 shares of authorized but unissued or reacquired Common Stock for purchase thereunder. The Stock Purchase Plan will remain in effect until terminated at any time by the Board, except that such termination will be subject to employees' rights to purchase shares in any outstanding monthly offering period.

    The Stock Purchase Plan may be amended from time to time by the Board. No amendment will increase the aggregate number of shares of Common Stock that may be issued and sold under the Stock Purchase Plan (except for authorizations pursuant to the anti-dilution provisions of the Stock Purchase Plan) without further approval by the Company's shareholders. Furthermore, no amendment that would cause the Stock Purchase Plan to fail to meet the requirements of Section 423 of the Code will be adopted without shareholder approval.

    Equity Incentive Plan. The Company's 1996 Equity Incentive Plan (the "Equity Incentive Plan") is designed to attract and retain qualified officers and other key employees of the Company. The Equity Incentive Plan authorizes the grant of options to purchase shares of Common Stock ("Option Rights"), stock appreciation rights ("Appreciation Rights"), restricted shares ("Restricted Shares"), deferred shares ("Deferred Shares"), performance shares ("Performance Shares") and performance units ("Performance Units"). The Compensation Committee administers the Equity Incentive Plan and determines to whom Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares and Performance Units are to be granted and the terms and conditions thereof, including the number of shares and the period of exerciseability.

    Subject to adjustment as provided in the Equity Incentive Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the Equity Incentive Plan may not in the aggregate exceed 1,740,000 shares, which may be shares of original issuance or treasury shares or a combination thereof. Officers, including officers who are members of the Board, and other key employees of and consultants to the Company and its subsidiaries may be selected by the Compensation Committee to receive benefits under the Equity Incentive Plan.

    At the time of the Offering, the Company intends to grant to certain executive officers and other members of management options to purchase up to 745,254 shares of Common Stock at the initial public offering price. Certain of these options will vest immediately upon their grant, while the remaining options will vest in three equal annual installments.


    The Compensation Committee may grant Option Rights that entitle the optionee to purchase shares of Common Stock at a price equal to or greater or less than market value on the date of grant, and the Option Rights may be conditioned on the achievement of specified performance objectives ("Management Objectives"). Subject to adjustment as provided in the Equity Incentive Plan, no participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 100,000 shares during any calendar year. The Compensation Committee may provide that the option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that are already owned by the optionee, (iii) with any other legal consideration the Compensation Committee may deem appropriate, or
(iv) by any combination of the foregoing methods of payment. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates. Any grant may provide for automatic grant of reload option rights upon the exercise of Option Rights, including reload option rights, for shares of Common Stock or any other non-cash consideration authorized under the Equity Incentive Plan, except that the term of any reload option right shall not extend beyond the term of the Option Right originally exercised. The Compensation Committee has the authority to specify at the time Option Rights are granted that shares of Common Stock will not be accepted in payment of the option price until they have been owned by the optionee for a specified period; however, the Equity Incentive Plan does not require any such holding period and would permit immediate sequential exchanges of shares of Common Stock at the time of exercise of Option Rights. Option Rights granted under the Equity Incentive Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, or Option Rights that are not intended to so qualify. Any grant may provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price. No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with, or continuous engagement of consulting services by, the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of the Option Rights in the event of a change of control of the Company or other similar transaction or event. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.



    Appreciation Rights granted under the Equity Incentive Plan may be either free-standing Appreciation Rights or Appreciation Rights that are granted in tandem with Option Rights. An Appreciation Right represents the right to receive from the Company the difference (the "Spread"), or a percentage thereof not in excess of 100%, between the base price per share of Common Stock in the case of a free-standing Appreciation Right, or the option price of the related Option Right in the case of a tandem Appreciation Right, and the market value of the Common Stock on the date of exercise of the Appreciation Right. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the Spread is positive, and the exercise of a tandem Appreciation Right requires the surrender of the related Option Right for cancellation. A free-standing Appreciation Right must specify a base price, which may be equal to or greater or less than the fair market value of a share of Common Stock on the date of grant, must specify the period of continuous employment, or continuous engagement on consulting services, that is necessary before the Appreciation Right becomes exercisable (except that it may provide for its earlier exercise in the event of a change in control of the Company or other similar transaction or event) and may not be exercised more than ten years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company upon exercise may be paid in cash, Common Stock or a combination thereof and may either (i) grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives or (ii) preclude the right of the participant to receive, and the Company to issue, Common Stock or other equity securities in lieu of cash. In addition, any grant may specify that the Appreciation Right may be exercised only in the event of a change in control of the Company. Subject to adjustment as provided in the Equity Incentive Plan, no participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 100,000 shares during any calendar year. The Compensation Committee may condition the award of Appreciation Rights on the achievement of one or more Management Objectives and may provide with respect to any grant of Appreciation Rights for the payment of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.



    An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant, as the Compensation Committee may determine. The Compensation Committee may condition the award on the achievement of specified Management Objectives. Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or other salaried employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event.


    An award of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of service, subject to the fulfillment of such conditions during the Deferral Period (as defined in the Equity Incentive Plan) as the Compensation Committee may specify. During the Deferral Period, the participant has no right to transfer any rights covered by the award and no right to vote the shares covered by the award. On or after the date of any grant of Deferred Shares, the Compensation Committee may authorize the payment of dividend equivalents thereon on a current, deferred or contingent basis in either cash or additional shares of Common Stock. Grants of Deferred Shares may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant. Deferred Shares must be subject to a Deferral Period, as determined by the Compensation Committee on the date of grant, except that the Compensation Committee may provide for a shorter Deferral Period in the event of a change in control of the Company or other similar transaction or event. The Compensation Committee may condition the award of Deferred Shares on the achievement of one or more Management Objectives.

    A Performance Share is the equivalent of one share of Common Stock, and a Performance Unit is the equivalent of $1.00. A participant may be granted any number of Performance Shares or Performance Units, which shall be specified in any such grant. The participant will be given one or more Management Objectives to meet within a specified period (the "Performance Period"). The specified Performance Period may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event. A minimum level of acceptable achievement will also be established by the Compensation Committee. If by the end of the Performance Period the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the Performance Shares or Performance Units. If the participant has not achieved the Management Objectives but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula. To the extent earned, the Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, shares of Common Stock or any combination thereof. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the division, subsidiary, department or function within the Company or a subsidiary in which the participant is employed or with respect to which the participant provides consulting services. The Compensation Committee may adjust any Management Objectives and the related minimum level of acceptable achievement if, in its judgment, transactions or events have occurred after the date of grant that are unrelated to the participant's performance and result in distortion of the Management Objectives or the related minimum level of acceptable achievement.

    No Option Right, Appreciation Right or other "derivative security" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is transferable by a participant except by will or the laws of descent and distribution. Option Rights and Appreciation Rights may not be exercised during a participant's lifetime except by the participant or, in the event of the participant's incapacity, by the participant's guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and court supervision. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may provide for the transferability of the particular awards under the Equity Incentive Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3, if such rule is then applicable to awards under the plan. The Compensation Committee may specify at the date of grant that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or are to be no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Equity Incentive Plan with respect to Restricted Shares, are subject to further restrictions on transfer.

    The maximum number of shares that may be issued or transferred under the Equity Incentive Plan, the number of shares covered by outstanding Option Rights or Appreciation Rights and the option prices or base prices per share applicable thereto, and the number of shares covered by outstanding grants of Deferred Shares and Performance Shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events. In the event of any such transaction or event, the Compensation Committee may in its discretion provide in substitution for any or all outstanding awards under the Equity Incentive Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee may also, as it determines to be appropriate in order to reflect any such transaction or event, make or provide for such adjustments in the number of shares that may be issued or transferred and covered by outstanding awards granted under the Equity Incentive Plan and the number of shares permitted to be covered by Option Rights and Appreciation Rights granted to any one participant during any calendar year.


    The Compensation Committee must consist of not less than three directors, each of which is not at the time he exercises discretion in administering the Equity Incentive Plan eligible, and has not at any time within one year prior thereto been eligible, for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Equity Incentive Plan entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. In connection with its administration of the Equity

Incentive Plan, the Compensation Committee is authorized to interpret the Equity Incentive Plan and related agreements and other documents. The Compensation Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the Equity Incentive Plan and may condition the grant of awards on the surrender or deferral by the participant of the participant's right to receive a cash bonus or other compensation otherwise payable by the Company or a subsidiary to the participant. The Equity Incentive Plan may be amended from time to time by the Compensation Committee but, without further approval by the shareholders of the Company, no such amendment may (i) increase the aggregate number of shares of Common Stock that may be issued or transferred and covered by outstanding awards or increase the number of shares which may be granted to any participant in any calendar year or (ii) otherwise cause Rule 16b-3 to cease to be applicable to the Equity Incentive Plan.

EMPLOYMENT AGREEMENTS


    Each of Paul Whetsell, David McCaslin, William Karnes and John Plunket are parties to employment agreements with the Company which will expire on December 31, 1999. Mr. Whetsell's and Mr. McCaslin's agreements provide for automatic one year extensions thereafter unless either the executive or the Company gives notice to the other at least 120 days prior to the end of any such period that he or it, as the case may be, does not wish to extend the agreement for an additional period. The employment agreements provide for annual base salaries of $225,000, in the case of Mr. Whetsell, $215,000, in the case of Mr. McCaslin and Mr. Karnes, and $150,000, in the case of Mr. Plunket, subject, in each such case, to periodic increases. Each executive will be eligible to receive annual bonuses in an amount equal to up to 100% of his then current base salary, as awarded by the Compensation Committee, and will be entitled to participate in all existing or future plans for the benefit of the Company's employees and management, on the same basis as other senior executive officers of the Company.



    Under the employment agreements of Messrs. Whetsell and McCaslin, each is entitled to receive (i) a lump sum payment equal to the product of (a) his total cash compensation for the previous fiscal year and (b) the greater of (1) the number of full and fractional years remaining in the agreement and (2) the number two, if his employment is terminated by the Company without Cause (as defined below) or is terminated by the executive for Good Reason (as defined below), or (ii) a lump sum payment equal to two times his total cash compensation for the previous fiscal year if the Company elects not to extend his contract for an additional year at the end of its initial term (which ends December 31, 1999) or any subsequent term. The events constituting "Good Reason" include the assignment to the executive of duties materially inconsistent with his position and a material breach of the employment agreement by the Company. As used in the employment agreements of Messrs. Whetsell and McCaslin, the term "Cause" includes (i) the executive's willful and intentional failure or refusal to perform or observe any of his material duties set forth in his employment agreement, if such breach is not cured within 30 days of notice from the Company; (ii) any willful and intentional act of the executive involving theft, fraud, embezzlement or dishonesty affecting the Company; and (iii) the executive's conviction of an offense which is a felony in the jurisdiction involved. Messrs. Whetsell's and McCaslin's employment agreements also provide that if (i) the executive elects to terminate his employment within six months of a Change in Control (as defined below) of the Company and (ii) within one year of any such change in control, the executive is terminated without Cause or the executive terminates his employment for Good Reason, the executive is entitled to receive a lump sum payment equal to the product of (a) his total cash compensation for the previous fiscal year and (b) the greater of (1) the number of full and fractional years remaining in the agreement and (2) the number three. As used in the employment agreements of Messrs. Whetsell and McCaslin, the term Change in Control means the occurrence of one of the following events: (i) any person or entity other than Acadia Partners becoming beneficial owner of greater than 35% of the Common Stock; (ii) the Company adopts a plan of liquidation; (iii) the Company merges or combines with another company and, immediately thereafter, the stockholders of the Company prior to the merger or combination hold 50% or less of the Common Stock; (iv) the

Company sells all or substantially all of its assets; or (v) the Company ceases to act as general partner of CapStar Management. Amounts received by the executive upon termination of employment will increase to compensate the executive for any excise tax payable by him under the Code. These employment agreements prohibit the executives from using or disclosing any confidential information about the Company and its operations for a period of three years after the term of employment and from engaging in any competitive hotel business for a period of one year after the term of employment.



    Under the employment agreements of Messrs. Karnes and Plunket, each is entitled to continue to receive his annual base salary for the greater of one year or the remaining unexpired term of employment, if his employment is terminated by the Company without Cause (as defined below). Each of these executives will be entitled receive his annual base salary for a period of two years if his employment is terminated by the executive as a result of the occurrence of a Material Adverse Change (as defined below) or likely occurrence of a Material Adverse Change following a Change in Control (as defined below). The events constituting "Cause" under the employment agreements of Messrs. Karnes and Plunket include: (i) the executive's inability to perform his duties under the agreement for more than a 120-day period, whether or not continuous, during any 365-day period; (ii) acts of willful misfeasance or gross negligence in connection with the executive's employment; (iii) the executive's conviction of (or plea of no contest to) an offense which is a felony in the jurisdiction involved; (iv) repeated failure, after written notice thereof, by the executive to perform any of his duties under the employment agreement; and (v) a breach of a specific provision of the employment agreement and, if such breach is curable, failure to cure same within 30 days of written notice thereof. As used in the employment agreements of Messrs. Karnes and Plunket, the term "Change in Control" means: any person or entity, other than Acadia Partners, becoming beneficial owner of greater than 35% of the Common Stock, so long as no Change in Control will be deemed to have occurred if the executive continues to report to Paul W. Whetsell. As used in the employment agreements of Messrs. Karnes and Plunket, the term "Material Adverse Change" means a material reduction or material adverse change in the executive's working conditions if, after such reduction or change, the executive's authority or working conditions are not commensurate with those of executives holding chief financial officer positions at companies comparable to the Company in the lodging industry.

                 PRINCIPAL STOCKHOLDERS AND SELLING STOCKHOLDER


    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Offering and as adjusted to reflect the sale of 9,250,000 shares of Common Stock by the Company, and Acadia Partners, L.P. (the "Selling Stockholder") in the Offering by (i) all persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director who is a stockholder, (iii) each of the named executive officers,
(iv) all directors and executive officers as a group, and (v) the Selling Stockholder.



                                          SHARES BENEFICIALLY                        SHARES BENEFICIALLY
                                         OWNED BEFORE OFFERING                      OWNED AFTER OFFERING
                                        -----------------------    SHARES BEING    -----------------------
  NAME & ADDRESS OF BENEFICIAL OWNER     NUMBER      PERCENTAGE        SOLD         NUMBER      PERCENTAGE
- -------------------------------------   ---------    ----------    ------------    ---------    ----------
  Acadia Partners, L.P.(1)
    201 Main Street
    Suite 3100
    Fort Worth, TX 76102.............   3,901,157       65.0%        2,500,000     1,401,154       11.0%
  Paul W. Whetsell(2)................     989,517       16.5%          --            989,517        7.8%
  David E. McCaslin(3)...............     462,729        7.7%          --            462,729        3.6%
  John E. Plunket(3).................     462,729        7.7%          --            462,729        3.6%
  William M. Karnes(4)...............           0      --              --                  0      --
  John Emery(4)......................           0      --              --                  0      --
  Michael T. George(4)...............           0      --              --                  0      --
  D. Scott Livchak(4)................           0      --              --                  0      --
  Robert Gauthier(4).................           0      --              --                  0      --
  Daniel L. Doctoroff(4).............           0      --              --                  0      --
  Bradford E. Bernstein(4)...........           0      --              --                  0      --
  William S. Janes(4)................           0      --              --                  0      --
  Joseph McCarthy(4).................           0      --              --                  0      --
  All directors and executive
    officers as a group
    (15 persons).....................     989,517       16.5%          --            989,517        7.8%


- ------------

(1) Includes 3,848,083 shares owned prior to the offering by Acadia Partners, L.P. and 53,068 shares owned by Cherwell Investors, Inc., a wholly owned subsidiary of Acadia Partners, L.P. ("Cherwell"). The general partner of Acadia Partners, L.P. is Acadia FW Partners, L.P., the managing general partner of which is Acadia MGP, Inc. ("Acadia MGP"). J. Taylor Crandall is the sole stockholder of Acadia MGP and may be deemed to beneficially own the shares owned by Acadia Partners, L.P. and Cherwell. In addition, Mr. Crandall is the sole stockholder of each of PTJ, Inc. ("PTJ") and Group 31, Inc. ("Group 31"). PTJ is the managing general partner of PTJ Merchant Banking Partners, L.P., which is the general partner of Penobscot Partners, L.P. ("Penobscot"), which together with MC Investment Corporation ("MC Investment"), Penobscot's wholly owned subsidiary, owns 275,299 shares. Group 31 is the general partner of FWHY Coinvestments VIII Partners, L.P. ("FWHY"), which owns 419,177 shares. As a result of his ownership of PTJ and Group 31, Mr. Crandall may also be deemed to beneficially own the 732,951 shares owned by Penobscot, MC Investment and FWHY, which shares are not included in the number of shares set forth as being owned by Acadia Partners, L.P. in the Principal Stockholders and Selling Stockholder chart, above. Mr. Crandall's address is 201 Main Street, Suite 3100 Fort Worth, TX 76102. The number of shares set forth as being owned by Acadia Partners, L.P. in the Principal Stockholders and Selling Stockholder chart above also excludes 419,177 shares held by OHP EquiStar Partners, L.P. ("OHP") and OHP EquiStar Partners II, L.P. ("OHP II"). Oak Hill Partners, Inc., which is the investment advisor to Acadia Partners, L.P., is the general partner of each of OHP and OHP II.


(2) Includes shares held by entities over which Mr. Whetsell has beneficial ownership within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended ("Rule 13d-3").

(3) Includes shares held by entities over which Messrs. McCaslin and Plunket have beneficial ownership within the meaning of Rule 13d-3.


(4) Such individuals own interests in entities which own shares of Common Stock, but these individuals do not have beneficial ownership of such shares of Common Stock within the meaning of Rule 13d-3.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITIONS

    In March 1996, the Company acquired the Georgetown Latham Hotel in Washington, D.C. for a purchase price of $12,000,000 from LCP Hotel Ventures, L.P. ("LCP"). At the time of the acquisition, the general partner of LCP was Latham Hotels, Inc. ("LHI"), a corporation owned 80% by Paul W. Whetsell, President and Chief Executive Officer of the Company, and 10% by David E. McCaslin, Chief Operating Officer of the Company. Including their interests in LHI, Mr. Whetsell and Mr. McCaslin owned, directly or indirectly, 9.18% and 0.52%, respectively, of the beneficial interest in LCP and received $763,000 and $42,000, respectively, of the net proceeds of the purchase price paid to LCP. The purchase price for the Latham Georgetown was determined through arm's-length negotiations between the Company, on the one hand, and representatives of the holders of the majority of the beneficial interests in LCP, on the other hand; such representatives are not affiliated with the Company.


    Since November 1995, the Company has acquired 85.2% of the limited partnership interests in the partnership that owns the Westin Atlanta Airport ("Atlanta Partners"). In November 1995, the Company acquired, for a purchase price of $56,000, the 1% general partnership interest in Atlanta Partners previously held by a corporation in which E. Robert Roskind owned an equity interest ("LHP"). At the time of such acquisition Mr. Roskind was a principal of both CapStar Management and EquiStar. LHP was also paid a fee of $893,000 in connection with the acquisition of the partnership interests in Atlanta Partners, and is entitled to an additional $161,000 upon the ultimate disposition of Atlanta Partners. The LCP Group, L.P., in which Mr. Roskind owns an equity interest is entitled to an annual fee of $30,000 for providing certain administrative services relating to the outside limited partners of the Atlanta Airport Westin. All of the compensation paid or payable to affiliates of Mr. Roskind in connection with the Atlanta Airport Westin transaction was negotiated at arms-length between Mr. Roskind, on the one hand, and other principals of EquiStar, on the other hand. Mr. Roskind is no longer associated with the Company.


OWNERSHIP INTERESTS IN CERTAIN MANAGED HOTELS


    Mr. Whetsell and Mr. McCaslin and corporations owned by them own, directly or indirectly, (i) a leasehold interest, expiring on December 31, 2001, in one of the Managed Hotels and (ii) minority equity interests in eight of the Managed Hotels. Mr. Whetsell and Mr. McCaslin exercise management control over the Affiliated Owners of five of these Managed Hotels through their ownership of certain entities which serve as general partners of the Affiliated Owners. Such interests were acquired prior to the formation of EquiStar and CapStar Management. During 1995, the Company received approximately $826,000 in management fees from those Managed Hotels in which Messrs. Whetsell and McCaslin own an equity interest, including approximately $630,000 in management fees from the Affiliated Owners. Under the terms of their employment agreements, Messrs. Whetsell and McCaslin are prohibited from hereafter acquiring any interests in hotels or hotel management companies while they serve as officers of the Company. See "Management--Employment Agreements."


INDEBTEDNESS OF CERTAIN MEMBERS OF MANAGEMENT

    In connection with the initial formation and capitalization of EquiStar, CapStar Management made loans to certain directors and executive officers of the Company, which loans were used by such individuals to make capital contributions to EquiStar. Such loans were made from August 1995 through April 1996 and bore interest at the prime rate through December 31, 1995 and at a rate of 1.5% above the prime rate thereafter. The largest aggregate amounts of the loans to such directors and executive officers outstanding at any time (where such aggregate amount exceeded $60,000) were $300,000 to Mr. Whetsell and $147,500 to Mr. McCaslin. All such loans will be repaid immediately prior to the Offering.

                        SHARES AVAILABLE FOR FUTURE SALE


    Upon consummation of the Offering (assuming the over-allotment option is not exercised), the Company will have 12,754,321 shares of Common Stock outstanding. Of these shares, all of the shares of Common Stock sold in the Offering will be freely transferable by persons other than "affiliates" of the Company without restriction or limitation under the Securities Act. The remaining 3,504,321 shares are "restricted securities" within the meaning of Rule 144 under the Securities Act (the "Restricted Shares") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption contained in Rule 144. The Company has granted certain registration rights to the recipients of Restricted Shares issued in connection with the Formation Transactions, which registration rights cover all of the securities issued in connection with the Formation Transactions.


    In general, under Rule 144, if two years have elapsed since the later of the date of acquisition of Restricted Shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the Common Stock then outstanding or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the date of acquisition of Restricted Shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. The Securities and Exchange Commission has proposed amendments to Rule 144 to reduce the two and three year holding periods to one and two years, respectively.


    The Company and Acadia Partners (who beneficially owns 2,514,804 shares of Common Stock) have agreed that, for a period of 180 days from the date of this Prospectus, they will not, without the prior written consent of Lehman, offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable for Common Stock. Certain entities controlled by members of management (who beneficially own an aggregate of 989,517 shares of Common Stock) have agreed that, for a period of 360 days from the date of this Prospectus, they will not, without the prior written consent of Lehman, offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable for Common Stock. There can be no assurance that Lehman will not grant any such consent. In connection with the Offering, certain directors and executive officers of the Company, who were recipients of Restricted Shares, will pledge Restricted Shares as guarantees for loans to be made to them by Lehman. These loans will be made in connection with the repayment of loans previously made to such individuals by CapStar Management. The Company has agreed that Lehman will be entitled to exercise registration rights in respect of any Restricted Shares that may be acquired by Lehman in the event of a default on a loan to any such individual.



    Prior to the Offering, there has been no public market for the Common Stock. The Company can make no predictions as to the effect, if any, that future sales of Restricted Shares, or the availability of such Restricted Shares for sale, or the issuance of shares of Common Stock upon the exercise of options or otherwise, or the perception that such sales or exercises could occur, will have on the market price prevailing from time to time. Sales of substantial amounts of Restricted Shares in the public market could have an adverse effect on the market price of the Common Stock.


    The Company has adopted an Equity Incentive Plan and Stock Purchase Plan for the purpose of attracting, retaining and motivating executive officers of the Company, other key employees and directors. The Company has reserved 1,740,000 shares of Common Stock for issuance under such plans.

The Board expects to grant options to purchase an aggregate of 745,254 shares of Common Stock at the initial public offering price under the Equity Incentive Plan to certain key personnel prior to the date of this Prospectus. The Company intends to file a registration statement under the Securities Act to register shares of Common Stock issuable upon the exercise of stock options granted under the Equity Incentive Plan or the Stock Purchase Plan. Shares issued upon exercise of stock options after the effective date of such registration statement generally will be available for sale in the open market.

                          DESCRIPTION OF CAPITAL STOCK

    The following summary information is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

    The authorized capital stock of the Company consists of 49,000,000 shares of Common Stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which 6,004,321 shares of Common Stock and no shares of Preferred Stock are outstanding. Upon completion of the Offering, 12,754,321 shares of Common Stock and no shares of Preferred Stock will be outstanding.

    Prior to the Offering, there has been no public market for the Common Stock. See "Risk Factors-- Absence of Prior Public Market."

COMMON STOCK

    Voting Rights. The Company's Certificate of Incorporation provides that holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The stockholders are not entitled to vote cumulatively for the election of directors.

    Dividends. Each share of Common Stock is entitled to receive dividends if, as and when declared by the Board. Under Delaware law, a corporation may declare and pay dividends out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding year. No dividends may be declared, however, if the capital of the corporation has been diminished by depreciation in the value of its property, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on the distribution of assets. See "Dividend Policy."

    Other Rights. Stockholders of the Company have no preemptive or other rights to subscribe for additional shares. Subject to any rights of the holders of any Preferred Stock that may be issued subsequent to the Offering, all holders of Common Stock are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. No shares of Common Stock are subject to redemption or a sinking fund. All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of the Offering will be, fully paid and nonassessable.

PREFERRED STOCK

    The Company's Board is authorized to issue, without further authorization from stockholders, up to 25,000,000 shares of Preferred Stock in one or more series and to determine, at the time of creating each series, the distinctive designation of, and the number of shares in, the series, its dividend rate, the number of votes, if any, for each share of such series, the price and terms on which such shares may be redeemed, the terms of any applicable sinking fund, the amount payable upon liquidation, dissolution or winding up, the conversion rights, if any, and such other rights, preferences and priorities of such series as the Board may be permitted to fix under the laws of the State of Delaware as in effect at the time such series is created. The issuance of Preferred Stock could adversely affect the voting power of the holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no current plan to issue any shares of Preferred Stock.

SECTION 203 OF THE DELAWARE LAW

    Section 203 of the Delaware General Corporation Law (the "Delaware Law") prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person or entity became an interested stockholder, unless (i) prior to such date, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding for this purpose certain shares owned by persons who are directors and also officers of the corporation and by certain employee benefit plans) or (iii) on or after such date the business combination is approved by the Board and by the affirmative vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. For the purposes of Section 203, a "business combination" is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the immediately preceding three years did own) 15% or more of the corporation's voting stock.

REGISTRATION RIGHTS

    Contemporaneously with the Formation Transactions, the Company will enter into a registration rights agreement with persons receiving shares of Common Stock in connection with the Formation Transactions (the "Registration Rights Agreement"), pursuant to which the Company will agree (subject to certain limitations and under certain circumstances) to register for sale any shares of Common Stock that are held by the parties thereto (collectively, the "Registrable Securities"). See "Formation Transactions." All of the shares of Common Stock issued in the Formation Transactions will be Registrable Securities. The Registration Rights Agreement provides that any holder of Registrable Securities may require the Company to register such Registrable Securities for sale (a "Demand Registration"), provided that the total amount of Registrable Securities to be included in the Demand Registration has a market value of at least $10 million and provided that notice is not given prior to six months after the effective date of a previous Demand Registration. If Registrable Securities are going to be registered by the Company pursuant to a Demand Registration, the Company must provide written notice to the other holders of Registrable Securities and permit them to include any or all Registrable Securities that they hold in the Demand Registration, provided that the amount of Registrable Securities requested to be registered may be limited by the underwriters in an underwritten offering based on such underwriters' determination that inclusion of the total amount of Registrable Securities requested for registration would materially and adversely affect the success of the offering. Upon notice of a Demand Registration, the Company is required to file a registration statement within 60 days of the date on which notice is given, although the Company may postpone the filing for up to 90 days under certain circumstances. Subject to the conditions stated or referred to above, the holders of Registrable Securities may request an unlimited number of Demand Registrations. Acadia Partners and its affiliates that will receive shares in the Formation Transactions have agreed not to exercise any Demand Registration rights for a period of six months from the date of execution of the Registration Rights Agreement. Certain management-controlled entities that will receive shares in the Formation Transactions have a one-time right to require the Company to register the Registrable Securities that they hold in connection with the distribution of the Registrable Securities to their members or in connection with a resale of such shares. In order to demand any such registration the market value of the securities to be sold by such entities must be at least $5 million. The management-controlled entities will not be entitled to include their Registrable Securities in any such registration prior to one year from the Closing, although a pledgee of such Registrable Securities may, upon a default by a management-controlled entity under a loan secured by the pledge, exercise the management-controlled entity's registration rights during such one-year period.



    The Registration Rights Agreement also provides that, subject to certain exceptions, in the event the Company proposes to file a registration statement with respect to an offering of any class of equity securities, other than an LLC Registration and certain other types of registrations, the Company will offer the holders of Registrable Securities the opportunity to register the number of Registrable Securities they request to include (the "Piggyback Registration"), provided that the amount of Registrable Securities requested to be registered may be limited by the underwriters in an underwritten offering based on such underwriters' determination that inclusion of the total amount of Registrable Securities requested for registration would materially and adversely affect the success of the offering. The Company is generally required to pay all of the expenses of Demand Registrations, an LLC Registration and Piggyback Registrations, other than underwriting discounts and commissions.


TRANSFER AGENT AND REGISTRAR


    The Company has appointed The First National Bank of Boston as the transfer agent and registrar for the Common Stock.



                                  UNDERWRITING



    The Underwriters of the U.S. Offering of Common Stock (the "U.S. Underwriters"), for whom Lehman, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. are serving as representatives (the "Representatives") have severally agreed, subject to the terms and conditions of the underwriting agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "U.S. Underwriting Agreement"), to purchase from the Company and the Selling Stockholder, and the Company and the Selling Stockholder have agreed to sell to the U.S. Underwriters, the aggregate number of shares of Common Stock set forth opposite their respective names below.



                                                                    NUMBER
U.S. UNDERWRITERS                                                  OF SHARES
- ----------------------------------------------------------------   ---------
Lehman Brothers Inc.............................................
Goldman, Sachs & Co.............................................
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated.........................................
Smith Barney Inc................................................
                                                                   ---------
Total...........................................................   7,400,000
                                                                   ---------
                                                                   ---------



    The managers of the International Offering named below (the "International Managers") for whom Lehman Brothers International (Europe), Goldman Sachs International, Merrill Lynch International Limited, and Smith Barney Inc. are acting as lead managers, have severally agreed, subject to the terms and conditions of the International Underwriting Agreement, the form of which has been filed as an exhibit to the Registration Statement (the "International Underwriting Agreement"), to purchase from the Company and the Selling Stockholder, and the Company and the Selling Stockholder have agreed to sell to the International Managers, the aggregate number of shares of Common Stock set forth opposite their respective names below.



                                                                    NUMBER
INTERNATIONAL MANAGERS                                             OF SHARES
- ----------------------------------------------------------------   ---------
Lehman Brothers International (Europe)..........................           -
Goldman Sachs International.....................................           -
Merrill Lynch International Limited.............................           -
Smith Barney Inc. ..............................................           -
                                                                   ---------
      Total.....................................................   1,850,000
                                                                   ---------
                                                                   ---------



    The U.S. Underwriting Agreement and the International Underwriting Agreement (collectively, the "Underwriting Agreements") provide that the obligations of the U.S. Underwriters and the International Managers, respectively, to purchase shares of Common Stock, are subject to the approval of certain legal matters by counsel and to certain other conditions and that if any of the shares of Common Stock are purchased by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement or by the International Managers pursuant to the International Underwriting Agreement, all the shares of Common Stock agreed to be purchased by either the U.S. Underwriters or the International Managers, as the case may be, pursuant to their respective Underwriting Agreements, must be so purchased. The offering price and underwriting discounts and commissions for the U.S. Offering and the International Offering are identical. The closing of the International Offering is a condition to the closing of the U.S. Offering and the closing of the U.S. Offering is a condition to the closing of the International Offering.



    The Company has been advised that the U.S. Underwriters and the International Managers propose to offer shares of Common Stock directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain selected dealers (who may include the U.S. Underwriters and International Managers) at such public offering price less a selling concession not to exceed $ - per share. The selected dealers may reallow a concession not to exceed $ - per share. After the initial offering of the Common Stock, the concession to selected dealers and the reallowance to other dealers may be changed by the U.S. Underwriters and the International Managers.



    The U.S. Underwriters and the International Managers have entered into an Agreement Among U.S. Underwriters and International Managers (the "Agreement Among") pursuant to which each U.S. Underwriter has agreed, that, as part of the distribution of the shares of Common Stock offered in the U.S. Offering, (a) it is not purchasing any of such shares for the account of anyone other than a U.S. or Canadian Person (as defined below) and (b) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of such shares or distribute any prospectus relating to the U.S. Offering outside the United Sates or Canada or to anyone other than a U.S. or Canadian Person. In addition, pursuant to the Agreement Among, each International Manager has agreed that, as part of the distribution of the shares of Common Stock offered in the International Offering, (a) it is not purchasing any of such shares for the account of any U.S. or Canadian Person and (b) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of such shares or distribute any prospectus relating to the International Offering within the United States or Canada or to any U.S. or Canadian Person. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Underwriting Agreements and the Agreement Among, including: (i) certain purchases and sales between the U.S. Underwriters and the International Managers; (ii) certain offers, sales, resales, deliveries or distributions to or through investment advisors or other persons exercising investment discretion; (iii) purchases, offers or sales by a U.S. Underwriter who is also acting as an International Manager or by an International Manager who also is acting as a U.S. Underwriter; and (iv) other transactions specifically approved by the U.S. Underwriters and International Managers. As used herein, "U.S. or Canadian Person" means any resident or citizen of the

United States or Canada, any corporation, pension, profit sharing or other trust or other entity organized under or governed by the laws of the United States or Canada or any political subdivision thereof (other than the foreign branch of the United States or Canadian Person), any estate or trust the income of which is subject to United States or Canadian federal income taxation regardless of the source of its income, and any United States or Canadian branch of a person other than a United States or Canadian Person. The term "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction. The term "Canada" means the provinces of Canada, its territories, its possessions and other areas subject to its jurisdiction.



    Pursuant to the Agreement Among, sales may be made among the U.S. Underwriters and the International Managers of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the public offering price as then in effect for Common Stock being sold by the U.S. Underwriters and International Managers, less an amount not greater than the selling concession unless otherwise determined by mutual agreement. To the extent that there are sales pursuant to the Agreement Among, the number of shares initially available for sale by the U.S. Underwriters and the International Managers may be more or less than the amount specified on the cover page of this Prospectus.



    Each International Manager has represented and agreed that: (i) it has not offered or sold and, prior to the date six months after the date of issuance of the shares of Common Stock, will not offer or sell any shares of Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, to any person in the United Kingdom, any document received by it in connection with the issuance of the Common Stock if that person is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995.



    Purchasers of the shares offered pursuant to the Offerings may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.



    The Company has agreed to indemnify the U.S. Underwriters and International Managers against certain liabilities, including liabilities under the Securities Act, or to contribute to the payments they may be required to make in respect thereto.

    The Company has granted to the U.S. Underwriters and the International Managers options to purchase up to an additional 1,110,000 and 277,500 shares of Common Stock, at the initial public offering price, less the aggregate underwriting discounts and commissions, shown on the cover page of this Prospectus, solely to cover over-allotments, if any. Such options may be exercised at any time within 30 days after the date of the Underwriting Agreement. To the extent the U.S. Underwriters or International Managers exercise such options, each of the U.S. Underwriters and International Managers, as the case may be, will be committed, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such U.S. Underwriter's or International Manager's initial commitment as indicated in the preceding table.


    In connection with the Offering, the Company and Acadia Partners have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable for Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Lehman. In addition, certain entities controlled by members of management have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable for Common Stock for a period of 360 days after the date of this Prospectus without the prior written consent of Lehman. Such restriction will not apply to any shares purchased in the Offering or otherwise on the open market. See "Risk Factors--Shares Available for Future Sale."

    The Common Stock has been approved for listing on the NYSE subject to official notice of issuance. To meet one of the requirements for listing on the NYSE, the Underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial owners.

    The U.S. Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.


    Prior to the Offering, there has been no active market for the Common Stock. The initial public offering price was determined by negotiations among the Company and the Representatives. Among the factors considered in such negotiations are the Company's recent results of operations, the future prospects of the Company and its industry in general, the price-earnings ratios and market prices of securities of companies engaged in activities similar to those of the Company and prevailing conditions in the securities markets.



    On December 21, 1995, Lehman Holdings, an affiliate of Lehman, provided to the Company a $202,500,000 credit facility ($151,815,394 was outstanding thereunder as of June 30, 1996), which facility is expected to be partially repaid with the net proceeds of the Offering. See "Use of Proceeds." In connection with the formation of EquiStar, CapStar Management made loans to certain directors and executive officers of the Company, which loans currently total approximately $1.0 million. Lehman has agreed to extend loans to these directors and executive officers to repay CapStar Management all amounts currently outstanding under the loans. The loans from Lehman will be guaranteed by pledges of Common Stock held by such directors and executive officers. See "Shares Available for Future Sales."


    An affiliate of Lehman owns a minority equity interest in Acadia Partners.

    Because an affiliate of Lehman will receive more than 10% of the net proceeds of the Offering in repayment of currently outstanding indebtedness, the Offering is being conducted in accordance with Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. In accordance with these requirements, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Independent Underwriter") is assuming the responsibilities of acting as "qualified independent underwriter" and will recommend the maximum initial public offering price for the shares of Common Stock in compliance with the requirements of the Conduct Rules. In connection with the Offering, the

Independent Underwriter is performing due diligence investigations and is reviewing and participating in the preparation of this Prospectus and the Registration Statement of which this Prospectus forms a part. The initial public offering price of the Common Stock will be no higher than the price recommended by the Independent Underwriter.

                                 LEGAL MATTERS

    The validity of the Common Stock will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York. Certain legal matters will be passed upon for the Underwriters by Hogan & Hartson L.L.P., Washington, D.C.

                                    EXPERTS

    The financial statements and schedule included herein and in the Registration Statement, to the extent and for the periods indicated therein, have been included in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

    The combined financial statements of the Holiday Inn, Cleveland, Ohio for the period from January 1, 1996 to February 16, 1996 and the years ended December 31, 1995, 1994 and 1993 included herein and in the Registration Statement have been audited by Bober, Markey & Company, independent certified public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the fees prescribed by the Commission. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is "http://www.sec.gov".

    Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

    The Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. The Company intends to furnish to its stockholders annual reports containing consolidated financial statements certified by its independent accountants and quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS


CAPSTAR HOTEL COMPANY

Independent Auditors' Report.........................................................    F-4

Balance Sheet and Notes to Balance Sheet as of June 30, 1996.........................    F-5

EQUISTAR HOTEL INVESTORS, L.P. AND CAPSTAR MANAGEMENT COMPANY, L.P.

Independent Auditors' Report.........................................................    F-6

Combined Balance Sheets as of June 30, 1996 and December 31, 1995....................    F-7

Combined Statements of Operations for the six months ended June 30, 1996 and for the
period from January 12, 1995 (date of inception) to December 31, 1995................    F-8

Combined Statements of Partners' Capital for the six months ended June 30, 1996 and
  for the period from January 12, 1995 (date of inception) to December 31, 1995......    F-9

Combined Statements of Cash Flows for the six months ended June 30, 1996 and for the
period from January 12, 1995 (date of inception) to December 31, 1995................   F-10

Notes to the Combined Financial Statements...........................................   F-11

CAPSTAR MANAGEMENT COMPANY, L.P.

Independent Auditors' Report.........................................................   F-18

Balance Sheet as of December 31, 1994................................................   F-19

Statements of Operations and Changes in Management Operations' Equity for the years
ended December 31, 1994 and 1993.....................................................   F-20

Statements of Cash Flows for the years ended December 31, 1994 and 1993..............   F-21

Notes to Financial Statements........................................................   F-22

ORANGE COUNTY AIRPORT HILTON

Independent Auditors' Report.........................................................   F-24

Statements of Operations for the period from January 1, 1996 to February 22, 1996
  (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended
  December 31, 1995, 1994 and 1993...................................................   F-25

Statements of Cash Flows for the period from January 1, 1996 to February 22, 1996
  (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended
  December 31, 1995, 1994 and 1993...................................................   F-26

Notes to Financial Statements........................................................   F-27

COLORADO SPRINGS SHERATON HOTEL

Independent Auditors' Report.........................................................   F-29

Statements of Operations for the period from January 1, 1995 to June 30, 1995 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31,
  1994 and 1993......................................................................   F-30

Statements of Cash Flows for the period from January 1, 1995 to June 30, 1995 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31,
  1994 and 1993......................................................................   F-31

Notes to Financial Statements........................................................   F-32

GEORGETOWN LATHAM HOTEL

Independent Auditors' Report.........................................................   F-33

Statements of Operations for the period from January 1, 1996 to March 8, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31,
  1995, 1994 and 1993................................................................   F-34

Statements of Cash Flows for the period from January 1, 1996 to March 8, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31,
  1995, 1994 and 1993................................................................   F-35

Notes to Financial Statements........................................................   F-36

WESTIN ATLANTA AIRPORT

Independent Auditors' Report.........................................................   F-38

Statements of Operations for the period from January 1, 1995 to November 15, 1995
  (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended
  December 31, 1994 and 1993.........................................................   F-39

Statements of Cash Flows for the period from January 1, 1995 to November 15, 1995
  (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended
December 31, 1994 and 1993...........................................................   F-40

Notes to Financial Statements........................................................   F-41

SOMERSET MARRIOTT HOTEL

Independent Auditors' Report.........................................................   F-43

Statements of Operations for the fiscal years ended September 30, 1995, 1994 and
1993.................................................................................   F-44

Statements of Cash Flows for the fiscal years ended September 30, 1995, 1994 and
1993.................................................................................   F-45

Notes to Financial Statements........................................................   F-46

CHARLOTTE SHERATON AIRPORT PLAZA

Independent Auditors' Report.........................................................   F-48

Statements of Operations for the period from January 1, 1996 to February 2, 1996
  (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended
  December 31, 1995, 1994 and 1993...................................................   F-49

Statements of Cash Flows for the period from January 1, 1996 to February 2, 1996
  (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended
  December 31, 1995, 1994 and 1993...................................................   F-50

Notes to Financial Statements........................................................   F-51

CLEVELAND HOLIDAY INN AND AFFILIATE

Independent Auditors' Report.........................................................   F-53

Combined Statements of Income for the period from January 1, 1996 to February 16,
  1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended
  December 31, 1995, 1994 and 1993...................................................   F-54

Combined Statements of Cash Flows for the period from January 1, 1996 to February 16,
  1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended
December 31, 1995, 1994 and 1993.....................................................   F-55

Notes to Combined Financial Statements...............................................   F-56

ARLINGTON HILTON HOTEL

Independent Auditors' Report.........................................................   F-58

Statements of Operations for the period from January 1, 1996 to April 17, 1996 and
  the years ended December 31, 1995, 1994 and 1993...................................   F-59

Statements of Cash Flows for the period from January 1, 1996 to April 17, 1996 and
  the years ended December 31, 1995, 1994 and 1993...................................   F-60

Notes to Financial Statements........................................................   F-61

SALT LAKE AIRPORT HILTON

Independent Auditors' Report.........................................................   F-63

Statements of Operations for the period from January 1, 1995 to March 3, 1995 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31,
  1994 and 1993......................................................................   F-64

Statements of Cash Flows for the period from January 1, 1995 to March 3, 1995 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31,
  1994 and 1993......................................................................   F-65

Notes to Financial Statements........................................................   F-66

BALLSTON HOTEL LIMITED PARTNERSHIP (HILTON HOTEL, ARLINGTON, VA)

Independent Auditors' Report.........................................................   F-68

Balance Sheets as of June 30, 1996 and December 31, 1995 and 1994....................   F-69

Statements of Operations for the six months ended June 30, 1996 and the years ended
December 31, 1995, 1994 and 1993.....................................................   F-70

Statements of Partners' Deficit for the six months ended June 30, 1996 and the years
  ended December 31, 1995, 1994 and 1993.............................................   F-71

Statements of Cash Flows for the six months ended June 30, 1996 and the years ended
December 31, 1995, 1994 and 1993.....................................................   F-72

Notes to Financial Statements........................................................   F-73

BELLEVUE HILTON HOTEL

Independent Auditors' Report.........................................................   F-78

Statements of Operations for the period from January 1, 1995 to August 4, 1995 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31,
  1994 and 1993......................................................................   F-79

Statements of Cash Flows for the period from January 1, 1995 to August 4, 1995 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31,
  1994 and 1993......................................................................   F-80

Notes to Financial Statements........................................................   F-81

ADDITIONAL HOTELS

Independent Auditors' Report.........................................................   F-83

Combined Balance Sheets as of June 30, 1996, December 31, 1995 and 1994..............   F-84

Combined Statements of Operations for the six months ended June 30, 1996 and the
  years ended December 31, 1995, 1994 and 1993.......................................   F-85

Combined Statements of Owners' Capital for the six months ended June 30, 1996 and the
years ended December 31, 1995, 1994 and 1993.........................................   F-86

Combined Statements of Cash Flows for the six months ended June 30, 1996 and the
  years ended December 31, 1995, 1994 and 1993.......................................   F-87

Notes to Combined Financial Statements...............................................   F-88

INDEPENDENT AUDITORS' REPORT



The Board of Directors
CapStar Hotel Company



    We have audited the accompanying balance sheet of CapStar Hotel Company (the "Company") as of June 30, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CapStar Hotel Company as of June 30, 1996 in conformity with generally accepted accounting principles.



                                                           KPMG Peat Marwick LLP



Washington, D.C.
July 26, 1996

CAPSTAR HOTEL COMPANY
BALANCE SHEET
JUNE 30, 1996



Asset--cash...........................................................................   $ 1
                                                                                         ---
                                                                                         ---
Stockholder's Equity:
  Preferred Stock ($.01 par value, 25,000,000 shares authorized, no shares issued or
outstanding)..........................................................................   --
                                                                                         ---
  Common stock ($.01 par value, 49,000,000 shares authorized, 100 shares issued and
outstanding)..........................................................................   $ 1
                                                                                         $ 1
                                                                                         ---
                                                                                         ---



NOTES TO BALANCE SHEET



(1) ORGANIZATION



    CapStar Hotel Company (the "Company") was incorporated under Delaware General Corporation Law on May 29, 1996. The authorized capital stock of the Company consists of 49,000,000 shares of Common Stock having a par value of $.01 per share and 25,000,000 shares of Preferred Stock having a par value of $.01 per share. Each holder of Common Stock shall be entitled to one vote for each share held. No Preferred Stock is issued or outstanding at June 30, 1996.



(2) FORMATION OF THE COMPANY



    EquiStar Hotel Investors, L.P. (EquiStar) and CapStar Management Company, L.P. (CapStar Management) were formed on January 12, 1995. The entities are under common ownership. The principal activity of EquiStar is to acquire and own upscale full-service hotels in the United States. At June 30, 1996, EquiStar owned 11 hotels. CapStar Management operates 48 hotels throughout the United States on behalf of third-party and affiliate owners.



    Pursuant to certain agreements, the Company expects the partners of CapStar Management and EquiStar to contribute their partnership interests in these entities to the Company in exchange for shares of Common Stock. The Company also expects to (i) contribute certain limited partnership interests in CapStar Management to CapStar L.P. Corporation, a wholly-owned subsidiary, and (ii) contribute all of the assets of EquiStar to CapStar Management. CapStar Management will assume all of the liabilities of EquiStar and function as the Company's operating partnership. As a result of these transactions, the Company and CapStar L.P. Corporation will own (directly or indirectly) all of the assets currently owned by CapStar Management and EquiStar.



    The Company and a stockholder intend to offer 6,750,000 and 2,500,000 shares of Common Stock, respectively, in an initial public offering.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P. and CapStar Management Company, L.P.:


    We have audited the accompanying combined balance sheets of EquiStar Hotel Investors, L.P. and subsidiaries and CapStar Management Company, L.P. (collectively, the "Partnerships") as of June 30, 1996 and December 31, 1995 and the related combined statements of operations, partners' capital, and cash flows for the six months ended June 30, 1996 and for the period from January 12, 1995 (date of inception) to December 31, 1995, and the supplementary schedule. These combined financial statements and schedule are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these combined financial statements and schedule based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement and schedule presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of EquiStar Hotel Investors, L.P. and subsidiaries and CapStar Management Company, L.P. as of June 30, 1996 and December 31, 1995, and the results of their combined operations and their combined cash flows for the six months ended June 30, 1996 and for the period from January 12, 1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles, and the supplementary schedule, in our opinion, presents fairly, in all material respects, the information set forth therein.


                                                           KPMG Peat Marwick LLP


Washington, D.C.
July 18, 1996

EQUISTAR HOTEL INVESTORS, L.P. AND
CAPSTAR MANAGEMENT COMPANY, L.P.
COMBINED BALANCE SHEETS
JUNE 30, 1996 AND DECEMBER 31, 1995



                                                                       1996           1995
                                                                   ------------    -----------
ASSETS
Cash and cash equivalents.......................................   $  4,907,234      6,831,983
Accounts receivable, net of allowance for doubtful accounts of
$131,000 in 1996 and $91,000 in 1995............................      6,947,529      2,748,909
Deposits, including restricted deposits of $2,023,307 in 1995...      3,863,123      3,515,332
Prepaid expenses and other......................................        837,045        265,260
Inventory.......................................................        618,573        173,514
                                                                   ------------    -----------
Total current assets............................................     17,173,504     13,534,998
Property and equipment:
  Land..........................................................     37,142,485     12,767,661
  Buildings and improvements....................................    127,244,333     84,545,420
  Furniture, fixtures and equipment.............................     24,594,853     11,353,507
  Construction-in-progress......................................      6,321,996      2,216,174
                                                                   ------------    -----------
                                                                    195,303,667    110,882,762
  Accumulated depreciation......................................     (4,979,831)    (1,756,412)
                                                                   ------------    -----------
Total property and equipment, net...............................    190,323,836    109,126,350
Deferred costs, net of accumulated amortization of $967,112 in
  1996 and $271,496 in 1995.....................................      5,445,308      2,637,754
Restricted cash.................................................     18,793,399      7,351,128
                                                                   ------------    -----------
                                                                   $231,736,047    132,650,230
                                                                   ------------    -----------
                                                                   ------------    -----------
LIABILITIES, MINORITY INTEREST AND PARTNERS' CAPITAL
Accounts payable................................................   $  4,436,619      2,329,034
Accrued expenses and other liabilities..........................     10,409,654      4,320,320
Due to CapStar Equity Associates, G.P...........................        329,362        305,077
Long-term debt, current portion.................................      3,220,336      2,668,121
                                                                   ------------    -----------
Total current liabilities.......................................     18,395,971      9,622,552
Long-term debt..................................................    164,891,922     73,574,038
                                                                   ------------    -----------
Total liabilities...............................................    183,287,893     83,196,590
Minority interest...............................................        576,314        815,918
Partners' capital--General Partners.............................      2,467,442      2,431,589
Partners' capital--Limited Partners.............................     45,404,398     46,206,133
                                                                   ------------    -----------
                                                                   $231,736,047    132,650,230
                                                                   ------------    -----------
                                                                   ------------    -----------


See accompanying notes to combined financial statements.

EQUISTAR HOTEL INVESTORS, L.P. AND
CAPSTAR MANAGEMENT COMPANY, L.P.
COMBINED STATEMENTS OF OPERATIONS

                                                                                      PERIOD FROM
                                                                                       JANUARY 12
                                                                                        (DATE OF
                                                    SIX MONTHS       PERIOD FROM       INCEPTION)
                                                       ENDED         JUNE 12 TO            TO
                                                     JUNE 30,         JUNE 30,        DECEMBER 31,
                                                    -----------      -----------      ------------
                                                       1996             1995              1995
                                                    -----------      -----------      ------------
                                                                                      (UNAUDITED)
Revenue from hotel operations:
  Rooms........................................     $28,120,664        1,928,837       14,456,387
  Food and beverage............................      12,988,951          559,632        5,900,238
  Other operating departments..................       2,422,446          193,595        1,122,361
  Lease revenue................................         637,548          --               447,934
Hotel management and other fees................       2,086,931        2,128,493        4,436,428
                                                    -----------      -----------      ------------
Total revenue..................................      46,256,540        4,810,557       26,363,348
                                                    -----------      -----------      ------------
Hotel operating expenses by department:
  Rooms........................................       7,364,570          528,120        4,190,299
  Food and beverage............................      10,302,012          425,087        4,923,790
  Other operating departments..................       1,089,381           79,866          512,791
Undistributed operating expenses:
  Administrative and general...................       9,457,210        2,463,242        8,078,304
  Property operating costs.....................       5,380,675          426,417        2,623,626
  Property taxes, insurance and other..........       2,116,498           84,967        1,310,517
  Depreciation and amortization................       3,919,035          302,802        2,097,512
                                                    -----------      -----------      ------------
Total operating expenses.......................      39,629,381        4,310,501       23,736,839
                                                    -----------      -----------      ------------
Net operating income...........................       6,627,159          500,056        2,626,509
Interest expense...............................       7,374,163          346,523        2,673,365
Interest income................................         (83,905)         (12,109)        (260,017)
                                                    -----------      -----------      ------------
Income (loss) before minority interest and
extraordinary item.............................        (663,099)         165,642          213,161
Minority interest in subsidiary................         (68,771)         --               (17,415)
                                                    -----------      -----------      ------------
Income (loss) before extraordinary item........        (594,328)         165,642          230,576
Extraordinary item--loss on early
  extinguishment of debt.......................         --               --              (887,631)
                                                    -----------      -----------      ------------
Net income (loss)..............................     $  (594,328)         165,642         (657,055)
                                                    -----------      -----------      ------------
                                                    -----------      -----------      ------------
Net income (loss) attributable to General
Partners.......................................     $    38,098           21,533          (87,254)
                                                    -----------      -----------      ------------
                                                    -----------      -----------      ------------
Net income (loss) attributable to Limited
Partners.......................................     $  (632,426)         144,109         (569,801)
                                                    -----------      -----------      ------------
                                                    -----------      -----------      ------------


See accompanying notes to combined financial statements.

EQUISTAR HOTEL INVESTORS, L.P. AND
CAPSTAR MANAGEMENT COMPANY, L.P.
COMBINED STATEMENTS OF PARTNERS' CAPITAL
FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND
FOR THE PERIOD FROM JANUARY 12, 1995
(DATE OF INCEPTION) TO DECEMBER 31, 1995



                                                                         GENERAL       LIMITED
                                                            TOTAL        PARTNERS      PARTNERS
                                                         -----------    ----------    ----------
Initial capital contributions on January 12, 1995.....   $ 1,773,304        88,765     1,684,539
Capital contributions.................................    48,624,696     2,431,235    46,193,461
Capital distributions.................................      (115,723)       (1,157)     (114,566)
Net loss for the period from inception to December 31,
1995..................................................      (657,055)      (87,254)     (569,801)
                                                         -----------    ----------    ----------
                                                          49,625,222     2,431,589    47,193,633
Less--notes receivable from management for capital
contributions.........................................      (987,500)       --          (987,500)
                                                         -----------    ----------    ----------
Partners' capital at December 31, 1995................    48,637,722     2,431,589    46,206,133
                                                         -----------    ----------    ----------
                                                         -----------    ----------    ----------
Capital distributions.................................      (171,554)       (2,245)     (169,309)
Net loss for the six months ended June 30, 1996.......      (594,328)       38,098      (632,426)
                                                         -----------    ----------    ----------
                                                         -----------    ----------    ----------
Partners' capital at June 30, 1996....................   $47,871,840     2,467,442    45,404,398
                                                         -----------    ----------    ----------
                                                         -----------    ----------    ----------


See accompanying notes to combined financial statements.

EQUISTAR HOTEL INVESTORS, L.P. AND
CAPSTAR MANAGEMENT COMPANY, L.P.
COMBINED STATEMENTS OF CASH FLOWS

                                                                        PERIOD FROM       PERIOD FROM
                                                       SIX MONTHS        JANUARY 12      JANUARY 12 TO
                                                     ENDED JUNE 30,     TO JUNE 30,      DECEMBER 31,
                                                     --------------    --------------    -------------
                                                          1996              1995             1995
                                                     --------------    --------------    -------------
                                                                        (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...............................    $    (594,328)         165,642          (657,055)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
      Depreciation and amortization...............        3,919,035          302,802         2,097,512
      Loss on early extinguishment of debt........         --               --                 617,730
      Minority interest in consolidated
subsidiary........................................          (68,771)        --                 (17,415)
      Changes in working capital:
        Accounts receivable, net..................       (4,198,620)      (1,219,488)       (2,748,909)
        Deposits..................................       (2,371,098)        (874,117)       (1,492,025)
        Prepaid expenses and other................         (571,785)         (93,124)         (223,260)
        Inventory.................................         (445,059)         (28,176)         (173,514)
        Accounts payable..........................        2,107,585          502,959         2,329,034
        Accrued expenses and other liabilities....        6,089,334        1,333,929         4,320,320
        Due to CapStar Equity Associates, G.P.....           24,285         --                 305,077
                                                     --------------    --------------    -------------
Net cash provided by operating activities.........        3,890,578           90,427         4,357,495
                                                     --------------    --------------    -------------
Cash flows from investing activities:
  Purchases of property and equipment.............      (84,115,843)     (40,023,370)     (109,221,935)
  Purchase of minority interest...................          (66,666)        --                --
  Additions to restricted cash for capital
    improvements and
    other, net....................................      (11,442,271)      (6,084,208)       (7,351,128)
                                                     --------------    --------------
Net cash used by investing activities.............      (95,624,780)     (46,107,578)     (116,573,063)
                                                     --------------    --------------    -------------
Cash flows from financing activities:
  Proceeds from long-term debt....................       91,307,685       25,875,000        98,057,709
  Payments on long-term debt......................          (58,056)         (23,285)      (23,095,559)
  Principal repayments on capital leases..........          (95,661)         (15,377)          (37,888)
  Release of (additions to) restricted deposits
    for hedge agreement...........................        2,023,307         --              (2,023,307)
  Deferred costs..................................       (3,092,101)      (1,567,382)       (3,000,181)
  Capital contributions...........................         --             23,631,539        50,250,000
  Loans to management.............................         --               --                (987,500)
  Capital distributions...........................         (171,554)        --                (115,723)
  Distributions to minority interest..............         (104,167)        --                --
                                                     --------------    --------------    -------------
Net cash provided by financing activities.........       89,809,453       47,900,495       119,047,551
                                                     --------------    --------------    -------------
Net increase (decrease) in cash and cash
equivalents.......................................       (1,924,749)       1,883,344         6,831,983
Cash and cash equivalents at beginning of
period............................................        6,831,983         --                --
                                                     --------------    --------------    -------------
Cash and cash equivalents at end of period........    $   4,907,234        1,883,344         6,831,983
                                                     --------------    --------------    -------------
                                                     --------------    --------------    -------------
Supplemental disclosure of cash flow information:
  Interest paid...................................    $   5,694,077          261,213         2,383,299
  Capitalized interest costs......................          209,682         --                  67,000
  Capital lease additions.........................          305,062          253,952           721,494
  Deferred financing fees not yet paid............          411,069         --                 596,403
  Prepaid expenses contributed by limited
partner...........................................         --                 42,000            42,000
  Furniture and equipment contributed by limited
partner...........................................         --                106,000           106,000
                                                     --------------    --------------    -------------
                                                     --------------    --------------    -------------


See accompanying notes to combined financial statements.

EQUISTAR HOTEL INVESTORS, L.P.
AND CAPSTAR MANAGEMENT COMPANY, L.P.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
JUNE 30, 1996 AND DECEMBER 31, 1995


(1) ORGANIZATION


    EquiStar Hotel Investors, L.P. ("EquiStar") was formed on January 12, 1995. The principal activity of EquiStar is to acquire and own upscale, full-service hotels throughout the continental United States. As of June 30, 1996, EquiStar had acquired and owned the following hotels:



        ACQUISITION                                                                   TOTAL
           DATE                 NAME                                      ROOMS       COST
- ---------------------------  ------------------------------------------   -----    -----------
March 3, 1995..............  Salt Lake Airport Hilton, UT                  287     $14,600,000
June 30, 1995..............  Radisson Hotel, Schaumburg, IL                202       9,000,000
June 30, 1995..............  Sheraton Hotel, Colorado Springs, CO          502      17,600,000
August 4, 1995.............  Hilton Hotel, Bellevue, WA                    180      12,500,000
October 3, 1995............  Marriott Hotel, Somerset, NJ                  434      25,800,000
November 15, 1995..........  Westin Atlanta Airport, Atlanta, GA           496      21,200,000
February 2, 1996...........  Sheraton Airport Plaza, Charlotte, NC         226      18,500,000
February 16, 1996..........  Holiday Inn, Cleveland, OH                    237       9,300,000
February 22, 1996..........  Orange County Airport Hilton, Irvine, CA      290      19,400,000
March 8, 1996..............  Georgetown Latham, Washington, DC             143      12,500,000
April 17, 1996.............  Hilton Hotel, Arlington, TX                   289      18,350,000



    Separate wholly-owned limited liability companies ("LLCs") were established to directly own the above hotels. However, for the Westin Atlanta Airport, LLCs were established to purchase and hold EquiStar's 1% general partner interest and the 85.2% limited partner interest in the partnership that owns the hotel. Due to the significance of these LLCs' partnership interests, the partnership's operations are consolidated.


    CapStar Management Company, L.P. ("CapStar Management") operates 48 hotels throughout the continental United States on behalf of third-party and affiliate owners. The partnership was formed on January 12, 1995.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination

    The accounts of EquiStar and CapStar Management (collectively, the "Partnerships") have been combined in these financial statements as the Partnerships are under common ownership. All material intercompany transactions and balances have been eliminated in combination.


    The combined financial statements for the six months ended June 30, 1995 are unaudited; however, in the opinion of management all adjustments for the fair presentation of the combined financial statements for this period have been included.



  Cash and Cash Equivalents


    The Partnerships consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  Deposits

    Deposits represent refundable amounts escrowed during the negotiation of potential hotel acquisitions, certain amounts held for future hotel renovations and the amounts held in escrow related to a hedge agreement (see note 4).

EQUISTAR HOTEL INVESTORS, L.P.
AND CAPSTAR MANAGEMENT COMPANY, L.P.
NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Inventory

    Inventories, which consist primarily of hotel food and beverage stock, are recorded at the lower of cost or market using the first-in, first-out ("FIFO") valuation method.

  Deferred Costs

    Organizational costs incurred in the formation of the Partnerships are amortized over five years using the straight-line method. Costs associated with the acquisition of debt are amortized over the lives of the related debt instruments using a method that approximates the interest method.

  Property and Equipment

    Buildings and building improvements are depreciated over 40 years. Furniture, fixtures and equipment purchases are stated at cost and depreciated over estimated useful lives of five to seven years or, for capital leases, the related lease terms. Furniture and equipment contributed is stated at its fair value at the time it was contributed. All property and equipment balances are depreciated using the straight-line method.


    Management plans to hold all hotel assets long-term. Management evaluates potential permanent impairment of the net carrying value of its hotel assets on a quarterly basis. For each hotel asset, the expected undiscounted future cash flows for the asset are compared to its net carrying value. If the net carrying value of the hotel exceeds the undiscounted cash flows, management estimates the fair value of the assets based on recent appraisals, if available, or by discounting expected future cash flows using prevailing market discount rates. If the net carrying value of the hotel exceeds its fair value, the excess is charged to operations. No impairment losses were recorded for the six months ended June 30, 1996 and 1995 (unaudited) or in 1995.


  Restricted Cash


    EquiStar is required to maintain certain levels of restricted cash in order to comply with the terms of its debt agreements. Restricted cash reserved primarily for future hotel capital improvements was $18,793,399 and $7,351,128 at June 30, 1996 and December 31, 1995, respectively.


  Minority Interest


    Minority interest represents the limited partnership interests in the partnership which owns the Westin Atlanta Airport which are not owned by EquiStar.


  Revenues


    Revenue is earned primarily through the operations and management of the hotel properties and is recognized when earned. Until February 29, 1996, the Westin Atlanta Airport was leased to a third-party operator and revenue related to this hotel was recorded as lease revenue. On February 29, 1996, EquiStar assumed the operations of the hotel upon termination of the lease.


  Income Taxes

    The combined financial statements contain no provision for federal income taxes since both entities are partnerships and, therefore, all federal income tax liabilities are passed through to the individual partners in accordance with the Partnership Agreements and Internal Revenue Code.

EQUISTAR HOTEL INVESTORS, L.P.
AND CAPSTAR MANAGEMENT COMPANY, L.P.
NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Partners' Capital Contributions, Distributions and Profit and Loss Allocations

    The individual partnership agreements of the Partnerships specify the required capital contributions of the partners and the procedures for the allocation of profit and loss and for distributions to partners. Generally, these items are allocated in proportion to the respective ownership percentages of the partners.

  Use of Estimates

    Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3) NOTES RECEIVABLE FROM MANAGEMENT


    Pursuant to the terms of an agreement dated January 4, 1995, certain members of management borrowed $987,500 from CapStar Management to fund capital contributions to EquiStar. The notes are secured by the borrowers' interest in EquiStar and are personally guaranteed by the individual note holders. During 1995, these notes earned interest at the prime rate. For the six months ended June 30, 1996 and thereafter, these notes will earn interest at prime (as of January 1996) plus 1.5%. Outstanding principal balances are to be repaid within five years of the individual loan dates but may be repaid earlier through certain CapStar Management or EquiStar distributions as defined in the related agreements. Interest is due semi-annually on June 30 and December 31.


(4) HEDGE AGREEMENT

    In August 1995, EquiStar entered into an agreement with Salomon Brothers Holding Company Inc. ("Salomon") to hedge against the impact that interest rate fluctuations may have on EquiStar's various floating rate debt instruments. Gains and losses resulting from this agreement are not recorded in the financial statements until realized.

    The hedge agreement is a two-year forward swap that is effective June 30, 1997 and that matures on June 30, 2007. The agreement requires EquiStar to pay a fixed rate of 7.095% and receive a floating interest rate based on the three-month London Interbank Offered Rate ("LIBOR"), on a notional amount of $25,000,000. The agreement required EquiStar to make an initial collateral deposit of $1,000,000 and provides for required additions or reductions to the collateral escrow account by EquiStar and Salomon in $500,000 increments based on changes in the market value of this agreement.


    At December 31, 1995, EquiStar had made required deposits totaling $1,000,000 to the collateral escrow account which are recorded as restricted deposits. The unrealized loss on this agreement at December 31, 1995 was $1,546,000.



    On May 6, 1996, EquiStar sold its interest in the swap agreement. The gain on sale of $536,000 has been deferred for financial statement purposes.


(5) LONG-TERM DEBT

    Salomon Long-term Debt--Prior to December 21, 1995, EquiStar had a loan facility with Salomon to fund the acquisition of hotels. At December 21, 1995, $22,690,000 was outstanding on this

EQUISTAR HOTEL INVESTORS, L.P.
AND CAPSTAR MANAGEMENT COMPANY, L.P.
NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(5) LONG-TERM DEBT--(CONTINUED)
loan facility. Interest-only payments were required under this loan facility at a floating rate based on LIBOR. This debt was refinanced with Lehman Brothers Holding, Inc. ("Lehman Holdings").

    Lehman Long-term Debt--On December 21, 1995, EquiStar entered into a $202,500,000 Master Mortgage Loan Facility Agreement (the "Master Agreement") with Lehman Holdings to facilitate the repayment of the existing $22,690,000 in debt and hotel acquisitions. Under the Master Agreement, 50% of total acquisition capital, not to exceed $125,000,000, may be funded through a senior loan facility. An additional 27.5% of acquisition capital, not to exceed $75,000,000, may be borrowed through a mezzanine loan facility. Certain fees incurred by EquiStar related to these borrowings may also be financed through the Master Agreement, up to a maximum of $2,500,000. Separate loans are obtained under the Master Agreement for each hotel acquired. The loans are cross-collateralized and cross-defaulted and are secured by first and second liens on EquiStar's real and personal property.


    Loans obtained under the senior loan facility bear interest at variable rates that are based on one-month LIBOR. For the six months ended June 30, 1996 and for the year ended December 31, 1995, interest rates on the loans under the senior facility were between 9.625% and 10%. Loans obtained under the mezzanine loan facility bear interest at a fixed rate of 16%. Interest payments of 10% are required with the remaining 6% accruing to principal. All loans require interest-only payments monthly. All of the loans mature January 1, 1999. At June 30, 1996 and December 31, 1995, total borrowings under the Master Agreement were $151,815,394 and $59,975,900, of which $101,753,393 and $55,840,900 were made from the senior loan facility and $50,062,001 and $4,135,000 were made from the mezzanine loan facility, respectively.



    Under the Master Agreement, EquiStar is required to pay financing fees upon the repayment of each loan. These deferred financing fees payable, which are included in long-term debt, totaled $1,007,472 and $596,403 at June 30, 1996 and December 31, 1995, respectively.



    Wells Fargo Long-term Debt--On March 2, 1995, EquiStar borrowed $9,960,000 from Wells Fargo Bank, National Association ("Wells Fargo") to finance the purchase of the Salt Lake Airport Hilton (all other hotel loans are under the Master Agreement). The loan matures on March 1, 1999 and provides for a one-year extension at the option of the borrower. Interest, which is payable monthly, is recorded at the one-month LIBOR plus 4.25%, as adjusted for certain provisions in the loan agreement. The debt is secured by certain real and personal property of the hotel. At June 30, 1996 and December 31, 1995, the outstanding balance on this note was $9,832,088 and $9,890,144, respectively.



    Wells Fargo Line of Credit--EquiStar has an unsecured $5,000,000 revolving credit facility with Wells Fargo to support operations as needed. Amounts outstanding on this line of credit were $2,500,000 and $4,181,809 at June 30, 1996 and December 31, 1995, respectively. Interest accrues at either LIBOR plus 2.25% or the Prime rate plus 1%, depending on the nature of the advance. Prime rate based interest payments are due quarterly while LIBOR based interest is payable over various periods not to exceed six months. Borrowings expected to be repaid within one year are classified as current liabilities. The full amount outstanding is expected to be repaid upon the termination of the credit facility.


    Notes Payable--During 1995, in order to fund the loans to management (see note 3), CapStar Management borrowed $950,000 from Acadia Partners, L.P. ("Acadia Partners"), an affiliate of the Partnerships. In January 1996, CapStar Management borrowed an additional $150,000 from Acadia Partners under this note agreement to prepay a consulting fee. The note bears fixed interest at the prime rate (as of January 1996) plus 1.5% and is secured by interests in and liens on certain of CapStar

EQUISTAR HOTEL INVESTORS, L.P.
AND CAPSTAR MANAGEMENT COMPANY, L.P.
NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(5) LONG-TERM DEBT--(CONTINUED)
Management's real and personal property. Principal payments are scheduled for August 31, 1996 and upon maturity on August 31, 1997. Interest is payable semi-annually beginning February 29, 1996.

    In March 1996, EquiStar entered into an unsecured note agreement for $1,000,000 with LCP Hotel Ventures, L.P., an affiliate of the Partnerships and the seller of the Georgetown Latham Hotel, to finance the purchase of that hotel (see note 6). The note requires interest only payments quarterly, and bears interest at a rate of 10%. All principal and accrued interest is due in full on January 1, 1999.


    Capital Leases--The Partnerships have entered into several capital leases for hotel and office equipment that expire between 1997 and 2000. The total capital lease obligations at June 30, 1996 and December 31, 1995, were $857,304 and $647,903, respectively, and are included in long-term debt.



    Interest costs on long-term debt for the Partnerships were $7,583,845 and $346,523 (unaudited) for the six months ended June 30, 1996 and 1995, respectively, and $2,740,365 for 1995.


    Aggregate maturities of the above obligations are as follows:


PERIOD
- ------------------------------------------------------------
From July 1 to December 31
  1996......................................................   $   3,045,107
Year ending December 31
  1997......................................................       1,062,222
  1998......................................................       1,297,655
  1999......................................................     162,533,716
  2000 and thereafter.......................................         173,558
                                                               -------------
                                                               $ 168,112,258
                                                               -------------
                                                               -------------


    Management has determined that the outstanding balance of the Partnerships' long-term debt approximates fair value by discounting the future cash flows under the debt arrangements using rates currently available for debt with similar terms and maturities.

(6) RELATED-PARTY TRANSACTIONS


    CapStar Management manages hotels that are owned in part by affiliates or officers of CapStar Management. Revenue associated with the management of these hotels was $494,191 and $539,509 (unaudited) for the six months ended June 30, 1996 and 1995, respectively, and $1,104,582 in 1995. At June 30, 1996 and
December 31, 1995, the amount due from these properties was $128,820 and $237,029, respectively. Management believes these contracts are at prevailing market rates.



    Upon formation of CapStar Management, certain receivables of CapStar Equity Associates, G.P. ("CEA"), a limited partner, were assigned to CapStar Management. Amounts collected under these receivables are to be paid to CEA when CapStar Management achieves a minimum level of liquidity as defined in the Contribution Agreement. Amounts collected under this agreement, which are recorded as due to CapStar Equity Associates, G.P., amounted to $329,362 at June 30, 1996 and $305,077 at December 31, 1995. Management believes that the balance will be repaid to CEA within one year.


    On March 8, 1996, EquiStar acquired the Georgetown Latham Hotel for a purchase price of $12,000,000 from LCP Hotel Ventures, L.P. ("LCP"). At the time of the acquisition, the general partner of LCP, Latham Hotels, Inc., was wholly-owned by certain members of the Partnerships'

EQUISTAR HOTEL INVESTORS, L.P.
AND CAPSTAR MANAGEMENT COMPANY, L.P.
NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(6) RELATED-PARTY TRANSACTIONS--(CONTINUED) management. Directly or indirectly, these members of management owned a 9.7% beneficial interest in LCP and received $806,000 of the net proceeds of the purchase price paid to LCP. Management believes that the purchase price was determined through arm's-length negotiations between EquiStar and representatives of the holders of the majority of the beneficial interests in the LCP.


    On November 15, 1995, EquiStar acquired its 1% general partner interest in the Westin Atlanta Airport from LHP, a corporation in which an individual who, at the time, was a principal of the Partnerships, owned an equity interest. LHP was paid a fee of $893,000 in connection with EquiStar's acquisition of the general and limited partner interests and is entitled to an additional $161,000 upon the ultimate disposition of the partnership that owns the Westin Atlanta Airport. Another affiliate of the former principal, LCP Group, L.P., is entitled to an annual fee of $30,000 to provide certain administrative services related to the outside limited partners. Management believes that these fees were negotiated at arm's-length between the former principal and the other principals of EquiStar.



(7) COMMITMENTS AND CONTINGENCIES


    CapStar Management has entered into two operating leases for office space which expire in October 1998. Lease payments will be approximately $250,000 annually through expiration.

    EquiStar is involved in various litigation through the normal course of business which management believes will not have a material adverse effect on the combined financial statements.


    On June 14, 1996, EquiStar entered into a binding contract to purchase the Renaissance Hotel, Arlington, Virginia for $19,300,000. EquiStar intends to operate the hotel under a franchise agreement with Hilton Hotels Corporation beginning in August 1996. The hotel is a full-service hotel with 209 rooms.



    On June 20, 1996 EquiStar entered into a binding contract to purchase five upscale, full service hotels which contain 1,121 rooms, for a purchase price of $68,400,000.


(8) PRO FORMA INFORMATION (UNAUDITED)


    The following unaudited pro forma summary presents information as if hotel acquisitions made from inception of the Partnerships through June 30, 1996, had been made at inception of the Partnerships. The pro forma information is provided for informational purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the Partnerships.


                       PRO FORMA INFORMATION (UNAUDITED)


                                                                      PERIOD FROM
                                             SIX MONTHS ENDED     JANUARY 12, 1995 TO
                                              JUNE 30, 1996        DECEMBER 31, 1995
                                            ------------------    -------------------
Total revenue............................      $ 55,933,151           106,558,750
                                            ------------------    -------------------
Net loss before extraordinary item.......      $ (2,184,158)           (4,914,034)
                                            ------------------    -------------------
Net loss.................................      $ (2,184,158)           (5,801,665)
                                            ------------------    -------------------

                                                                    SCHEDULE III


EQUISTAR HOTEL INVESTORS, L.P. AND
CAPSTAR MANAGEMENT COMPANY, L.P.
SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
JUNE 30, 1996


                                                                                                GROSS AMOUNT AT WHICH
                                                                       COSTS SUBSEQUENT TO       CARRIED AT CLOSE OF
                                                                                                       PERIOD
                                            INITIAL COST TO COMPANY        ACQUISITION        -------------------------
                                           -------------------------   --------------------                    (1)
                                                        BUILDING AND           BUILDING AND      (1)       BUILDING AND
DESCRIPTION                 ENCUMBRANCES      LAND      IMPROVEMENTS   LAND    IMPROVEMENTS      LAND      IMPROVEMENTS
- --------------------------  ------------   ----------   ------------   -----   ------------   ----------   ------------
Hotel Assets:
 Salt Lake Airport Hilton,
UT........................  $  9,832,088      770,000     12,827,670     580       758,467       770,580     13,586,137
 Radisson Hotel,
Schaumburg, IL............     8,368,664    1,080,000      5,131,399   13,378      954,936     1,093,378      6,086,335
 Sheraton Hotel, Colorado
 Springs, CO..............    16,413,685    1,071,394     14,591,596     678       841,753     1,072,072     15,433,349
 Hilton Hotel, Bellevue,
WA........................    10,865,360    5,210,695      6,766,323   4,590       459,749     5,215,285      7,226,072
 Marriott Hotel, Somerset,
NJ........................    22,559,130    1,977,509     23,001,126     854        46,160     1,978,363     23,047,286
 Westin Atlanta Airport,
Atlanta, GA...............    23,677,187    2,650,000     15,926,116    --         344,727     2,650,000     16,270,843
 Sheraton Hotel,
Charlotte, NC.............    15,795,668    4,700,000     11,056,927    --          13,406     4,700,000     11,070,333
 Holiday Inn, Cleveland,
OH........................     9,878,786    1,330,000      6,353,249    --          58,581     1,330,000      6,411,830
 Orange County Airport
 Hilton, Irvine, CA.......    16,762,455    9,990,000      7,993,137   6,635        48,820     9,996,635      8,041,957
 Georgetown Latham,
 Washington, DC...........    11,518,688    6,500,000      5,319,708    --          17,648     6,500,000      5,337,356
                            ------------   ----------   ------------   -----   ------------   ----------   ------------

 Hilton Hotel, Arlington,
TX........................    16,975,771    1,836,172     14,689,379    --          43,456     1,836,172     14,732,835
                            ------------   ----------   ------------   -----   ------------   ----------   ------------
                             162,647,482   37,115,770    123,656,630   26,715    3,587,703    37,142,485    127,244,333
                            ------------   ----------   ------------   -----   ------------   ----------   ------------
                            ------------   ----------   ------------   -----   ------------   ----------   ------------


                            ACCUMULATED     YEAR OF        DATE
DESCRIPTION                 DEPRECIATION  CONSTRUCTION   ACQUIRED   LIFE
- --------------------------  -----------   ------------   --------   ----
Hotel Assets:
 Salt Lake Airport Hilton,
UT........................     434,128        1980       03/03/95    40
 Radisson Hotel,
Schaumburg, IL............     131,374        1974       06/30/95    40
 Sheraton Hotel, Colorado
 Springs, CO..............     369,875        1979       06/30/95    40
 Hilton Hotel, Bellevue,
WA........................     156,668        1979       08/04/95    40
 Marriott Hotel, Somerset,
NJ........................     431,983        1978       10/03/95    40
 Westin Atlanta Airport,
Atlanta, GA...............     269,432        1982       11/15/95    40
 Sheraton Hotel,
Charlotte, NC.............     115,875        1985       02/02/96    40
 Holiday Inn, Cleveland,
OH........................      60,081        1985       02/16/96    40
 Orange County Airport
 Hilton, Irvine, CA.......      70,925        1976       02/22/96    40
 Georgetown Latham,
 Washington, DC...........     108,459        1978       03/08/96    40
                            -----------
 Hilton Hotel, Arlington,
TX........................      22,712        1983       04/17/96    40
                            -----------
                             2,171,512
                            -----------
                            -----------


 (1) As of June 30, 1996, hotel property and equipment have a cost
     of $194,718,048 for federal income tax purposes.                 Land                                  37,142,485       --
                                                                      Hotel furniture and equipment....
                                                                                                            24,009,234    2,735,224
                                                                      Construction in progress.........      6,321,996       --
                                                                                                          ------------   -----------
                                                                      Total hotel property and
                                                                      equipment........................   $194,718,048   $4,906,736
                                                                                                          ------------   -----------






    A reconciliation of the Partnerships' investment in hotel property and equipment and related accumulated depreciation is as follows:


                                                                                             1996            1995
                                                                                         ------------     -----------
Hotel property and equipment:
 Balance at beginning of period......................................................    $110,454,164         --
 Additions during period:
   Acquisitions......................................................................      70,561,215     104,238,519
   Improvements and construction-in-progress.........................................      13,702,669       6,215,645
                                                                                         ------------     -----------
Balance at end of period.............................................................     194,718,048     110,454,164
                                                                                         ------------     -----------
Accumulated depreciation:
 Balance at beginning of period......................................................       1,742,573         --
 Additions--depreciation expense.....................................................       3,164,163       1,742,573
                                                                                         ------------     -----------
                                                                                            4,906,736       1,742,573
                                                                                         ------------     -----------
Net hotel property and equipment at end of period....................................    $189,811,312     108,711,591
                                                                                         ------------     -----------
                                                                                         ------------     -----------

INDEPENDENT AUDITOR'S REPORT

The Partners
CapStar Management Company, L.P.:

    We have audited the accompanying balance sheet of CapStar Management Company, L.P. ("CapStar Management") as of December 31, 1994, and the related statements of operations and changes in management operations' equity and cash flows for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the management of CapStar Management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapStar Management Company, L.P. as of December 31, 1994, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
May 7, 1996

CAPSTAR MANAGEMENT
BALANCE SHEET
DECEMBER 31, 1994

ASSETS
Current assets:
  Cash.........................................................................   $  157,151
  Accounts receivable..........................................................      946,717
  Prepaid expenses.............................................................       22,157
                                                                                  ----------
Total current assets...........................................................    1,126,025
Furniture and equipment, net of accumulated depreciation of $69,804............      105,772
                                                                                  ----------
                                                                                  $1,231,797
                                                                                  ----------
                                                                                  ----------
LIABILITIES AND MANAGEMENT OPERATIONS' EQUITY
Accounts payable and accrued expenses..........................................   $  823,637
Due to affiliates..............................................................      203,140
Management operations' equity..................................................      205,020
                                                                                  ----------
                                                                                  $1,231,797
                                                                                  ----------
                                                                                  ----------

See accompanying notes to financial statements.

CAPSTAR MANAGEMENT
STATEMENTS OF OPERATIONS AND CHANGES IN MANAGEMENT OPERATIONS' EQUITY YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                                          1994         1993
                                                                       ----------    ---------
Revenue:
  Management fees...................................................   $3,823,166    3,918,576
  Accounting fees and other income..................................      594,756      315,566
                                                                       ----------    ---------
Total revenue.......................................................    4,417,922    4,234,142
                                                                       ----------    ---------
Expenses:
  Salaries, wages and benefits......................................    2,311,569    1,988,282
  Other overhead, general and administrative........................    2,196,251    2,076,385
  Depreciation......................................................       22,639       14,349
                                                                       ----------    ---------
Total expenses......................................................    4,530,459    4,079,016
                                                                       ----------    ---------
Net income (loss)...................................................     (112,537)     155,126
Management operations' equity (deficit), beginning of year..........      317,557      (81,820)
Capital contributions...............................................       --          244,251
                                                                       ----------    ---------
Management operations' equity, end of year..........................   $  205,020      317,557
                                                                       ----------    ---------
                                                                       ----------    ---------

See accompanying notes to financial statements.

CAPSTAR MANAGEMENT
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                                           1994         1993
                                                                         ---------    --------
Net income (loss).....................................................   $(112,537)    155,126
Adjustments to reconcile net income (loss) to net cash provided (used)
  by operating activities:
    Depreciation......................................................      22,639      14,349
    Changes in working capital:
      Accounts receivable.............................................     249,284    (738,337)
      Prepaid expenses................................................      20,339      (4,463)
      Accounts payable................................................    (114,628)    361,377
      Accrued expenses................................................       1,213     110,624
                                                                         ---------    --------
Cash provided (used) by operating activities..........................      66,310    (101,324)
                                                                         ---------    --------
Cash flows from investing activities--purchases of furniture and
equipment.............................................................     (41,257)    (24,475)
                                                                         ---------    --------
Cash flows from financing activities--capital contributions...........      --         244,251
                                                                         ---------    --------
Net increase in cash..................................................      25,053     118,452
Cash at beginning of year.............................................     132,098      13,646
                                                                         ---------    --------
Cash at end of year...................................................   $ 157,151     132,098
                                                                         ---------    --------
                                                                         ---------    --------

See accompanying notes to financial statements.

CAPSTAR MANAGEMENT
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994

(1) ORGANIZATION

    For the period from January 1, 1993 through December 31, 1994, CapStar Hotels, Inc. and subsidiaries ("CHI") provided hotel management services to hotels throughout the continental United States on behalf of third-party and affiliate owners. At December 31, 1994, CHI had contracts to manage 41 hotels.

    On January 4, 1995, CHI assigned the hotel management contracts and certain assets and liabilities related to its hotel management operations to CapStar Equity Associates, G.P. ("CEA"). On January 12, 1995, CEA, in turn, assigned the same to CapStar Management Company, L.P.

    For purposes of these financial statements, the hotel management operations accounts are presented as if they were a separate and distinct legal entity (CapStar Management).

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    These financial statements have been prepared on the accrual basis of accounting and in accordance with generally accepted accounting principles.

  Revenues and Accounts Receivable

    CapStar Management receives fees for the performance of management, accounting and other services in accordance with the agreements entered into with individual hotels. All revenues are recognized as the related services are performed.

    Generally, management fees are equal to 2% to 4% of the gross monthly revenue of each hotel. Additional incentive management fees are earned when a hotel's operating performance exceeds levels specified in the management contract.

    The collectibility of accounts receivable is evaluated periodically during the year. CapStar Management uses the direct write-off method to record bad debt expense for amounts deemed uncollectible.

  Furniture and Equipment

    Furniture and equipment purchases are stated at cost. These assets are depreciated using the straight-line method over an estimated useful life of seven years.

  Use of Estimates

    Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements. Actual results could differ from those estimates.

  Income Taxes

    No provision has been made for income taxes in the financial statements, as any taxable income or loss of CapStar Management is included in the income tax returns of CHI for the years ended December 31, 1994 and 1993.

CAPSTAR MANAGEMENT
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) RELATED-PARTY TRANSACTIONS

    Certain of the hotels managed are owned by affiliates of CHI. Revenue earned by CapStar Management from these hotels was approximately $2,830,177 in 1994 and $2,812,653 in 1993. Accounts receivable associated with hotels owned by affiliates was $481,561 at December 31, 1994.

    Due to affiliates primarily represents amounts collected by CapStar Management on behalf of the hotels it manages which have not yet been disbursed to the hotels.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:


    We have audited the accompanying statements of operations and cash flows of the Orange County Airport Hilton (the "Hotel") for the period from January 1, 1996 to February 22, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Orange County Airport Hilton's operations and its cash flows for the period from January 1, 1996 to February 22, 1996 and the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.


                                                           KPMG Peat Marwick LLP

Washington, D.C.
April 20, 1996

ORANGE COUNTY AIRPORT HILTON
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 22, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                              1996          1995           1994           1993
                                           ----------    -----------    -----------    -----------
Revenue:
  Rooms.................................   $  854,685      4,564,294      3,479,926      3,137,865
  Food and beverage.....................      409,200      2,554,156      2,188,612      2,204,286
  Other operating departments...........       48,828        314,723        239,755        183,980
                                           ----------    -----------    -----------    -----------
                                            1,312,713      7,433,173      5,908,293      5,526,131
                                           ----------    -----------    -----------    -----------
Operating costs and expenses:
  Rooms.................................      254,389      1,302,612      1,009,792        875,825
  Food and beverage.....................      346,563      1,882,782      1,617,235      1,543,846
  Other operating departments...........       23,005        147,896        116,224         84,197
Undistributed operating expenses:
  Administrative and general............      222,566      1,050,388      1,022,104        869,499
  Sales and marketing...................      126,979        692,052        452,070        449,615
  Management fees.......................       35,000        210,000        197,500        150,000
  Property operating costs..............       96,410        763,258        704,873        691,160
  Property taxes, insurance and other...       57,301        342,177        386,464        467,055
  Depreciation and amortization.........      112,129        832,958        798,442        854,566
  Interest expense......................      608,294      3,510,997      2,688,580      2,193,590
                                           ----------    -----------    -----------    -----------
Total expenses..........................    1,882,636     10,735,120      8,993,284      8,179,353
                                           ----------    -----------    -----------    -----------
Net loss................................   $ (569,923)    (3,301,947)    (3,084,991)    (2,653,222)
                                           ----------    -----------    -----------    -----------
                                           ----------    -----------    -----------    -----------

See accompanying notes to financial statements.

ORANGE COUNTY AIRPORT HILTON
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 22, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                 1996          1995          1994          1993
                                               ---------    ----------    ----------    ----------
Cash flows from operating activities:
  Net loss..................................   $(569,923)   (3,301,947)   (3,084,991)   (2,653,222)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation and amortization.........     112,129       832,958       798,442       854,566
      Decrease (increase) in accounts
receivable..................................     (56,580)     (198,792)      (27,765)      203,192
      Decrease (increase) in other assets...      67,637       (42,736)       26,502        38,421
      Increase (decrease) in accounts
        payable and accrued expenses........     296,914       540,514        11,866       (12,467)
      Increase in accrued interest..........     358,294     3,010,996     2,568,580     2,167,618
                                               ---------    ----------    ----------    ----------
  Total adjustments.........................     778,394     4,142,940     3,377,625     3,251,330
                                               ---------    ----------    ----------    ----------
Net cash provided by operating activities...     208,471       840,993       292,634       598,108
                                               ---------    ----------    ----------    ----------
Cash flows used by investing activities--
additions to hotel..........................      --           (76,435)      (54,925)      (17,811)
                                               ---------    ----------    ----------    ----------
Cash flows from financing activities:
  Repayments of note payable................      --           (30,099)      (55,000)       --
  Capital distributions.....................     (43,445)     (896,802)     (274,594)     (397,073)
  Increase (decrease) in bank overdrafts....    (165,026)      162,343        91,885      (183,224)
                                               ---------    ----------    ----------    ----------
Net cash used by financing activities.......    (208,471)     (764,558)     (237,709)     (580,297)
                                               ---------    ----------    ----------    ----------
Net increase in cash........................      --            --            --            --
Cash at beginning of period.................      --            --            --            --
                                               ---------    ----------    ----------    ----------
Cash at end of period.......................   $  --            --            --            --
                                               ---------    ----------    ----------    ----------
                                               ---------    ----------    ----------    ----------
Supplemental disclosure of cash flow
  information:
  Cash paid for interest....................   $ 250,000       500,000       120,000        25,972
                                               ---------    ----------    ----------    ----------
                                               ---------    ----------    ----------    ----------

See accompanying notes to financial statements.

ORANGE COUNTY AIRPORT HILTON
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 22, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND THE
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


(1) ORGANIZATION


    The Orange County Airport Hilton (the "Hotel") is located near the Orange County Airport in Irvine, California, approximately 45 miles from Los Angeles. The Hotel opened in 1976 and was operated under a franchise agreement with Radisson Hotels International, Inc. during the periods under audit. Since April 1, 1996, the Hotel has been operating as a Hilton. The Hotel has 290 rooms, an outdoor pool and jacuzzi, fitness center and same day valet service. The dining facilities include Mimi's Grill and The Promenade Lounge. The Hotel has approximately 30,000 square feet of meeting space.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    The accounts of the Hotel were included in the financial records of GMY Investment Company ("GMY"), a limited partnership which owned the Hotel until it was sold to EquiStar on February 22, 1996 for $19,200,000. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

  Depreciation

    Depreciation is computed on the cost of hotel property and equipment using the Modified Accelerated Cost Recovery method over 39 and 31.5 years for the building and building improvements and over 5 to 7 years for furniture, fixtures and equipment.

  Bad Debt Expense

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivable and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

  Revenue

    Revenue is earned primarily through the operations of the Hotel and recognized when earned.

  Income Taxes

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities were passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

ORANGE COUNTY AIRPORT HILTON
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(3) INTEREST EXPENSE

    GMY entered into a promissory note with an original balance of $19,000,000 in June 1989. Interest accrued at 10% for the first year, and then adjusted to the Bank of America National Trust and Savings Association prime rate as announced from time to time. On December 1, 1991, GMY stopped making scheduled interest and principal payments and the note was in default. From the default date, interest was computed using the prime rate plus four percentage points on the outstanding balance plus any accrued interest.

(4) RELATED-PARTY TRANSACTIONS

    The Hotel incurred management fees of $35,000, $210,000, $197,500 and $150,000 for the period from January 1, 1996 to February 22, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively. The management fees were paid to an affiliate of the Hotel.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:

    We have audited the accompanying statements of operations and cash flows of the Colorado Springs Sheraton Hotel (the "Hotel") for the period from January 1, 1995 to June 30, 1995 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Colorado Springs Sheraton Hotel's operations and its cash flows for the period from January 1, 1995 to June 30, 1995, and the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
April 26, 1996

COLORADO SPRINGS SHERATON HOTEL
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1995 TO JUNE 30, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                              1995          1994         1993
                                                           ----------    ----------    ---------
Revenue:
  Rooms.................................................   $3,058,060     7,381,231    6,306,143
  Food and beverage.....................................    1,450,753     3,476,833    2,930,970
  Other operating departments...........................      217,547       534,042      491,097
                                                           ----------    ----------    ---------
                                                            4,726,360    11,392,106    9,728,210
                                                           ----------    ----------    ---------
Operating costs and expenses:
  Rooms.................................................      950,418     1,956,592    1,720,992
  Food and beverage.....................................    1,325,154     2,751,933    2,383,324
  Other operating departments...........................      140,610       305,426      260,327
Undistributed operating expenses:
  Administrative and general............................      612,704     1,606,117    1,163,407
  Sales and marketing...................................      483,000       889,803      853,153
  Property operating costs..............................      560,029     1,220,401    1,150,870
  Management fees.......................................      137,852       284,803      291,736
  Property taxes, insurance and other...................      290,750       498,989      549,725
  Depreciation and amortization.........................      545,685     1,123,249    1,076,652
                                                           ----------    ----------    ---------
                                                            5,046,202    10,637,313    9,450,186
                                                           ----------    ----------    ---------
Net income (loss).......................................   $ (319,842)      754,793      278,024
                                                           ----------    ----------    ---------
                                                           ----------    ----------    ---------

See accompanying notes to financial statements.

COLORADO SPRINGS SHERATON HOTEL
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1995 TO JUNE 30, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                              1995          1994         1993
                                                            ---------    ----------    ---------
Cash flows from operating activities:
  Net income (loss)......................................   $(319,842)      754,793      278,024
  Adjustments to reconcile net income (loss) to net cash
    provided (used) by operating activities:
      Depreciation and amortization......................     545,685     1,123,249    1,076,652
      Decrease (increase) in accounts receivable.........    (222,962)      216,504     (252,683)
      Decrease (increase) in inventory and other
assets...................................................     132,255      (136,067)      21,999
      Increase (decrease) in accounts payable and accrued
expenses.................................................    (361,807)      (60,970)     161,062
                                                            ---------    ----------    ---------
Net cash provided (used) by operating activities.........    (226,671)    1,897,509    1,285,054
                                                            ---------    ----------    ---------
Cash flows used by investing activities--purchases of
furniture, fixtures and equipment........................     (18,014)     (113,743)    (324,601)
                                                            ---------    ----------    ---------
Cash flows from financing activities:
  Capital distributions..................................      --        (2,153,816)    (777,181)
  Capital contributions..................................     425,146        --           --
  Increase (decrease) in bank overdrafts.................    (180,461)      196,509       (9,731)
                                                            ---------    ----------    ---------
Net cash flows provided (used) by financing activities...     244,685    (1,957,307)    (786,912)
                                                            ---------    ----------    ---------
Net increase in cash.....................................      --          (173,541)     173,541
Cash at beginning of year................................      --           173,541       --
                                                            ---------    ----------    ---------
Cash at end of year......................................   $  --            --          173,541
                                                            ---------    ----------    ---------
                                                            ---------    ----------    ---------

See accompanying notes to financial statements.

COLORADO SPRINGS SHERATON HOTEL
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1995 TO JUNE 30, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1994 AND 1993

(1) ORGANIZATION

    The Colorado Springs Sheraton Hotel (the "Hotel") is a 502 room full-service hotel located in Colorado Springs, Colorado. The Hotel is near Colorado Springs Airport and is about an hour from Denver. The Hotel has a restaurant, a snack bar/coffee shop, a lounge/ lobby bar, an exercise facility and an indoor/outdoor swimming pool. The Hotel is currently undergoing major renovations (budgeted at $2.7 million).

    For the period ended June 30, 1995 and for the years ended December 31, 1994 and 1993, the Hotel was owned by CIGNA.

    The Hotel was sold on June 30, 1995 to EquiStar for a purchase price of $17,250,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    The accounts of the Hotel were included in the financial records of CIGNA. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

  Depreciation

    Depreciation is computed on the cost of the Hotel property and equipment using the straight-line method over 40 years for the building, over 15 years for building improvements and over five years for furniture, fixtures and equipment.

  Bad Debt Expense

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivable and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

  Revenue

    Revenue is earned primarily through the operations of the Hotel and is recognized when earned.

  Income Taxes

    The financial statements contain no provision for federal income taxes since the Hotel does not pay any taxes directly. All taxes are the responsibility of the parent company, CIGNA.

  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:

    We have audited the accompanying statements of operations and cash flows of the Georgetown Latham Hotel (the "Hotel") for the period from January 1, 1996 to March 8, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Georgetown Latham Hotel's operations and its cash flows for the period from January 1, 1996 to March 8, 1996 and the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
April 12, 1996

GEORGETOWN LATHAM HOTEL
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1996 TO MARCH 8, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                 1996          1995          1994          1993
                                              ----------    ----------    ----------    ----------
Revenue:
  Rooms....................................   $  612,857     3,790,580     3,764,567     3,784,884
  Food and beverage........................      628,269     3,699,257     3,448,669     3,192,731
  Other operating departments..............       81,116       360,958       419,968       374,672
                                              ----------    ----------    ----------    ----------
                                               1,322,242     7,850,795     7,633,204     7,352,287
                                              ----------    ----------    ----------    ----------
Operating costs and expenses:
  Rooms....................................      187,244     1,081,472     1,069,864     1,177,839
  Food and beverage........................      553,396     3,268,979     3,095,593     3,032,272
  Other operating departments..............       50,228       313,870       272,476       185,028
Undistributed operating expenses:
  Administrative and general...............      110,613       996,666       795,642       663,466
  Sales and marketing......................       94,903       511,975       478,520       606,068
  Management fees..........................       39,581       235,523       248,270       288,779
  Property operating costs.................      105,258       649,576       672,065       585,158
  Property taxes, insurance and other......       65,278       328,299       244,123       328,451
  Depreciation and amortization............       81,782       674,537       637,614       574,751
  Interest expense.........................       87,771       476,901         5,265        --
                                              ----------    ----------    ----------    ----------
                                               1,376,054     8,537,798     7,519,432     7,441,812
                                              ----------    ----------    ----------    ----------
Net income (loss)..........................   $  (53,812)     (687,003)      113,772       (89,525)
                                              ----------    ----------    ----------    ----------
                                              ----------    ----------    ----------    ----------

See accompanying notes to financial statements.

GEORGETOWN LATHAM HOTEL
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1996 TO MARCH 8, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                    1996         1995          1994         1993
                                                  --------    ----------    ----------    --------
Cash flows from operating activities:
  Net income (loss)............................   $(53,812)     (687,003)      113,772     (89,525)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
      Depreciation and amortization............     81,782       674,537       637,614     574,751
      Decrease (increase) in accounts
receivable.....................................    (26,055)       43,384        83,943    (305,105)
      Decrease (increase) in other assets......    (29,166)      121,568      (311,111)   (184,175)
      Increase (decrease) in accounts payable
        and accrued expenses...................    165,028        42,727      (384,682)    450,341
      Increase in interest payable.............      --           33,880         5,265       --
                                                  --------    ----------    ----------    --------
Net cash provided by operating activities......    137,777       229,093       144,801     446,287
                                                  --------    ----------    ----------    --------
Cash flows from investing activities:
  Purchase of furniture, fixtures and
equipment......................................    (18,907)     (262,176)       --        (276,520)
  Proceeds from sale of furniture, fixtures and
equipment......................................      --           --            91,933       --
                                                  --------    ----------    ----------    --------
Net cash provided (used) by investing
activities.....................................    (18,907)     (262,176)       91,933    (276,520)
                                                  --------    ----------    ----------    --------
Cash flows from financing activities:
  Principal repayments on capital leases.......     (3,770)      (21,857)       --           --
  Proceeds from note payable...................      --           --         4,500,000       --
  Principal payments on note payable...........     (6,849)      (35,573)       --           --
  Advances to affiliate........................      --           --        (3,825,000)      --
  Repayments of advances to affiliate..........      --        3,825,000        --           --
  Capital distributions........................      --       (4,206,759)     (593,312)   (134,115)
                                                  --------    ----------    ----------    --------
Net cash provided (used) by financing
activities.....................................    (10,619)     (439,189)       81,688    (134,115)
                                                  --------    ----------    ----------    --------
Net increase (decrease) in cash................    108,251      (472,272)      318,422      35,652
Cash at beginning of year......................     32,193       504,465       186,043     150,391
                                                  --------    ----------    ----------    --------
Cash at end of year............................   $140,444        32,193       504,465     186,043
                                                  --------    ----------    ----------    --------
                                                  --------    ----------    ----------    --------
Supplemental disclosure of cash flow
  information:
  Cash paid for interest.......................   $118,085       443,021        --           --
  Additions to capital lease obligations.......      --           --            71,004       --
                                                  --------    ----------    ----------    --------
                                                  --------    ----------    ----------    --------

See accompanying notes to financial statements.

GEORGETOWN LATHAM HOTEL
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1996 TO MARCH 8, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

(1) ORGANIZATION

    The Georgetown Latham Hotel (the "Hotel") is located on 3000 M Street in Washington, D.C. It is close to the Smithsonian, embassies, monuments, the Kennedy Center and the downtown business district, and caters mainly to tourists and business travelers. The Hotel has 143 rooms; fine dining in the CITRONELLE restaurant; meeting and banquet facilities; an outdoor pool; business center; limousine rental service; and valet parking.

    Until 1993, the Hotel was owned by Muben/LCP Hotel Partners, L.P. ("Muben/LCP"), a limited partnership which owned 9 hotels. On October 1, 1993, LCP Hotel Ventures, L.P., a partner in Muben/LCP ("LCP Ventures"), conveyed its 10% interest in Muben/LCP for 100% ownership of the Hotel.

    The Hotel was sold on March 8, 1996 to EquiStar for a purchase price of $12,000,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    The accounts of the Hotel were included in the financial records of Muben/LCP and then LCP Ventures, as described above, until the Hotel was sold to EquiStar. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

  Depreciation

    Depreciation is computed on the cost of the Hotel property and equipment using the straight-line method over 31.5 years for the building and building improvements and over five years for furniture, fixtures and equipment.

  Bad Debt Expense

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivable and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

  Revenue

    Revenue is earned primarily through the operations of the Hotel and recognized when earned.

  Income Taxes

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities are passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

GEORGETOWN LATHAM HOTEL
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3) INTEREST EXPENSE

    On December 23, 1994, the Hotel obtained financing from CPC Advisors No. 3, L.L.C. The original note balance was $4,500,000 and had a fixed interest rate of 10.53%. Principal and interest payments were due monthly. The note was scheduled to mature on December 27, 1999.

(4) RELATED-PARTY TRANSACTIONS

    The Hotel was managed by an affiliate of LCP Ventures. For the period from January 1, 1993 through September 30, 1993 the Hotel incurred management fees of 4% of gross revenue, as defined in the management agreement. For the remainder of 1993 through March 8, 1996 the Hotel incurred base management fees of 3% and an incentive management fee equal to 5% of the amount by which the net operating income exceeds the amount of preferred return, as defined in the management agreement. Management fees incurred during 1996, 1995, 1994 and 1993 were $39,581, $235,523, $248,270 and $288,779, respectively. No incentive management fees were earned.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:


    We have audited the accompanying statements of operations and cash flows of the Westin Atlanta Airport (the "Hotel") for the period from January 1, 1995 to November 15, 1995 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Westin Atlanta Airport's operations and its cash flows for the period from January 1, 1995 to November 15, 1995 and the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.


                                                           KPMG Peat Marwick LLP

Washington, D.C.
April 5, 1996

WESTIN ATLANTA AIRPORT
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1995 TO NOVEMBER 15, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1994 AND 1993


                                                             1995          1994          1993
                                                          ----------    ----------    ----------
Revenue:
  Rooms................................................   $9,069,888     8,640,768     7,839,244
  Food and beverage....................................    4,054,054     4,342,750     3,828,053
  Other operating departments..........................      689,834       637,278       571,756
                                                          ----------    ----------    ----------
                                                          13,813,776    13,620,796    12,239,053
                                                          ----------    ----------    ----------
Operating costs and expenses:
  Rooms................................................    2,199,381     2,106,483     1,899,024
  Food and beverage....................................    3,220,403     3,392,581     3,096,841
  Other operating departments..........................      363,698       377,110       398,384
Undistributed operating expenses:
  Administrative and general...........................    1,175,803     1,142,701     1,178,117
  Sales and marketing..................................    1,049,508     1,064,740     1,004,350
  Management fees......................................      498,791       500,769       263,775
  Property operating costs.............................    1,029,636     1,193,688     1,157,683
  Property taxes, insurance and other..................    1,286,750     1,232,672     1,100,168
  Depreciation and amortization........................      981,547     1,254,302     1,439,270
  Interest expense.....................................    2,290,924     2,618,358     2,641,131
                                                          ----------    ----------    ----------
                                                          14,096,441    14,883,404    14,178,743
                                                          ----------    ----------    ----------
Net loss...............................................   $ (282,665)   (1,262,608)   (1,939,690)
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------

See accompanying notes to financial statements.

WESTIN ATLANTA AIRPORT
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1995 TO NOVEMBER 15, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1994 AND 1993


                                                           1995           1994           1993
                                                        ----------     ----------     ----------
Cash flows from operating activities:
  Net loss..........................................    $ (282,665)    (1,262,608)    (1,939,690)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Depreciation and amortization.................       981,547      1,254,302      1,439,270
      Decrease (increase) in accounts receivable....      (464,896)      (474,273)       216,891
      Decrease (increase) in other assets...........        33,045        (50,994)        22,875
      Decrease in inventory.........................         8,531         16,061         13,530
      Increase in accounts payable and accrued
expenses............................................       267,755         83,237         96,551
      Decrease in interest payable..................      (108,653)        (1,319)        (1,193)
      Increase (decrease) in other liabilities......       173,892        (13,781)       237,001
      Increase in intercompany payable..............       458,419        897,156      1,041,316
                                                        ----------     ----------     ----------
Net cash provided by operating activities...........     1,066,975        447,781      1,126,551
                                                        ----------     ----------     ----------
Cash flows from investing activities:
  Purchase of furniture, fixtures and equipment.....      (117,392)       (43,179)        --
  Proceeds from sale of furniture, fixtures and
equipment...........................................        --             --             16,240
                                                        ----------     ----------     ----------
Net cash provided (used) by investing activities....      (117,392)       (43,179)        16,240
                                                        ----------     ----------     ----------
Cash flows from financing activities--decrease in
  notes payable.....................................      (159,594)      (158,265)      (143,264)
                                                        ----------     ----------     ----------
Net increase in cash and cash equivalents...........       789,989        246,337        999,527
Cash and cash equivalents at beginning of period....     1,967,782      1,721,445        721,918
                                                        ----------     ----------     ----------
Cash and cash equivalents at end of period..........    $2,757,771      1,967,782      1,721,445
                                                        ----------     ----------     ----------
                                                        ----------     ----------     ----------
Supplemental disclosure of cash flow information:
  Cash paid for interest............................    $2,399,577      2,619,677      2,642,324
                                                        ----------     ----------     ----------
                                                        ----------     ----------     ----------

See accompanying notes to financial statements.

WESTIN ATLANTA AIRPORT
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1995 TO NOVEMBER 15, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1994 AND 1993


(1) ORGANIZATION


    The Westin Atlanta Airport (the "Hotel") is located near Atlanta Hartsfield International Airport. For the periods presented, the Hotel was operated as a Renaissance hotel. The Hotel has 496 rooms and suites, a health club, whirlpool, sundeck, indoor and outdoor swimming pool and sauna. The dining and entertainment facilities include the Le Cafe Restaurant, Atrium Lounge and Studebaker's. The Hotel's business is generated from its proximity to the Atlanta Hartsfield International Airport and the Georgia International Convention Center.


    On November 15, 1995, EquiStar purchased a 1% general partnership interest and an 84.6% limited partnership interest in Lepercq Atlanta Renaissance Partners, L.P. ("Atlanta Partners"), the owner of the Hotel.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    Through November 15, 1995, Atlanta Partners leased the Hotel operations to a third party. The accompanying statements of operations and cash flows include the accounts of the Hotel and the accounts of Atlanta Partners. Atlanta Partners' operations related primarily to the Hotel. All intercompany transactions between the Hotel and Atlanta Partners have been eliminated.

  Depreciation

    Depreciation is computed on the building using the straight-line method over a useful life of 31.5 years. Building improvements are depreciated using the straight-line method over seven to 31.5 years while furniture, fixtures and equipment are depreciated straight-line over three to ten years. Costs for supplies, maintenance and repairs are charged to expense as incurred.

  Bad Debt Expense

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivable and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

  Revenue

    Revenue is earned primarily through the operations of the Hotel and recognized when earned.

  Income Taxes

    The financial statements contain no provision for federal income taxes since Atlanta Partners is a partnership and, therefore, all federal income tax liabilities are passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

WESTIN ATLANTA AIRPORT
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3) MORTGAGE NOTE PAYABLE

    Through November 15, 1995, the Hotel was encumbered by a nonrecourse mortgage loan from the Travelers Insurance Company in the amount of $24,725,000. The loan was secured by a mortgage on the Hotel and an assignment of the lease. The mortgage loan had an interest rate of 10% per annum and required monthly payments of principal and interest of $216,980 through July 1, 1999.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:


    We have audited the accompanying statements of operations and cash flows of the Somerset Marriott Hotel (the "Hotel") for the fiscal years ended September 30, 1995, 1994 and 1993. These financial statements are the responsibility of the Hotel's owners. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Somerset Marriott Hotel's operations and its cash flows for the fiscal years ended September 30, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
April 26, 1996

SOMERSET MARRIOTT HOTEL
STATEMENTS OF OPERATIONS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                                                            1995           1994          1993
                                                         -----------    ----------    ----------
Revenue:
  Rooms...............................................   $10,280,997     9,104,957     9,138,730
  Food and beverage...................................     5,249,474     4,816,344     5,100,830
  Other operating departments.........................       802,637       682,877       668,821
                                                         -----------    ----------    ----------
                                                          16,333,108    14,604,178    14,908,381
                                                         -----------    ----------    ----------
Operating costs and expenses:
  Rooms...............................................     2,766,075     2,552,776     2,425,536
  Food and beverage...................................     4,241,806     4,041,375     4,136,987
  Other operating departments.........................       239,993       292,510       332,098
Undistributed operating expenses:
  Administrative and general..........................     1,622,395     1,647,152     1,723,724
  Sales and marketing.................................     1,075,845       852,599     1,034,166
  Management fees.....................................       710,174       640,793       648,515
  Property operating costs............................     1,498,497     1,586,722     1,794,374
  Property taxes, insurance and other.................       637,759       566,615       753,345
  Depreciation and amortization.......................     1,519,441     1,531,226     1,541,746
  Interest expense....................................     1,753,095     1,828,501     1,857,388
  Impairment of long lived assets.....................       --             --         2,007,000
                                                         -----------    ----------    ----------
                                                          16,065,080    15,540,269    18,254,879
                                                         -----------    ----------    ----------
Net income (loss).....................................   $   268,028      (936,091)   (3,346,498)
                                                         -----------    ----------    ----------
                                                         -----------    ----------    ----------

See accompanying notes to financial statements.

SOMERSET MARRIOTT HOTEL
STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                                                             1995           1994          1993
                                                          -----------    ----------    ----------
Cash flows from operating activities:
  Net income (loss)....................................   $   268,028      (936,091)   (3,346,498)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Depreciation and amortization....................     1,519,441     1,531,226     1,541,746
      Decrease (increase) in accounts receivable.......         8,484       413,140      (510,947)
      Decrease (increase) in intercompany receivable...       (47,684)    3,565,876     7,118,692
      Decrease (increase) in other assets..............        36,364       252,389      (182,467)
      Impairment of long lived assets..................       --             --         2,007,000
      Decrease in accounts payable.....................       (62,243)   (4,073,542)   (4,498,773)
      Increase in interest payable.....................         2,023         4,226         2,000
                                                          -----------    ----------    ----------
Net cash provided by operating activities..............     1,724,413       757,224     2,130,753
                                                          -----------    ----------    ----------
Cash flows from investing activities--acquisition of
furniture, fixtures and equipment......................    (2,092,043)   (1,528,971)     (309,311)
                                                          -----------    ----------    ----------
Cash flows from financing activities:
  Proceeds from notes payable..........................       --            242,628        --
  Principal payments on notes payable..................      (170,249)       --           (92,260)
  Principal repayments on capital leases...............       (45,693)       --            --
                                                          -----------    ----------    ----------
Net cash provided (used) by financing activities.......      (215,942)      242,628       (92,260)
                                                          -----------    ----------    ----------
Net increase (decrease) in cash........................      (583,572)     (529,119)    1,729,182
Cash at beginning of period............................     1,187,792     1,716,911       (12,271)
                                                          -----------    ----------    ----------
Cash at end of period..................................   $   604,220     1,187,792     1,716,911
                                                          -----------    ----------    ----------
                                                          -----------    ----------    ----------
Supplemental disclosure of cash flow information:
  Cash paid for interest...............................   $ 1,751,072     1,824,275     1,855,388
  Additions to capital lease obligations...............       --            363,872        --
                                                          -----------    ----------    ----------
                                                          -----------    ----------    ----------

See accompanying notes to financial statements.

SOMERSET MARRIOTT HOTEL
NOTES TO FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

(1) ORGANIZATION

    The Somerset Marriott Hotel (the "Hotel") is centrally located in Somerset, New Jersey, about 25 miles from the Newark Airport. The Hotel has 434 rooms, fine dining in Allie's restaurant, meeting and banquet facilities, an indoor/outdoor pool, business center, exercise room and volleyball courts.

    The Hotel was owned by MRI Business Properties Fund, Ltd., II ("MRI") until it was sold on October 3, 1995 to EquiStar for a purchase price of $24,950,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    The accounts of the Hotel were included in the financial records of MRI. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

  Depreciation

    Depreciation is computed on the cost of hotel property and equipment using the straight-line method over 23 to 39 years for the building and building improvements and over five to seven years for furniture, fixtures and equipment.

  Bad Debt Expense

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivables and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

  Revenue

    Revenue is earned primarily through the operations of the Hotel and recognized when earned.

  Income Taxes

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities are passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3) INTEREST EXPENSE

    Private investors provided financing for the Hotel and improvements through two separate loans made on September 26, 1985 and August 26, 1988. Both notes had a fixed interest rate of 8.25%. Principal and interest payments were due monthly. Marriott provided the Hotel with a renovation loan

SOMERSET MARRIOTT HOTEL
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) INTEREST EXPENSE--(CONTINUED)
on October 24, 1990 for $650,000 bearing interest at 8.00% with interest payments due monthly. All notes were repaid when the Hotel was purchased by EquiStar on October 5, 1995.

(4) PROVISIONS FOR IMPAIRMENT OF VALUE

    Due to the deterioration of the economic market in Somerset, New Jersey and projected future operational cash flows, recovery of the carrying value of the Hotel was not likely and a provision for impairment of value of $2,007,000 was recognized in 1993.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:

    We have audited the accompanying statements of operations and cash flows of the Charlotte Sheraton Airport Plaza (the "Hotel") for the period from January 1, 1996 to February 2, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Charlotte Sheraton Airport Plaza's operations and its cash flows for the period from January 1, 1996 to February 2, 1996 and the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
March 29, 1996

CHARLOTTE SHERATON AIRPORT PLAZA
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 2, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                    1996        1995          1994         1993
                                                  --------    ---------    ----------    ---------
Revenue:
  Rooms........................................   $404,646    4,353,741     4,279,608    3,764,540
  Food and beverage............................    330,471    3,136,701     2,698,709    2,625,091
  Other operating departments..................     21,096      609,342       861,007      779,557
                                                  --------    ---------    ----------    ---------
                                                   756,213    8,099,784     7,839,324    7,169,188
                                                  --------    ---------    ----------    ---------
Operating costs and expenses:
  Rooms........................................    111,163    1,067,053     1,151,114      976,178
  Food and beverage............................    258,901    2,101,504     1,906,329    1,854,924
  Other operating departments..................     13,740      114,588        82,500       80,354
Undistributed operating expenses:
  Administrative and general...................     73,487      375,920       263,728      254,309
  Sales and marketing..........................     90,546      922,890       927,186      863,274
  Management fees..............................     22,497      269,689       391,966      358,459
  Property operating costs.....................     67,286      618,771       556,634      519,500
  Property taxes, insurance and other..........     41,126      425,563       404,523      356,690
  Depreciation and amortization................     49,600      595,522       603,543      587,150
  Interest expense.............................      --         689,563     3,378,933    1,466,088
                                                  --------    ---------    ----------    ---------
                                                   728,346    7,181,063     9,666,456    7,316,926
                                                  --------    ---------    ----------    ---------
Net income (loss)..............................   $ 27,867      918,721    (1,827,132)    (147,738)
                                                  --------    ---------    ----------    ---------
                                                  --------    ---------    ----------    ---------

See accompanying notes to financial statements.

CHARLOTTE SHERATON AIRPORT PLAZA
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 2, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                   1996         1995          1994         1993
                                                 --------    ----------    ----------    ---------
Cash flows from operating activities:
  Net income (loss)...........................   $ 27,867       918,721    (1,827,132)    (147,738)
  Adjustments to reconcile net income (loss)
    to net cash provided (used) by operating
    activities:
      Depreciation and amortization...........     49,600       595,522       603,543      587,150
      Decrease (increase) in accounts
receivable....................................     70,128       (86,461)      (45,518)     (44,970)
      Increase in intercompany receivable.....   (450,000)   (1,444,939)   (1,937,634)    (263,645)
      Decrease (increase) in other assets.....     50,127        87,415        (5,447)      40,469
      Increase (decrease) in accounts payable
and accrued expenses..........................    (80,687)      165,657       193,488       75,714
      Increase in interest payable............      --          689,563     3,378,346       92,000
                                                 --------    ----------    ----------    ---------
Net cash provided (used) by operating
activities....................................   (332,965)      925,478       359,646      338,980
                                                 --------    ----------    ----------    ---------
Cash flows from investing
  activities--purchases of furniture, fixtures
and equipment.................................    (57,124)     (257,302)     (346,957)    (133,901)
                                                 --------    ----------    ----------    ---------
Cash flows from financing
  activities--principal payments on note
payable.......................................      --           --            --         (203,839)
                                                 --------    ----------    ----------    ---------
Net increase (decrease) in cash...............   (390,089)      668,176        12,689        1,240
Cash at beginning of period...................    712,894        44,718        32,029       30,789
                                                 --------    ----------    ----------    ---------
Cash at end of period.........................    322,805       712,894        44,718       32,029
                                                 --------    ----------    ----------    ---------
                                                 --------    ----------    ----------    ---------
Supplemental disclosure of cash flow
  information:
  Cash paid for interest......................   $  --           --               587    1,374,088
                                                 --------    ----------    ----------    ---------
                                                 --------    ----------    ----------    ---------

See accompanying notes to financial statements.

CHARLOTTE SHERATON AIRPORT PLAZA
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 2, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

(1) ORGANIZATION

    The Charlotte Sheraton Airport Plaza (the "Hotel") is a 226 room, full-service hotel located near the Charlotte Douglas International Airport. The Hotel was constructed in 1985.

    The Hotel was owned by Krisch Realty Associates, L.P. ("Krisch Realty") during 1993, 1994 and through March 7, 1995, when it was conveyed to the lender.

    The Hotel was sold on February 2, 1996 to EquiStar for a purchase price of $18,000,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    The accounts of the Hotel were included in the financial records of Krisch Realty, which owned the Hotel until it was conveyed to the lender. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared on the accrual basis of accounting.

  Depreciation

    Depreciation is computed on the cost of hotel property and equipment using the straight-line method over 45 years for the building, 10 years for most building improvements, and five to eight years for furniture, fixtures and equipment.

  Bad Debt Expense

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivables and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

  Revenue

    Revenue is earned primarily through the operations of the hotel and recognized when earned.

  Income Taxes

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities are passed through to the individual partners in accordance with the Partnership Agreement and the Internal Revenue Code.

  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

CHARLOTTE SHERATON AIRPORT PLAZA
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) INTEREST EXPENSE

    For the period from January 1, 1995 to February 2, 1995, and during 1994 and 1993, financing for the Hotel was provided through a two-tier loan. The first tier loan, which had an original principal balance of $12,523,925, had an interest rate of prime plus 1%. Principal and interest payments on the first tier loan were due monthly. The second tier loan, which had an original principal balance of $7,444,062, required interest payments based on the Hotel's cash flow.

    During January 1994, the owner ceased making payments on the loan and the loan went into default. From that point, the first and second tiers of the loan accrued interest at the default rate of 16% until March 7, 1995, when the Hotel was conveyed to the lender.

(4) OTHER RELATED-PARTY TRANSACTIONS

    Krisch Hotels, Inc. ("Krisch"), an affiliate of the Hotel's owner, managed the Hotel until March 7, 1995, and charged the Hotel base management fees of 3% of gross revenues. The Hotel management agreement also provided for incentive management fees to be paid to Krisch of 10% of net operating income, as defined in the agreement. After March 7, 1995, the Hotel incurred only base management fees of 3% of gross revenues. For the period from January 1, 1996 to February 2, 1996, and for 1995, 1994 and 1993, base and incentive management fees incurred by the Hotel totaled $22,497, $269,689, $391,966 and $358,459, respectively.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:

    We have audited the accompanying combined statements of income and cash flows of the Cleveland Holiday Inn and Affiliate for the period from January 1, 1996 to February 16, 1996 (date of Acquisition by EquiStar Hotel, Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Cleveland Holiday Inn and Affiliate's operations and their cash flows for the period from January 1, 1996 to February 16, 1996 and the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

                                                         Bober, Markey & Company

Akron, Ohio
April 30, 1996

CLEVELAND HOLIDAY INN AND AFFILIATE
COMBINED STATEMENTS OF INCOME
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 16, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                 1996         1995          1994          1993
                                               --------    ----------    ----------    ----------
Revenue
  Rooms.....................................   $474,517    $4,209,885    $3,940,430    $3,588,454
  Food and beverage.........................    274,472     2,559,215     2,435,422     2,280,071
  Other operating departments...............     40,419       246,911       209,456       205,464
                                               --------    ----------    ----------    ----------
                                                789,408     7,016,011     6,585,308     6,073,989

Cost of sales
  Rooms.....................................    158,211     1,122,963     1,064,500       949,018
  Food and beverage.........................    237,095     2,055,813     1,964,550     1,803,837
  Other operating departments...............     44,467        59,012        57,080        59,001
                                               --------    ----------    ----------    ----------
                                                439,773     3,237,788     3,086,130     2,811,856
                                               --------    ----------    ----------    ----------

Operating income............................    349,635     3,778,223     3,499,178     3,262,133

Other expenses
  Selling, general and administrative
expenses....................................    281,426     2,142,371     2,001,877     1,860,957
  Interest..................................     51,005       347,276       364,500       380,044
  Depreciation and amortization.............     39,621       321,859       247,377       272,176
  Management fees--related entity                47,060       421,554       382,604       353,763
                                               --------    ----------    ----------    ----------
                                                419,112     3,233,060     2,996,358     2,866,940
                                               --------    ----------    ----------    ----------

Net income (loss)...........................   $(69,477)   $  545,163    $  502,820    $  395,193
                                               --------    ----------    ----------    ----------
                                               --------    ----------    ----------    ----------

The accompanying notes are an integral part of these financial statements.

CLEVELAND HOLIDAY INN AND AFFILIATE
COMBINED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 16, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                    1996         1995        1994        1993
                                                  ---------   ----------   ---------   ---------
Cash flows from operating activities
  Net income (loss).............................  $ (69,477)  $  545,163   $ 502,820   $ 395,193
    Adjustments to reconcile net income (loss)
      to net cash provided (used) by operating
      activities
      Depreciation and amortization.............     39,621      321,859     247,377     272,176
      Gain (loss) on equipment disposal.........       (235)      35,961      33,202       6,248
      Decrease (increase) in accounts
receivable......................................     30,835      (39,803)    (34,335)     (4,105)
      Decrease (increase) in accounts
        receivable-- affiliates.................     --            1,542      (1,222)    (53,624)
      Decrease (increase) in other assets.......      5,868       (4,087)     (4,499)      4,038
      Increase (decrease) in accounts payable
        and accrued expenses....................    (49,238)     161,865      33,007    (130,830)
      Increase (decrease) in advances from
        related entities........................     --          266,500      (9,350)     (2,211)
                                                  ---------   ----------   ---------   ---------
Net cash provided (used) by operating
activities......................................    (42,626)   1,289,000     767,000     486,885

Cash flows from investing activities
  Cash payments for the purchase of property,
plant and equipment.............................     (2,836)    (680,006)   (273,411)    (76,419)
  Cash proceeds on sale of property, plant and
equipment.......................................      4,242        1,100       4,530       2,965
  Payment of franchise fee......................     --          (71,100)     --          --
                                                  ---------   ----------   ---------   ---------
Net cash provided (used) by investing
activities......................................      1,406     (750,006)   (268,881)    (73,454)

Cash flows from financing activities
  Principal payments on long-term debt..........    (37,788)    (473,718)   (217,981)   (199,257)
  Issuance of note payable-related party........     --           75,000      --          --
  Capital distributions.........................    (24,000)    (144,000)   (243,000)   (204,000)
  (Decrease) increase in escrowed funds.........     --            8,652      (2,871)        642
                                                  ---------   ----------   ---------   ---------
Net cash used by financing activities...........    (61,788)    (534,066)   (463,852)   (402,615)
                                                  ---------   ----------   ---------   ---------
Net increase (decrease) in cash.................   (103,008)       4,928      34,267      10,816
Cash at beginning of year.......................    336,806      331,878     297,611     286,795
                                                  ---------   ----------   ---------   ---------
Cash at end of year.............................  $ 233,798   $  336,806   $ 331,878   $ 297,611
                                                  ---------   ----------   ---------   ---------
                                                  ---------   ----------   ---------   ---------

Supplemental disclosure of cash flow information
  Interest paid.................................  $  45,610   $  348,276   $ 361,786   $ 379,664
  Income taxes paid.............................  $     239   $    2,385   $   1,850   $   3,168
                                                  ---------   ----------   ---------   ---------
                                                  ---------   ----------   ---------   ---------

The accompanying notes are an integral part of these financial statements.

CLEVELAND HOLIDAY INN AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 16, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

(1) ORGANIZATION

    The Company is engaged in the operation of a hotel in Middleburg Heights, Ohio, which is located in close proximity to the Cleveland Hopkins International Airport. The hotel was opened in June, 1978. The hotel has 242 rooms, a cocktail lounge, restaurant, sauna, pool and approximately 13,800 square feet of meeting space.

    Bagley Road Properties (a division of Rockside Properties) is a Partnership which held the assets of the Cleveland Holiday Inn until substantially all of the Company's assets were sold to EquiStar Hotel Investors, L.P. (EquiStar) for a purchase price of $9,183,249 on February 16, 1996.

    The hotel and restaurant operations are reflected within Bagley Road Operating Corporation, an S-corporation.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    The accompanying combined financial statements include the accounts of Bagley Road Operating Corporation and Bagley Road Properties (a division of Rockside Properties), as they are under common control and collectively represent the Cleveland Holiday Inn. For purposes of these financial statements, the entities are collectively referred to as the "Cleveland Holiday Inn and Affiliate" and/or the "Company".

    Significant intercompany transactions and balances have been eliminated in the combined financial statements.

  Depreciation

    Depreciation is computed for financial reporting purposes using the cost of the property and equipment using the straight line method over 19 to 40 years for the building and building improvements and over 5 to 10 years for the furniture, fixtures and equipment.

  Bad Debt Expense

    Management reviews accounts receivable on a regular basis for any potentially uncollectible accounts. The uncollectible accounts are directly written off, as deemed necessary.

  Revenue Recognition

    Revenue is earned primarily through the operations of the hotel and is recognized when earned.

  Income Taxes

    The financial statements contain no provision for federal income taxes since the Company's property is maintained in a partnership which is not subject to federal income taxes. Instead, its earnings and losses are passed though to the individual partners in accordance with the partnership agreement and the Internal Revenue Code. In addition, the Company's operations are maintained in an S-corporation and therefore, the income is also taxed at the shareholder level.

CLEVELAND HOLIDAY INN AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3) INTEREST EXPENSE

    On July 22, 1976, the Company obtained financing from a real estate investment corporation. The mortgage has a fixed interest rate of 10.25%, with principal and interest payments due monthly. The principal balance was $2,641,541, $2,679,329, $2,893,047, and $3,086,028 as of February 16, 1996 and
December 31, 1995, 1994 and 1993, respectively. The loan requires additional interest payments equal to 1% of the year's gross room revenue. The note is scheduled to mature October, 2003.

    On May 18, 1995, the Company obtained financing of $75,000 from a related party. Interest is being accrued at the applicable federal rates (5.65% at December 31, 1995).

    On various dates, the Company obtained financing from a bank. The principal, was $50,000, $50,000, $75,000 and $85,000, as of February 16, 1996, and December
31, 1995, 1994 and 1993, respectively, is due on demand and the interest is payable monthly at prime plus 1% (9.5% at December 31, 1995).

    All of the financing notes above were paid off subsequent to the date of sale of the hotel to EquiStar Hotel Investors, L.P.

(4) RELATED-PARTY TRANSACTIONS

    The hotel and restaurant operations are managed by a related entity. The Management Agreement provides for payment of a management fee of approximately six percent of room rentals, restaurant and bar receipts. Management fees totaled $47,060, $421,554, $382,604, and $353,763 for the period from January 1,
1996 to February 16, 1996 and for the years 1995, 1994 and 1993, respectively.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:


    We have audited the accompanying statements of operations and cash flows of the Arlington Hilton Hotel (the "Hotel") for the period from January 1, 1996 to April 17, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Arlington Hilton Hotel's operations and its cash flows for the period from January 1, 1996 to April 17, 1996 and the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.


                                                           KPMG Peat Marwick LLP


Washington, D.C.
July 18, 1996

ARLINGTON HILTON HOTEL
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1996 TO APRIL 17, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                    1996         1995         1994         1993
                                                 ----------    ---------    ---------    ---------
Revenue:
  Rooms.......................................   $1,907,168    6,309,256    5,875,281    5,453,149
  Food and beverage...........................      824,816    2,846,102    2,755,550    2,708,330
  Other operating departments.................      195,137      639,420      505,739      553,640
                                                 ----------    ---------    ---------    ---------
                                                  2,927,121    9,794,778    9,136,570    8,715,119
                                                 ----------    ---------    ---------    ---------
Operating costs and expenses:
  Rooms.......................................      420,844    1,526,054    1,361,027    1,342,080
  Food and beverage...........................      654,451    2,225,510    2,072,864    2,137,821
  Other operating departments.................      115,854      351,577      301,793      276,276
Undistributed operating expenses:
  Administrative and general..................      250,896    1,044,680    1,347,488    1,252,493
  Sales and marketing.........................      195,671      646,496      510,261      501,991
  Management fees.............................       87,814      313,579       90,998       86,165
  Property operating costs....................      296,643    1,004,445      871,365    1,006,770
  Property taxes, insurance and other.........      160,884      645,504      479,755      475,144
  Depreciation and amortization...............      242,528      823,414      794,256      794,600
  Interest expense............................       --          257,494      927,325      337,114
                                                 ----------    ---------    ---------    ---------
                                                  2,425,585    8,838,753    8,757,132    8,210,454
                                                 ----------    ---------    ---------    ---------
Net income....................................   $  501,536      956,025      379,438      504,665
                                                 ----------    ---------    ---------    ---------
                                                 ----------    ---------    ---------    ---------


See accompanying notes to financial statements.

ARLINGTON HILTON HOTEL
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1996 TO APRIL 17, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                  1996          1995         1994          1993
                                               ----------    ----------    ---------    ----------
Cash flows from operating activities:
  Net income................................   $  501,536       956,025      379,438       504,665
  Adjustments to reconcile net income to
    cash provided by operating activities:
      Depreciation and amortization.........      242,528       823,414      794,256       794,600
      Interest added to loan payable to
General Partner.............................       --            --           18,777        13,482
      Decrease (increase) in accounts
receivable..................................     (107,923)       41,059       (9,969)       47,634
      Decrease (increase) in inventory and
other assets................................      (90,676)      110,942      (17,697)        6,803
      Decrease (increase) in restricted
funds.......................................       --           215,868      477,431       (44,462)
      Increase (decrease) in accounts
        payable and accrued expenses........      120,770    (1,027,915)     284,120       231,758
                                               ----------    ----------    ---------    ----------
  Total adjustments.........................      164,699       163,368    1,546,918     1,049,815
                                               ----------    ----------    ---------    ----------
Net cash provided by operating activities...      666,235     1,119,393    1,926,356     1,554,480
                                               ----------    ----------    ---------    ----------
Cash flows used by investing activities--
purchase of furniture and equipment.........      (15,499)     (660,359)    (232,583)     (178,368)
                                               ----------    ----------    ---------    ----------
Cash flows from financing activities:
  Principal payments on capital lease
obligations.................................      (13,442)      (41,262)     (36,415)      (27,314)
  Repayments of note payable................       --            --         (357,390)   (1,532,401)
  Capital distribution......................       --        (1,232,055)      --            --
                                               ----------    ----------    ---------    ----------
Net cash used by financing activities.......      (13,442)   (1,273,317)    (393,805)   (1,559,715)
                                               ----------    ----------    ---------    ----------
Net increase (decrease) in cash and cash
equivalents.................................      637,294      (814,283)   1,299,968      (183,603)
Cash and cash equivalents at beginning of
period......................................      946,895     1,761,178      461,210       644,813
                                               ----------    ----------    ---------    ----------
Cash and cash equivalents at end of
period......................................   $1,584,189       946,895    1,761,178       461,210
                                               ----------    ----------    ---------    ----------
                                               ----------    ----------    ---------    ----------
Supplemental disclosure of cash flow
  information:
  Cash paid for interest....................   $    2,570        13,612       18,459       337,114
  Additions to property and equipment
through capital leases......................       --            --           --           101,765
  Conversion of notes payable to equity.....       --        19,338,404       --            --
                                               ----------    ----------    ---------    ----------
                                               ----------    ----------    ---------    ----------


See accompanying notes to financial statements.

ARLINGTON HILTON HOTEL
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1996 TO APRIL 17, 1996 (DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


(1) ORGANIZATION

    The Arlington Hilton Hotel (the "Hotel") is located near the Dallas/Fort Worth Airport, adjacent to Six Flags over Texas theme park. The Hotel opened in 1984. The Hotel has 310 rooms, one restaurant, one nightclub/bar, meeting facilities for up to 400, a business center, an indoor/outdoor pool and a fitness center.

    Until March 7, 1995, the Hotel was owned by Hotel Associates of Arlington Limited Partnership ("Hotel Associates"). On March 7, 1995, the Hotel was conveyed through bankruptcy to the holders of the note, Arlington Hotel Investors, LTD ("Arlington Investors").

    The Hotel was sold on April 17, 1996 to EquiStar for a purchase price of $18,200,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    The accounts of the Hotel were included in the financial records of its various owners until the Hotel was sold to EquiStar. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

  Bad Debt Expense

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivables and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

  Revenue

    Revenue is earned primarily through the operations of the Hotel and recognized when earned.

  Income Taxes

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities were passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


  Depreciation



    Depreciation is computed on the cost of the hotel property and equipment using the straight-line method over 25 years for building and building improvements, and five years for furniture and equipment.

ARLINGTON HILTON HOTEL
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(3) RELATED-PARTY TRANSACTIONS



    Prior to March 7, 1995 (the date the lenders took possession of the Hotel), the Hotel was managed by Capitol Hotel Group, Inc. ("CHG"), an affiliate of the owners, for a 1% management fee based on gross revenues. For the period from March 7, 1995 through April 17, 1996 (date of acquisition by EquiStar), the Hotel was managed by DePalma Hotel Corporation, an affiliate of the lenders, for a 3% management fee based on gross revenues.


    Upon foreclosure on the property, the loan and all related accrued interest payable to the general partner of Hotel Associates was converted to equity in the statement of partners' capital.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:

    We have audited the accompanying statements of operations and cash flows of the Salt Lake Airport Hilton (the "Hotel") for the period from January 1, 1995 to March 3, 1995 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Salt Lake Airport Hilton's operations and its cash flows for the period from January 1, 1995 to March 3, 1995 and the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
April 19, 1996

SALT LAKE AIRPORT HILTON
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1995 TO MARCH 3, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                               1995         1994         1993
                                                            ----------    ---------    ---------
Revenue:
  Rooms..................................................   $  890,777    4,992,835    4,371,476
  Food and beverage......................................      299,340    1,922,403    1,652,443
  Other operating departments............................       56,364      261,667      259,080
                                                            ----------    ---------    ---------
                                                             1,246,481    7,176,905    6,282,999
                                                            ----------    ---------    ---------
Operating costs and expenses:
  Rooms..................................................      287,299    1,932,546    1,359,691
  Food and beverage......................................      274,434    1,346,960    1,366,367
  Other operating departments............................       43,230      224,564      152,836
Undistributed operating expenses:
  Administrative and general.............................      153,391      991,058      801,238
  Sales and marketing....................................       76,761      350,199      330,216
  Property operating costs...............................      108,327      745,650      915,665
  Property taxes, insurance and other....................       30,112      324,944      325,044
  Depreciation and amortization..........................      104,996      630,200      528,089
  Interest Expense.......................................      176,766    1,597,597    1,226,162
                                                            ----------    ---------    ---------
                                                             1,255,316    8,143,718    7,005,308
                                                            ----------    ---------    ---------
Net loss.................................................   $   (8,835)    (966,813)    (722,309)
                                                            ----------    ---------    ---------
                                                            ----------    ---------    ---------

See accompanying notes to financial statements.

SALT LAKE AIRPORT HILTON
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1995 TO MARCH 3, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                                1995        1994         1993
                                                              --------    ---------    ---------
Cash flows from operating activities:
  Net loss.................................................   $ (8,835)    (966,813)    (722,309)
  Adjustments to reconcile net loss to net cash provided
    (used) by operating activities:
      Depreciation and amortization........................    104,996      630,200      528,089
      Decrease (increase) in accounts receivable...........     57,808     (176,471)     204,118
      Decrease (increase) in inventory and other assets....      5,100      233,040     (144,857)
      Increase (decrease) in accounts payable and accrued
expenses...................................................    144,597       84,908      (36,031)
      Increase in interest payable.........................      --         510,270       40,010
                                                              --------    ---------    ---------
Net cash provided (used) by operating activities...........    303,666      315,134     (130,980)
                                                              --------    ---------    ---------
Cash flows from investing activities--purchases of
  furniture, fixtures and equipment........................     (5,530)    (914,264)    (117,908)
                                                              --------    ---------    ---------
Cash flows from financing activities:
  Repayments of notes payable..............................     (4,316)    (764,498)    (394,450)
  Proceeds from mortgage loans and notes payable...........      --       1,182,000      541,344
  Capital contributions....................................      --         225,463       --
  Increase (decrease) in bank overdrafts...................    (68,085)     (43,835)     101,994
                                                              --------    ---------    ---------
Net cash flows provided (used) by financing activities.....    (72,401)     599,130      248,888
                                                              --------    ---------    ---------
Net increase in cash.......................................    225,735       --           --
Cash at beginning of period................................      --          --           --
                                                              --------    ---------    ---------
Cash at end of period......................................   $225,735       --           --
                                                              --------    ---------    ---------
                                                              --------    ---------    ---------
Supplemental disclosure of cash flow information:
  Cash paid for interest...................................   $176,766    1,087,327    1,186,152
                                                              --------    ---------    ---------
                                                              --------    ---------    ---------

See accompanying notes to financial statements.

SALT LAKE AIRPORT HILTON
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1995 TO MARCH 3, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1994 AND 1993

(1) ORGANIZATION

    The Salt Lake Airport Hilton (the "Hotel") is a full service hotel located near the Salt Lake City International Airport. The hotel has 287 rooms, complimentary shuttle service to and from the airport, indoor and outdoor pools, a fitness room, outdoor putting green and an outdoor sports court. The Hotel was constructed in two phases. The first phase was constructed in 1980 and consists of public areas including a conference center, recreational amenities and guest rooms on a three level portion of the structure known as the low-rise. In 1984, 99 rooms were added with the construction of the high-rise section of the Hotel.

    For the period from January 1, 1995 through March 3, 1995 and for the years ended December 31, 1994 and 1993, the Hotel was owned by Airport Hilton Ventures, L.P., a limited partnership ("Airport Ventures"). The Hotel was sold on March 3, 1995 to EquiStar for a purchase price of $14,350,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    The accounts of the Hotel were included in the financial records of Airport Ventures. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

  Depreciation

    Depreciation is computed on the cost of the Hotel property and equipment using the straight-line method over 40 years for the building, over 15 years for building improvements and over five years for furniture, fixtures and equipment.

  Bad Debt Expense

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivable and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

  Revenue

    Revenue is earned primarily through the operations of the Hotel and is recognized when earned.

  Income Taxes

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities were passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

SALT LAKE AIRPORT HILTON
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3) INTEREST EXPENSE

    The Hotel had mortgage loans payable to two lenders of approximately $5,400,000 and $4,200,000 through March 3, 1995. The loans required interest-only payments monthly and had fixed interest rates of 9% and 10%, respectively.

    The Hotel also had notes payable outstanding with various third parties and affiliates. Total amounts outstanding on these notes payable ranged from approximately $2,958,000 to approximately $3,486,000 from January 1, 1993 to March 3, 1995. During the same period, interest rates on these notes ranged from 7% to 10%. Included in notes payable from January 1, 1993 to March 3, 1995 was a note payable to the Boyer Company, an affiliate of the Hotel. During this period, the amount outstanding on this note ranged from approximately $470,000 to approximately $1,652,000 and the interest rate ranged from 7% to 8.25%.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:


    We have audited the accompanying balance sheets of Ballston Hotel Limited Partnership (the "Partnership") as of June 30, 1996 and December 31, 1995 and 1994, and the related statements of operations, partners' deficit, and cash flows for the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ballston Hotel Limited Partnership as of June 30, 1996 and December 31, 1995 and 1994, and the results of its operations and its cash flows for the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.


    The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in note 4 to the financial statements, the Partnership's note payable to a financial institution is in default and may be called at any time. This raises substantial doubt about the Partnership's ability to continue as a going concern. Management's plans in regard to this matter are also described in note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                           KPMG Peat Marwick LLP


Washington, D.C.
July 11, 1996

BALLSTON HOTEL LIMITED PARTNERSHIP
BALANCE SHEETS
JUNE 30, 1996 AND DECEMBER 31, 1995 AND 1994



                                                            1996           1995          1994
                                                         -----------    ----------    ----------
ASSETS
Cash and cash equivalents.............................   $   271,215       501,433        98,904
Certificate of deposit................................       --            101,833       250,000
Hotel inventory, at cost..............................        37,481        51,635        52,794
Accounts receivable:
  Trade...............................................       293,251       174,833       369,961
  Affiliates (note 6).................................       --             --           757,624
                                                         -----------    ----------    ----------
Total accounts receivable, net........................       293,251       174,833     1,127,585
                                                         -----------    ----------    ----------
Hotel property (notes 4 and 7):
  Land................................................     2,073,323     2,073,323     2,073,323
  Building, net of accumulated depreciation of
    $2,192,347 in 1996, $2,029,714 in 1995 and
$1,704,449 in 1994....................................    10,818,285    10,980,918    11,306,183
  Furniture, fixtures and equipment, net of
    accumulated depreciation of $1,163,947 in 1996,
    $1,060,156 in 1995 and $854,609 in 1994...........     1,889,117     1,983,728     1,742,714
  Initial hotel supplies, net of accumulated
    amortization of $197,924 in 1996, $183,187 in 1995
    and $153,713 in 1994..............................       244,189       258,926       288,400
  Conversion costs, net of accumulated amortization of
    $107,181 in 1996, $98,491 in 1995 and $81,111 in
1994..................................................       153,533       162,223       179,603
                                                         -----------    ----------    ----------
Total hotel property..................................    15,178,447    15,459,118    15,590,223
Investment in partnership (note 5)....................     2,189,989     2,259,061     2,332,760
Other Assets..........................................        77,609       131,409       144,842
                                                         -----------    ----------    ----------
                                                         $18,047,992    18,679,322    19,597,108
                                                         -----------    ----------    ----------
                                                         -----------    ----------    ----------
LIABILITIES AND PARTNERS' DEFICIT
Accounts payable and accrued expenses:
  Affiliates (note 6).................................   $ 2,283,784     2,163,011     1,855,114
  Trade...............................................       473,641       338,665       340,846
                                                         -----------    ----------    ----------
Total accounts payable and accrued expenses...........     2,757,425     2,501,676     2,195,960
Notes payable (notes 4 and 6):
  Financial institution...............................    17,079,121    17,079,121    17,201,202
  Affiliates..........................................     1,468,891     2,437,377     3,340,277
                                                         -----------    ----------    ----------
Total notes payable...................................    18,548,012    19,516,498    20,541,479
                                                         -----------    ----------    ----------
Total liabilities.....................................    21,305,437    22,018,174    22,737,439
Partners' deficit (note 3)............................    (3,257,445)   (3,338,852)   (3,140,331)
                                                         -----------    ----------    ----------
Commitments (notes 4 and 7)...........................
                                                         $18,047,992    18,679,322    19,597,108
                                                         -----------    ----------    ----------
                                                         -----------    ----------    ----------


See accompanying notes to financial statements.

BALLSTON HOTEL LIMITED PARTNERSHIP
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                    1996         1995         1994         1993
                                                 ----------    ---------    ---------    ---------
Hotel operating revenue:
  Room rental.................................   $3,173,738    5,820,170    5,408,935    5,116,700
  Food and beverage sales.....................      950,778    2,000,110    2,045,750    1,792,965
  Telephone and other.........................      128,037      303,194      260,190      269,030
                                                 ----------    ---------    ---------    ---------
Total hotel operating revenue.................    4,252,553    8,123,474    7,714,875    7,178,695
                                                 ----------    ---------    ---------    ---------
Hotel operating expenses:
  Department expenses.........................    1,538,843    3,140,757    3,100,077    2,810,690
  Energy and engineering......................      351,538      602,512      574,578      518,924
  Sales and marketing.........................      327,356      659,284      604,457      629,567
  General and administrative (note 6).........      458,119      981,849      927,024      907,215
  Management fee (note 7).....................      127,547      243,704      231,446      215,359
  Other.......................................       99,892      138,551       84,534       66,640
                                                 ----------    ---------    ---------    ---------
Total hotel operating expenses................    2,903,295    5,766,657    5,522,116    5,148,395
                                                 ----------    ---------    ---------    ---------
Income from hotel operations..................    1,349,258    2,356,817    2,192,759    2,030,300
                                                 ----------    ---------    ---------    ---------
Fixed charges:
  Financial costs (note 6)....................      739,867    1,571,261    1,438,463    1,327,641
  Depreciation and amortization...............      290,467      611,645      700,566      723,020
  Property insurance and taxes................      146,248      266,115      249,394      251,608
  Parking costs...............................       42,733       99,093      103,057      106,833
                                                 ----------    ---------    ---------    ---------
Total fixed charges...........................    1,219,315    2,548,114    2,491,480    2,409,102
                                                 ----------    ---------    ---------    ---------
Other income (expense):
  Interest income.............................        8,153       40,169       15,010       12,228
  Equity in income of partnership (note 5)....       15,355       36,510       41,105       31,309
  Other.......................................      (72,044)     (83,903)      (6,908)         (80)
                                                 ----------    ---------    ---------    ---------
Total other income (expense), net.............      (48,536)      (7,224)      49,207       43,457
                                                 ----------    ---------    ---------    ---------
Net income (loss).............................   $   81,407     (198,521)    (249,514)    (335,345)
                                                 ----------    ---------    ---------    ---------
                                                 ----------    ---------    ---------    ---------


See accompanying notes to financial statements.

BALLSTON HOTEL LIMITED PARTNERSHIP
STATEMENTS OF PARTNERS' DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                                           GENERAL     LIMITED
                                                               TOTAL       PARTNER     PARTNERS
                                                            -----------    -------    ----------
Balance at December 31, 1992.............................   $(2,555,472)   (46,288)   (2,509,184)
  Net loss...............................................      (335,345)    (3,353)     (331,992)
                                                            -----------    -------    ----------
Balance at December 31, 1993.............................   $(2,890,817)   (49,641)   (2,841,176)
  Net loss...............................................      (249,514)    (2,495)     (247,019)
                                                            -----------    -------    ----------
Balance at December 31, 1994.............................   $(3,140,331)   (52,136)   (3,088,195)
  Net loss...............................................      (198,521)    (1,985)     (196,536)
                                                            -----------    -------    ----------
Balance at December 31, 1995.............................   $(3,338,852)   (54,121)   (3,284,731)
  Net income.............................................        81,407      8,141        73,266
                                                            -----------    -------    ----------
Balance at June 30, 1996.................................   $(3,257,445)   (45,980)   (3,211,465)
                                                            -----------    -------    ----------
                                                            -----------    -------    ----------


See accompanying notes to financial statements.

BALLSTON HOTEL LIMITED PARTNERSHIP
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                   1996          1995         1994         1993
                                                 ---------    ----------    ---------    ---------
Cash flows from operating activities:
  Net income (loss)............................  $  81,407      (198,521)    (249,514)    (335,345)
  Adjustments to reconcile net income (loss) to
    cash provided (used) by operating
    activities:
      Depreciation and amortization............    290,467       611,645      700,566      723,020
      Increase (decrease) in provision for
doubtful accounts..............................        397        (8,072)      11,323       (1,375)
      Decrease in certificates of deposit......    101,833       148,167       --           --
      Equity in income of partnership..........    (15,355)      (36,510)     (41,105)     (31,309)
      Decrease (increase) in accounts
receivable.....................................   (118,815)      960,824     (789,828)     (87,582)
      Decrease (increase) in hotel inventory...     14,154         1,159         (930)      (9,997)
      Decrease (increase) in other assets......     53,800       (20,258)     (58,614)      42,031
      Increase in accounts payable and accrued
expenses.......................................    255,749       305,716      375,580      320,816
                                                 ---------    ----------    ---------    ---------
  Total adjustments............................    582,230     1,962,671      196,992      955,604
                                                 ---------    ----------    ---------    ---------
Net cash provided (used) by operating
activities.....................................    663,637     1,764,150      (52,522)     620,259
                                                 ---------    ----------    ---------    ---------
Cash flows from investing activities:
  Additions to hotel property..................     (9,796)     (446,849)    (133,901)    (195,323)
  Distributions from investee partnership......     84,427       110,209      120,694      204,761
                                                 ---------    ----------    ---------    ---------
Net cash provided (used) by investing
activities.....................................     74,631      (336,640)     (13,207)       9,438
                                                 ---------    ----------    ---------    ---------
Cash flows from financing activities:
  Principal payments on notes payable..........   (968,486)   (1,024,981)    (110,072)    (818,644)
  Borrowings on notes payable..................     --            --           --           20,000
                                                 ---------    ----------    ---------    ---------
Net cash used by financing activities..........   (968,486)   (1,024,981)    (110,072)    (798,644)
                                                 ---------    ----------    ---------    ---------
Net increase (decrease) in cash and cash
equivalents....................................   (230,218)      402,529     (175,801)    (168,947)
Cash and cash equivalents at beginning of
period.........................................    501,433        98,904      274,705      443,652
                                                 ---------    ----------    ---------    ---------
Cash and cash equivalents at end of period.....  $ 271,215       501,433       98,904      274,705
                                                 ---------    ----------    ---------    ---------
                                                 ---------    ----------    ---------    ---------
Supplemental disclosure of cash flow
  information:
  Cash paid for interest.......................  $ 619,094     1,263,364    1,135,123    1,120,853
                                                 ---------    ----------    ---------    ---------
                                                 ---------    ----------    ---------    ---------


See accompanying notes to financial statements.

BALLSTON HOTEL LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 1996 AND DECEMBER 31, 1995 AND 1994


(1) ORGANIZATION

    Ballston Hotel Limited Partnership (the "Partnership") was formed on January 1, 1988 pursuant to the Commonwealth of Virginia Uniform Limited Partnership Act. The principal business activity of the Partnership is the development and operation of a hotel complex as part of the mixed-use Ballston Metro Center project (the "Project") located in Arlington, Virginia. Ballston Condo Limited Partnership ("BCLP") and Ballston Office Limited Partnership ("BOLP"), affiliates of the Partnership, constructed the condominium and office building components of the Project, respectively.


    The hotel opened on October 5, 1989 and operated as the Arlington Renaissance Hotel at Ballston Metro Center (the "Hotel"). Management intends to operate the hotel under a franchise agreement with Hilton Hotels Corporation beginning in August 1996.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Accounting Records and Income Taxes

    The Partnership maintains its accounting records on the accrual basis for both financial statement and federal income tax reporting purposes. Federal and state income taxes accrue to the individual partners; accordingly, no federal and state income taxes have been provided in the accompanying financial statements.

  Building and Land

    Contributed land is recorded at the fair value at the date of contribution as agreed to by the partners. Purchased land and building costs are recorded at cost. The building is depreciated over 40 years using the straight-line method.

  Hotel Furniture, Fixtures and Equipment

    Hotel furniture, fixtures and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method.

  Initial Hotel Supplies

    Initial hotel supplies required for the Hotel's operations, such as linens, china, silverware and other expendable supplies, are recorded at cost and are being amortized over 15 years using the straight-line method. Additional purchases of linens, china, silverware and other expendable supplies are expensed when purchased.

  Conversion Costs

    Conversion costs were incurred to convert the Ramada Hotel into a Renaissance Hotel. These costs are recorded at cost and are being amortized over 15 years using the straight-line method.

  Investment in Partnership

    Investment in partnership is accounted for under the equity method. Accordingly, the investment is stated at cost and adjusted for the Partnership's share of earnings or loss and distributions of the investee partnership.

BALLSTON HOTEL LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Cash Equivalents

    For financial statement purposes, the Partnership considers investments with an original maturity date of three months or less to be cash equivalents.

  Use of Estimates

    Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosures of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

(3) PARTNERS' DEFICIT AND ALLOCATION OF PROFITS AND LOSSES

    All profits and losses are allocated in proportion to each partner's respective percentage interest in the Partnership as follows:

General partner.....................................................     1.0%
Limited partners....................................................    99.0
                                                                       -----
                                                                       100.0%
                                                                       -----
                                                                       -----

(4) NOTES PAYABLE


    Notes payable at June 30, 1996 and December 31, 1995 and 1994 consist of the following:



                                                          1996           1995           1994
                                                       -----------    -----------    -----------
Financial institution--prime rate plus 1% or a
  LIBOR/CD rate option note, secured by a first deed
  of trust on land and improvements of hotel complex
  and the shared improvements of the condominium
  constructed by BCLP and an assignment of existing
  and future revenue derived from the collateral;
  interest only payable monthly, principal payable
  annually, based on 30-year amortization, with
remaining principal and interest due October 5,
1995................................................   $17,079,121     17,079,121     17,201,202
Limited partner--prime rate plus 2% unsecured
note................................................     1,468,891      2,437,377      3,340,277
                                                       -----------    -----------    -----------
                                                       $18,548,012     19,516,498     20,541,479
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------


    Ballston Hotel, Inc., the general partner, and IDI, L.C. (formerly IDI Associates), IDI Financial Associates and Ballston Realty, Inc., affiliates of the Partnership, jointly and severally guarantee the financial institution note payable.


    The note payable to the financial institution, which matured on October 5, 1995, is in default. The Partnership has been unable thus far to refinance the note but continues to make the regular monthly interest payments.



    Given the status of the note payable with the financial institution and the nature of the terms of the note payable to the limited partner, management is unable to determine the fair value of the notes payable.

BALLSTON HOTEL LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5) INVESTMENT IN PARTNERSHIP

  Financial Statement Summary


    The following is a summary of the assets, liabilities and equity of the unconsolidated partnership, Ballston Parking Associates ("BPA") as of June 30, 1996 and December 31, 1995 and 1994, and the results of its operations for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993. The unconsolidated partnership was formed primarily to operate the hotel and office building parking garage of the Project. The Partnership's interest in the unconsolidated partnership was 35.02%, 35.48% and 35.60% as of June 30, 1996 and December 31, 1995 and 1994, respectively. The percentage of the Partnership interest in BPA will decrease in accordance with BPA's partnership agreement based upon the number of parking space easements sold.


CONDENSED BALANCE SHEETS

                                                               1996         1995         1994
                                                            ----------    ---------    ---------
ASSETS
  Cash...................................................   $    1,267        4,263        3,055
  Accounts receivable....................................       29,250       31,200       27,080
  Garage property, net of accumulated depreciation.......    4,125,801    4,224,801    4,359,801
  Other assets...........................................        4,521        4,521        4,203
                                                            ----------    ---------    ---------
                                                            $4,160,839    4,264,785    4,394,139
                                                            ----------    ---------    ---------
                                                            ----------    ---------    ---------
LIABILITIES AND EQUITY
  Total accounts payable and accrued liabilities.........   $   --            6,121        7,000
  Equity:
    The Partnership......................................    1,443,210    1,501,136    1,552,543
    Other partners.......................................    2,717,629    2,757,528    2,834,596
                                                            ----------    ---------    ---------
                                                            $4,160,839    4,264,785    4,394,139
                                                            ----------    ---------    ---------
                                                            ----------    ---------    ---------


CONDENSED STATEMENTS OF OPERATIONS

                                                          1996       1995       1994       1993
                                                        --------    -------    -------    -------
Parking revenue......................................   $288,562    538,898    520,479    538,047
Loss on sales of parking spaces......................     (9,080)    (7,000)    (3,329)   (20,149)
                                                        --------    -------    -------    -------
Total income.........................................    279,482    531,898    517,150    517,898
Operating expenses...................................    187,642    353,490    333,542    333,149
                                                        --------    -------    -------    -------
Net income...........................................   $ 91,840    178,408    183,608    184,749
                                                        --------    -------    -------    -------
                                                        --------    -------    -------    -------
Equity in net income:
  The Partnership....................................   $ 26,501     58,802     63,397     53,601
  Other partners.....................................     65,339    119,606    120,211    131,148
                                                        --------    -------    -------    -------
                                                        $ 91,840    178,408    183,608    184,749
                                                        --------    -------    -------    -------
                                                        --------    -------    -------    -------


  Note to Condensed Financial Statements

    Contributed property is recorded at fair value at the date of contribution as agreed to by the partners.

BALLSTON HOTEL LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5) INVESTMENT IN PARTNERSHIP--(CONTINUED)
  Reconciliation of Investment in Partnership and Equity in Income


    The following is a reconciliation of the Partnership's investment in partnership as of June 30, 1996 and December 31, 1995 and 1994 and equity in income for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, as indicated above, to the amounts reported in the accompanying financial statements.


                                          INVESTMENT IN PARTNERSHIP                  EQUITY IN INCOME
                                      ----------------------------------   -------------------------------------
                                         1996        1995        1994       1996      1995      1994      1993
                                      ----------   ---------   ---------   -------   -------   -------   -------
Balance per condensed financial
statements..........................  $1,443,210   1,501,136   1,552,543    26,501    58,802    63,397    53,601
Adjustment for costs incurred in
 excess of agreed-upon basis in
property............................     746,779     757,925     780,217   (11,146)  (22,292)  (22,292)  (22,292)
                                      ----------   ---------   ---------   -------   -------   -------   -------
                                      $2,189,989   2,259,061   2,332,760    15,355    36,510    41,105    31,309
                                      ----------   ---------   ---------   -------   -------   -------   -------
                                      ----------   ---------   ---------   -------   -------   -------   -------


(6) RELATED-PARTY TRANSACTIONS


    Interest expense of approximately $121,000 in 1996, $308,000 in 1995, $303,000 in 1994 and $294,000 in 1993 was incurred on note payable to BCA, L.P., the limited partner, and are included in financial costs in the accompanying financial statements. Accrued interest payable of $2,283,784, $2,163,011 and $1,855,114 as of June 30, 1996 and December 31, 1995 and 1994, respectively, is recorded as accounts payable to affiliates in the accompanying financial statements.



    The Partnership entered into an agreement with IDI Management, Inc., an affiliate of the Partnership, to perform administrative services for the Hotel effective January 1, 1991. The administrative fee is based on 0.5% of the gross revenues of the Partnership except for any distributions from BPA related to parking. The Partnership incurred administrative fees of $21,257 in 1996, $41,952 in 1995, $39,771 in 1994 and $37,103 in 1993. These fees are included in general and administrative expenses in the accompanying financial statements.


    The Partnership has advanced funds to affiliates. Advances outstanding were $757,624 at December 31, 1994.

(7) COMMITMENTS

  Hotel Management Agreement

    The Partnership has entered into a 20-year agreement with Renaissance Hotel Operating Company ("Renaissance") for the management of the Hotel. The Partnership has committed to pay the following management fees:

        (1) base management fee equal to 3% of the Hotel's gross revenue, as defined in the agreement, payable monthly;

        (2) reservation and advertising fees equal to 4.5% of the Hotel's gross room revenue, as defined in the agreement, payable monthly; and

        (3) incentive management fee equal to 10% of the Hotel's gross operating profit, as defined in the agreement, earned and payable annually if certain cash flow requirements are met.

BALLSTON HOTEL LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(7) COMMITMENTS--(CONTINUED)

    Base management fees of $127,547 in 1996, $243,704 in 1995, $231,446 in 1994 and $215,359 in 1993 and reservation and advertising fees of $142,818 in 1996, $261,908 in 1995, $243,402 in 1994 and $230,252 in 1993 were incurred by the
Partnership. No incentive management fees were incurred since none of the cash flow requirements were met.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:

    We have audited the accompanying statements of operations and cash flows of the Bellevue Hilton Hotel (the "Hotel") for the period from January 1, 1995 to August 4, 1995 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Bellevue Hilton Hotel's operations and its cash flows for the period from January 1, 1995 to August 4, 1995, and the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
April 5, 1996

BELLEVUE HILTON HOTEL
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1995 TO AUGUST 4, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                               1995         1994         1993
                                                            ----------    ---------    ---------
Revenue:
  Rooms..................................................   $2,410,592    3,669,316    3,217,466
  Food and beverage......................................    1,038,893    1,761,230    1,575,901
  Other operating departments............................      173,258      316,254      280,040
                                                            ----------    ---------    ---------
                                                             3,622,743    5,746,800    5,073,407
                                                            ----------    ---------    ---------
Operating costs and expenses:
  Rooms..................................................      647,515    1,072,831    1,016,798
  Food and beverage......................................      904,803    1,523,578    1,404,418
  Other operating departments............................      117,590      191,894      153,628
Undistributed operating expenses:
  Administrative and general.............................      397,972      703,739      584,237
  Sales and marketing....................................      192,476      292,142      222,708
  Management fees........................................       --          113,948      100,989
  Property operating costs...............................      280,436      493,633      458,288
  Property taxes, insurance and other....................      130,437      230,020      218,177
  Depreciation and amortization..........................      284,191      486,813      466,957
  Interest expense.......................................      171,493      305,496      402,676
                                                            ----------    ---------    ---------
                                                             3,126,913    5,414,094    5,028,876
                                                            ----------    ---------    ---------
Income before extraordinary item.........................      495,830      332,706       44,531
Extraordinary item--loss on early extinguishment of
debt.....................................................       --           59,242       --
                                                            ----------    ---------    ---------
Net income...............................................   $  495,830      273,464       44,531
                                                            ----------    ---------    ---------
                                                            ----------    ---------    ---------

See accompanying notes to financial statements.

BELLEVUE HILTON HOTEL
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1995 TO AUGUST 4, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                              1995          1994          1993
                                                           ----------    ----------    ----------
Cash flows from operating activities:
  Net income............................................   $  495,830       273,464        44,531
  Adjustments to reconcile net income to cash provided
    by operating activities:
      Depreciation and amortization.....................      284,191       486,813       466,957
      Increase in accounts receivable...................      (90,295)      (40,935)      (61,931)
      Decrease (increase) in other assets...............       49,326        11,792        (7,731)
      Increase (decrease) in due from affiliates........      952,205      (514,384)        8,041
      Increase in accounts payable and accrued
expenses................................................       55,205         2,604       360,821
                                                           ----------    ----------    ----------
  Total adjustments.....................................    1,250,632       (54,110)      766,157
                                                           ----------    ----------    ----------
Net cash provided by operating activities...............    1,746,462       219,354       810,688
                                                           ----------    ----------    ----------
Cash flows from investing activities:
  Additions to hotel....................................      (50,165)     (199,320)   (2,771,413)
  Purchases of furniture and fixtures...................        3,909          (129)          162
                                                           ----------    ----------    ----------
Net cash used in investing activities...................      (46,256)     (199,449)   (2,771,251)
                                                           ----------    ----------    ----------
Cash flows from financing activities:
  Proceeds from note payable--affiliates................       --         3,885,000        --
  Repayments of note payable............................       --        (3,901,274)     (178,298)
  Capital distributions.................................   (1,642,623)       --            --
  Capital contributions.................................       --            --         2,155,312
                                                           ----------    ----------    ----------
Net cash provided (used) by financing activities........   (1,642,623)      (16,274)    1,977,014
                                                           ----------    ----------    ----------
Net increase in cash and cash equivalents...............       57,583         3,631        16,451
Cash and cash equivalents at beginning of period........       88,411        84,780        68,329
                                                           ----------    ----------    ----------
Cash and cash equivalents at end of period..............   $  145,994        88,411        84,780
                                                           ----------    ----------    ----------
                                                           ----------    ----------    ----------
Supplemental disclosure of cash flow information:
  Cash paid for interest................................   $  171,493       297,592       398,369
                                                           ----------    ----------    ----------
                                                           ----------    ----------    ----------

See accompanying notes to financial statements.

BELLEVUE HILTON HOTEL
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1995 TO AUGUST 4, 1995
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1994 AND 1993

(1) ORGANIZATION

    The Bellevue Hilton Hotel (the "Hotel") is located approximately ten miles east of downtown Seattle, across Lake Washington. The Hotel opened in March 1980. The Hotel has 180 rooms and complimentary privileges at Bally's Pacific West health club, as well as an indoor pool, jacuzzi and sauna, business center and same day valet service. The dining facilities include Sam's Restaurant, Sam's Lounge and Azteca Restaurant. The Hotel has over 7,746 square feet of meeting space. The Hotel's business is generated mainly from the local corporate market. The corporate headquarters of a number of notable high-tech companies are located in Bellevue or nearby, including Microsoft, Nintendo, AT&T Wireless Systems, Aldus and Microrim.

    The Hotel was sold on August 4, 1995 to EquiStar for a purchase price of $12,300,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    The accounts of the Hotel were included in the financial records of Chrisbell Hospitality Company, a limited partnership which owned the Hotel until it was sold to EquiStar. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

  Depreciation

    Depreciation is computed on the cost of hotel property and equipment using the straight-line method over 35 years for the building, over 20 years for most building improvements and over four to five years for furniture, fixtures and equipment.

  Bad Debt Expense

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivables and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

  Revenue

    Revenue is earned primarily through the operations of the Hotel and recognized when earned.

  Income Taxes

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities were passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

BELLEVUE HILTON HOTEL
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) INTEREST EXPENSE

    Prudential Realty Group ("Prudential") provided permanent financing for the Hotel in March of 1980. The original note balance was $5,300,000 and had a fixed interest rate of 10%. Principal and interest payments were due monthly.

    On February 15, 1994 the remaining balance on the Prudential note was paid off using $3,929,037 of the proceeds from a $66,000,000 note between Washington Square, Inc. (an affiliate) and Connecticut General Life Insurance Co. Interest-only payments were required monthly. The note had an interest rate of 7.60%. The Hotel paid interest to Washington Square, Inc. related to the portion of the proceeds used to pay off the Prudential note.

    The Hotel incurred a prepayment penalty on the pay-off of the Prudential note in 1994 of $59,242, which is recorded as an extraordinary item in the accompanying statement of operations.

(4) RELATED-PARTY TRANSACTIONS

    During 1994 and 1993, the owner charged the Hotel management fees of 2% of gross revenue. Management fees incurred during 1994 and 1993 were $110,598 and $100,989, respectively. No management fees were charged by the owner in 1995.

(5) COMMITMENTS

    For the period from January 1, 1995 through August 4, 1995 and during 1994 and 1993, certain space in the Hotel was leased to the Azteca Restaurant. Azteca made monthly lease payments of $11,625 to the Hotel in accordance with the lease, which has an expiration date of March 31, 2005. Azteca also paid a portion of the Hotel real estate taxes and common area expenses.

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:


    We have audited the accompanying combined balance sheets of the Additional Hotels (the "Hotels") as of June 30, 1996, December 31, 1995 and 1994 and related combined statements of operations, owners' capital and cash flows for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993. These combined financial statements are the responsibility of the Hotels' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Additional Hotels as of June 30, 1996, December 31, 1995 and 1994, and the results of their combined operations and their combined cash flows for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.


                                                           KPMG Peat Marwick LLP


Washington, D.C.
July 18, 1996

ADDITIONAL HOTELS
COMBINED BALANCE SHEETS
JUNE 30, 1996, DECEMBER 31, 1995 AND 1994



                                                          1996           1995           1994
                                                      ------------    -----------    -----------
ASSETS
Cash and cash equivalents..........................   $  2,249,541      2,100,027      1,795,991
Accounts receivable................................      1,182,989      1,009,479      1,347,062
Inventory and other assets.........................        773,152      1,004,098      1,100,562
                                                      ------------    -----------    -----------
Total current assets...............................      4,205,682      4,113,604      4,243,615
                                                      ------------    -----------    -----------
Property and equipment:
  Land.............................................     14,454,496     14,454,496     14,454,496
  Building.........................................     48,821,317     48,816,467     48,792,386
  Furniture, fixtures and equipment................     20,074,640     19,968,593     18,993,252
                                                      ------------    -----------    -----------
                                                        83,350,453     83,239,556     82,240,134
  Less--accumulated depreciation...................    (34,286,904)   (32,623,613)   (29,307,378)
                                                      ------------    -----------    -----------
Total net property and equipment...................     49,063,549     50,615,943     52,932,756
                                                      ------------    -----------    -----------
Total assets.......................................   $ 53,269,231     54,729,547     57,176,371
                                                      ------------    -----------    -----------
                                                      ------------    -----------    -----------
LIABILITIES AND OWNERS' CAPITAL
Accounts payable and accrued expenses..............   $  2,842,132      2,778,452      3,022,008
Advance deposits...................................        117,902         41,927         45,436
                                                      ------------    -----------    -----------
Total liabilities..................................      2,960,034      2,820,379      3,067,444
Owners' capital....................................     50,309,197     51,909,168     54,108,927
                                                      ------------    -----------    -----------
Total liabilities and owners' capital..............   $ 53,269,231     54,729,547     57,176,371
                                                      ------------    -----------    -----------
                                                      ------------    -----------    -----------


See accompanying notes to combined financial statements.

ADDITIONAL HOTELS
COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                1996           1995          1994          1993
                                             -----------    ----------    ----------    ----------
Revenue:
  Rooms...................................   $11,898,784    21,925,991    21,147,009    21,059,634
  Food and beverage.......................     5,580,911    10,442,474    10,513,519    10,699,483
  Other operating departments.............       831,891     1,613,934     1,591,255     1,689,678
                                             -----------    ----------    ----------    ----------
                                              18,311,586    33,982,399    33,251,783    33,448,795
                                             -----------    ----------    ----------    ----------
Operating costs and expenses:
  Rooms...................................     2,947,864     5,751,406     5,673,951     5,840,918
  Food and beverage.......................     4,654,082     9,198,740     9,407,042     9,737,488
  Other operating departments.............       444,994       904,143       933,992       985,047
Undistributed operating expenses:
  Administrative and general..............     1,686,225     3,342,110     3,314,554     3,431,329
  Sales and marketing.....................     1,214,885     2,320,060     2,343,494     2,436,334
  Management fees.........................       404,220     1,065,175     1,051,710     1,260,199
  Property operating costs................     2,317,051     4,407,863     4,353,126     4,067,892
  Property taxes, insurance and other.....       673,014     1,390,174     1,519,555     2,574,155
  Depreciation and amortization...........     1,663,291     3,316,235     4,451,660     4,656,873
                                             -----------    ----------    ----------    ----------
                                              16,005,626    31,695,906    33,049,084    34,990,235
                                             -----------    ----------    ----------    ----------
Net income (loss).........................   $ 2,305,960     2,286,493       202,699    (1,541,440)
                                             -----------    ----------    ----------    ----------
                                             -----------    ----------    ----------    ----------


See accompanying notes to combined financial statements.

ADDITIONAL HOTELS
COMBINED STATEMENTS OF OWNERS' CAPITAL
FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



Balance at December 31, 1992..................................................   $57,345,663
  Distributions...............................................................      (658,109)
  Net loss....................................................................    (1,541,440)
                                                                                 -----------
Balance at December 31, 1993..................................................   $55,146,114
  Contributions...............................................................     1,485,114
  Distributions...............................................................    (2,725,000)
  Net income..................................................................       202,699
                                                                                 -----------
Balance at December 31, 1994..................................................   $54,108,927
  Contributions...............................................................       215,327
  Distributions...............................................................    (4,701,579)
  Net income..................................................................     2,286,493
                                                                                 -----------
Balance at December 31, 1995..................................................   $51,909,168
  Contributions...............................................................        88,650
  Distributions...............................................................    (3,994,581)
  Net income..................................................................     2,305,960
                                                                                 -----------
Balance at June 30, 1996......................................................   $50,309,197
                                                                                 -----------
                                                                                 -----------


See accompanying notes to combined financial statements.

ADDITIONAL HOTELS
COMBINED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                  1996          1995          1994          1993
                                               ----------    ----------    ----------    ----------
Cash flows from operating activities:
  Net income (loss).........................   $2,305,960     2,286,493       202,699    (1,541,440)
  Adjustments to reconcile net income (loss)
    to net cash provided by operating
    activities:
      Depreciation and amortization.........    1,663,291     3,316,235     4,451,660     4,656,873
      Decrease (increase) in accounts
receivable..................................     (173,510)      337,583       (77,086)      119,328
      Decrease (increase) in inventory and
other assets................................      230,946        96,464        22,741       (18,439)
      Decrease (increase) in notes
receivable..................................       --            --           100,000      (100,000)
      Increase (decrease) in accounts
        payable and accrued expenses........       63,680      (243,556)     (312,119)     (661,001)
      Increase (decrease) in advance
deposits....................................       75,975        (3,509)      (10,866)     (115,904)
                                               ----------    ----------    ----------    ----------
  Total adjustments.........................    1,860,382     3,503,217     4,174,330     3,880,857
                                               ----------    ----------    ----------    ----------
Net cash provided by operating activities...    4,166,342     5,789,710     4,377,029     2,339,417
                                               ----------    ----------    ----------    ----------
Cash flows from investing activities--
purchases of furniture and equipment........     (110,897)     (999,422)   (2,285,579)   (1,737,036)
                                               ----------    ----------    ----------    ----------
Cash flows from financing activities:
  Capital contributions.....................       88,650       215,327     1,485,114        --
  Capital distributions.....................   (3,994,581)   (4,701,579)   (2,725,000)     (658,109)
                                               ----------    ----------    ----------    ----------
Net cash used by financing activities.......   (3,905,931)   (4,486,252)   (1,239,886)     (658,109)
                                               ----------    ----------    ----------    ----------
Net increase (decrease) in cash and cash
equivalents.................................      149,514       304,036       851,564       (55,728)
Cash and cash equivalents at beginning of
period......................................    2,100,027     1,795,991       944,427     1,000,155
                                               ----------    ----------    ----------    ----------
Cash and cash equivalents at end of
period......................................   $2,249,541     2,100,027     1,795,991       944,427
                                               ----------    ----------    ----------    ----------
                                               ----------    ----------    ----------    ----------


See accompanying notes to combined financial statements.

ADDITIONAL HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS
JUNE 30, 1996, DECEMBER 31, 1995 AND 1994


(1) ORGANIZATION

    The Additional Hotels (the "Hotels") consists of five hotels which are part of MBL Life Assurance Corporation. Two of the hotels are in California (Sacramento Hilton and Santa Barbara Inn); one is in Louisiana (Lafayette Hilton), one is in Colorado (Holiday Inn) and the other is in Washington, D.C. (Embassy Row).


    EquiStar has entered into a binding contract to purchase the Hotels for approximately $68,400,000.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

    The accounts of the Hotels are included in the financial records of MBL Life Assurance Corporation. The accompanying combined financial statements include the accounts of the Hotels only, as if they were a separate legal entity, and have been prepared using the accrual basis of accounting.

  Cash and Cash Equivalents

    The Hotels consider all highly liquid instruments with an original maturity date of three months or less to be cash equivalents.

  Inventories

    Inventories, consisting primarily of china, tableware, linens and food and beverage items, are stated at cost, using the first-in, first-out ("FIFO") method of inventory valuation.

  Property and Equipment

    Property and equipment are reflected in the balance sheets at their fair value at the time of contribution. Depreciation is computed on the buildings and building improvements using the straight-line method over their useful lives of 18 to 39 years. Furniture, fixtures and equipment are depreciated using the straight-line method over five years.

  Bad Debt Expense

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivable and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

  Revenue

    Revenue is earned primarily through the operations of the hotel and recognized when earned.

  Income Taxes

    The combined financial statements contain no provision for federal income taxes since the Hotels do not pay any taxes directly. All taxes are the responsibility of the parent company MBL Life Assurance Corporation.

ADDITIONAL HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Use of Estimates

    Management has made a number of estimates and assumptions to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3) RELATED-PARTY TRANSACTIONS


    All of the hotels except for Embassy Row are managed by CapStar Management. The Hotels managed by CapStar Management paid base management fees based on gross revenue plus incentive management fees if the Hotels' operating results exceeded levels specified in the management contract. The four hotels incurred management fees of $366,456 in 1996, $926,737 in 1995, $929,013 in 1994 and
$1,008,719 in 1993.

- -----------------------------------------  -------------------------------------
- -----------------------------------------  -------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY                               9,250,000 SHARES
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON            [CAPSTAR HOTEL COMPANY LOGO]
AS HAVING BEEN AUTHORIZED BY THE COMPANY
OR ANY OF THE UNDERWRITERS. THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER
OF ANY SECURITIES OTHER THAN THOSE TO
WHICH IT RELATES OR AN OFFER TO SELL, OR
A SOLICITATION OF AN OFFER TO BUY, TO
ANY PERSON IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE                    COMMON STOCK
UNLAWFUL. NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THE INFORMATION
CONTAINED HEREIN IS CORRECT AS OF ANY
TIME SUBSEQUENT TO ITS DATE.

        -------------------

         TABLE OF CONTENTS


                                     PAGE
                                     ----
Prospectus Summary..................    3
Risk Factors........................   11
The Formation Transactions..........   17
Use of Proceeds.....................   18
Dividend Policy.....................   18



Dilution............................   19
Capitalization......................   20             ----------------------



Selected Financial and Other Data...   21                     PROSPECTUS


                                                                -  , 1996

Unaudited Pro Forma Financial                         ----------------------

  Statements........................   23
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................   30
The Company.........................   35
Business and Properties.............   36
Management..........................   53
Principal Stockholders and Selling
Stockholder.........................   62
Certain Relationships and Related
Transactions........................   63
Shares Available for Future Sale....   64
Description of Capital Stock........   65
Underwriting........................   67
Legal Matters.......................   71
Experts.............................   71
Additional Information..............   71


     -------------------                                LEHMAN BROTHERS

    UNTIL       -      (25 CALENDAR DAYS
AFTER THE DATE OF THIS PROSPECTUS), ALL               GOLDMAN, SACHS & CO.
DEALERS EFFECTING TRANSACTIONS IN THE
COMMON STOCK WHETHER OR NOT PARTICIPATING
IN THIS DISTRIBUTION, MAY BE REQUIRED TO               MERRILL LYNCH & CO.
DELIVER A PROSPECTUS. THIS IS IN
ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS                     SMITH BARNEY INC.
UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS ORSUBSCRIPTIONS.

- -----------------------------------------  -------------------------------------
- -----------------------------------------  -------------------------------------

                   [Alternate International Prospectus Cover]


                   SUBJECT TO COMPLETION, DATED JULY 31, 1996

PROSPECTUS
                                9,250,000 SHARES
                          [CAPSTAR HOTEL COMPANY LOGO]

                                  COMMON STOCK
                              -------------------

    CapStar Hotel Company ("CapStar" or the "Company") is a hotel investment and management company which acquires, owns, renovates, repositions and manages hotels throughout the United States. CapStar owns 12 upscale, full-service hotels (the "Owned Hotels") which contain 3,516 rooms. The Company has entered into a contract to acquire five additional hotels (the "Additional Hotels") which contain 1,121 rooms. Including the Owned Hotels, the Company manages 48 hotels (the "Hotels") with 8,849 rooms. The Company's business strategy is to identify and acquire hotel properties with the potential for cash flow growth and to renovate, reposition and operate each hotel according to a business plan specifically tailored to the characteristics of the hotel and its market.


    Of the 9,250,000 shares of common stock, par value $.01 per share (the "Common Stock") offered hereby, 1,850,000 shares are initially being offered outside the United States and Canada (the "International Offering") by the International Managers (as defined herein) and 7,400,000 shares are being offered in the United States and Canada (the "U.S. Offering") by the U.S. Underwriters (as defined herein). See "Underwriting." Of the shares of Common Stock offered, 6,750,000 are being sold by the Company and 2,500,000 are being sold by the Selling Stockholder (as defined herein). See "Principal Stockholders and Selling Stockholder." Prior to the Offering (as defined herein), there has been no public market for the Common Stock. It is currently estimated that the initial public offering price per share will be between $17 and $20. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.



    The Common Stock has been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "CHO," subject to official notice of issuance.



    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS" COMMENCING ON PAGE 11.

                              -------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

[CAPTION]

                        PRICE TO     UNDERWRITING DISCOUNTS    PROCEEDS TO       PROCEEDS TO
                         PUBLIC        AND COMMISSIONS(1)      COMPANY(2)    SELLING STOCKHOLDER
Per Share.......          $ -                 $ -                 $ -                $ -
Total(3)........          $  -                $  -                $  -               $  -


(1) The Company and the Selling Stockholder have agreed to indemnify the several U.S. Underwriters and International Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $  -  .

(3) The Company has granted the International Managers and the U.S. Underwriters a 30-day option to purchase up to 1,387,500 additional shares on the same terms and conditions as set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $ - , $ - and $ - , respectively. See "Underwriting."

                              -------------------


    The shares of Common Stock offered by this Prospectus are offered by the Managers subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and to certain further conditions. It is expected that delivery of the shares will be made at the offices of Lehman Brothers Inc., in New York, New York on or
about   -  , 1996.

                              -------------------
LEHMAN BROTHERS

            GOLDMAN SACHS INTERNATIONAL


                           MERRILL LYNCH INTERNATIONAL LIMITED

                                                               SMITH BARNEY INC.
                              -------------------
    - , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                           [Alternate Cov - International Pros.]


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY                               9,250,000 SHARES
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON

AS HAVING BEEN AUTHORIZED BY THE COMPANY
OR ANY OF THE INTERNATIONAL MANAGERS.               [CAPSTAR HOTEL COMPANY LOGO]
THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER OF ANY SECURITIES OTHER THAN THOSE
TO WHICH IT RELATES OR AN OFFER TO SELL,
OR A SOLICITATION OF AN OFFER TO BUY, TO
ANY PERSON IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE                      COMMON STOCK
UNLAWFUL. NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THE INFORMATION
CONTAINED HEREIN IS CORRECT AS OF ANY
TIME SUBSEQUENT TO ITS DATE.



        -------------------

         TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................     3
Risk Factors..........................    11
The Formation Transactions............    17
Use of Proceeds.......................    18


                                                       ----------------------
Dividend Policy.......................    18
Dilution..............................    19
                                                              PROSPECTUS
Capitalization........................    20
                                                                  -  , 1996

Selected Financial and Other Data.....    21
Unaudited Pro Forma Financial
                                                       ----------------------


  Statements..........................    23
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    30
The Company...........................    35
Business and Properties...............    36
Management............................    53
Principal Stockholders and Selling
Stockholder...........................    62
Certain Relationships and Related
Transactions..........................    63
Shares Available for Future Sale......    64
Description of Capital Stock..........    65
Underwriting..........................    67
Legal Matters.........................    71
Experts...............................    71
Additional Information................    71


                              -------------------

                                                        LEHMAN BROTHERS

    UNTIL       -      (25 CALENDAR DAYS
AFTER THE DATE OF THIS PROSPECTUS), ALL          GOLDMAN SACHS INTERNATIONAL
DEALERS EFFECTING TRANSACTIONS IN THE
COMMON STOCK WHETHER OR NOT PARTICIPATING
IN THIS DISTRIBUTION, MAY BE REQUIRED TO     MERRILL LYNCH INTERNATIONAL LIMITED
DELIVER A PROSPECTUS. THIS IS IN
ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS                    SMITH BARNEY INC.
UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable in connection with the Offering of the Common Stock being registered hereby, other than underwriting discounts and commissions. All the amounts shown are estimates, except the Securities and Exchange Commission registration fee and the NASD filing fee. All of such expenses are being borne by the Company.


SEC Registration Fee.............................................   $77,030
NASD Filing Fee..................................................   $22,839
NYSE Listing Fee.................................................   140,000
Blue Sky Fees and Expenses.......................................    45,000
Accounting Fees and Expenses.....................................         -
Legal Fees and Expenses..........................................         -
Printing and Engraving Expenses..................................         -
Registrar and Transfer Agent's Fees..............................    15,000
Miscellaneous Fees and Expenses..................................         -
    Total........................................................         -


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102(b)(7) of the Delaware Law permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Company eliminates the personal liability of directors to the fullest extent permitted by the Delaware Law.

    Section 145 of the Delaware Law ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

    With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

    Article Eight of the Certificate of Incorporation of the Company provides for the indemnification of officers and directors and certain other parties (the "Indemnitees") of the Company to the fullest extent permitted under the Delaware Law; provided, that except in the case of proceedings to enforce rights to indemnification, the Company shall indemnify such Indemnitee in connection with a proceeding initiated by such Indemnitee only if such proceeding was authorized by the Board.

    The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and officers, and persons who control the Company within the meaning of Section 15 of the Securities Act for certain liabilities, including liabilities arising thereunder.

    Each of the employment agreements described in "Management--Employment Agreements" contains provisions entitling the executive to indemnification for losses incurred in the course of service to the Company or its subsidiaries, under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    On May 29, 1996, the Company issued 100 shares of Common Stock to Cherwell Investors, Inc., a wholly-owned subsidiary of Acadia Partners, for nominal consideration. The shares were issued without registration under the Securities Act pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

    See "The Formation Transactions" for information regarding shares of Common Stock to be issued in connection with the Formation Transactions, the purchasers thereof and the consideration therefor. Such issuances will be made without registration under the Securities Act pursuant to exemptions from registration afforded by Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.


EXHIBIT NO.                    DESCRIPTION OF DOCUMENT
- -----------          ----------------------------------------------------------------------------
 1.1            --   Form of U.S. Underwriting Agreement
 1.2*           --   Form of International Underwriting Agreement
 3.1.1**        --   Amended and Restated Certificate of Incorporation of the Company
 3.1.2          --   Amendment to Amended and Restated Certificate of Incorporation of the
                     Company
 3.2**          --   By-laws of the Company
 4              --   Specimen Common Stock certificate
 5              --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
 10.1**         --   Formation Agreement, dated as of June 20, 1996, among CapStar Hotel
                     Investors, Inc. and the several other parties thereto
 10.2**         --   Form of Registration Rights Agreement
 10.3           --   Agreement of Sale and Purchase, dated as of June 20, 1996, between MBL Life
                     Assurance Corporation and EquiStar Hotel Investors, L.P.
 10.4           --   Agreement of Sale and Purchase, dated as of June 14, 1996, between Ballston
                     Hotel Limited Partnership and EquiStar Hotel Investors, L.P.
 10.5           --   Form of Employment Agreement between the Company and Paul W. Whetsell
 10.6           --   Form of Employment Agreement between the Company and David E. McCaslin
 10.7           --   Form of Employment Agreement between the Company and William M. Karnes
 10.8           --   Form of Employment Agreement between the Company and John E. Plunket
 10.9*          --   Credit Facility
 10.10          --   Form of Amended and Restated Agreement of Limited Partnership of CapStar
                     Management Company, L.P.
 10.11*         --   Form of Employee Stock Purchase Plan of CapStar Management Company, L.P.
 10.12*         --   Form of Equity Incentive Plan of CapStar Management Company, L.P.
 21**           --   List of Subsidiaries of the Company
 23.1           --   Consent of KPMG Peat Marwick LLP
 23.2           --   Consent of Bober, Markey & Company
 23.3           --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5)
 23.4           --   Consent of Edward L. Cohen to be named as a director
 23.5           --   Consent of Edwin T. Burton, III to be named as a director
 24**           --   Power of Attorney (see signature pages)
 27**           --   Financial Data Schedule


- ------------
 * To be filed by amendment.


** Previously Filed.

    (b) Financial Statement Schedules.

    No schedules for which provision is made in the applicable regulations of the Securities and Exchange Commission are required under the related instructions or are applicable or the information is contained in the financial statements and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

    The Company hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to its Certificate of Incorporation, By-laws, the Underwriting Agreement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Company hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 31st day of July, 1996.



                                          CAPSTAR HOTEL COMPANY


                                          By:        /s/ PAUL W. WHETSELL
                                              ..................................

                                              Name: Paul W. Whetsell
                                             Title: President and Chief
                                                    Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURE                                       TITLE
- ----------------------------------------  ------------------------------------------------

          /s/ PAUL W. WHETSELL            President, Chief Executive Officer and Chairman
 ........................................    of the Board (Principal Executive Officer)
            Paul W. Whetsell

                   *                      Chief Operating Officer and Director
 ........................................
           David E. McCaslin

                   *                      Senior Executive Vice President, Finance and
 ........................................    Chief Financial Officer (Principal Financial
           William M. Karnes                and Accounting Officer)

                   *                      Director
 ........................................
          Daniel L. Doctoroff

                   *                      Director
 ........................................
         Bradford E. Bernstein

                   *                      Director
 ........................................
            Joseph McCarthy

                   *                      Director
 ........................................
            William S. Janes

*By:     /s/ PAUL W. WHETSELL
 .................................
     Name: Paul W. Whetsell
     Title: Attorney-in-Fact

Dated: July 31, 1996

                                 EXHIBIT INDEX


EXHIBIT NO.                    DESCRIPTION OF DOCUMENT
- -----------          ----------------------------------------------------------------------------
  1.1           --   Form of U.S. Underwriting Agreement
  1.2*          --   Form of International Underwriting Agreement
  3.1.1**       --   Amended and Restated Certificate of Incorporation of the Company
  3.1.2         --   Amendment to Amended and Restated Certificate of Incorporation of the
                     Company
  3.2**         --   By-laws of the Company
  4             --   Specimen Common Stock certificate
  5             --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
  10.1**        --   Formation Agreement, dated as of June 20, 1996, among CapStar Hotel
                     Investors, Inc. and the several other parties thereto
  10.2**        --   Form of Registration Rights Agreement
  10.3          --   Agreement of Sale and Purchase, dated as of June 20, 1996, between MBL Life
                     Assurance Corporation and EquiStar Hotel Investors, L.P.
  10.4          --   Agreement of Sale and Purchase, dated as of June 14, 1996, between Ballston
                     Hotel Limited Partnership and EquiStar Hotel Investors, L.P.
  10.5          --   Form of Employment Agreement between the Company and Paul W. Whetsell
  10.6          --   Form of Employment Agreement between the Company and David E. McCaslin
  10.7          --   Form of Employment Agreement between the Company and William M. Karnes
  10.8          --   Form of Employment Agreement between the Company and John E. Plunket
  10.9*         --   Credit Facility
  10.10         --   Form of Amended and Restated Agreement of Limited Partnership of CapStar
                     Management Company, L.P.
  10.11*        --   Form of Employee Stock Purchase Plan of CapStar Management Company, L.P.
  10.12*        --   Form of Equity Incentive Plan of CapStar Management Company, L.P.
  21**          --   List of Subsidiaries of the Company
  23.1          --   Consent of KPMG Peat Marwick LLP
  23.2          --   Consent of Bober, Markey & Company
  23.3          --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5)
  23.4          --   Consent of Edward L. Cohen to be named as a director
  23.5          --   Consent of Edwin T. Burton, III to be named as a director
  24**          --   Power of Attorney (see signature pages)
  27**          --   Financial Data Schedule


- ------------

 * To be filed by amendment.


** Previously Filed.